EXECUTION











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                GE CAPITAL MORTGAGE SERVICES, INC.,

                       Seller and Servicer


                               and




               STATE STREET BANK AND TRUST COMPANY,

                             Trustee




                  -------------------------------

                 POOLING AND SERVICING AGREEMENT

                   Dated as of January 1, 1998

                  -------------------------------


           REMIC Multi-Class Pass-Through Certificates,
                          Series 1998-1


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Section                                                        Page
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                        TABLE OF CONTENTS


                            ARTICLE I

                           DEFINITIONS

1.01.  Definitions..............................................  1

                            ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS;
                ORIGINAL ISSUANCE OF CERTIFICATES

2.01.  Conveyance of Mortgage Loans............................. 41
2.02.  Acceptance by Trustee.................................... 45
2.03.  Representations and Warranties of the Company;
       Mortgage Loan Repurchase................................. 47
2.04.  Execution of Certificates................................ 54
2.05.  Designations under the REMIC Provisions.................. 54

                           ARTICLE III

                   ADMINISTRATION AND SERVICING
                        OF MORTGAGE LOANS

3.01.  Company to Act as Servicer............................... 55
3.02.  Collection of Certain Mortgage Loan Payments;
       Mortgage Loan Payment Record; Certificate Account........ 59
3.03.  Collection of Taxes, Assessments and Other Items......... 62
3.04.  Permitted Debits to the Mortgage Loan Payment Record..... 63
3.05.  Maintenance of the Primary Insurance Policies............ 64
3.06.  Maintenance of Hazard Insurance.......................... 65
3.07.  Assumption and Modification Agreements................... 66
3.08.  Realization Upon Defaulted Mortgage Loans................ 67
3.09.  Trustee to Cooperate; Release of Mortgage Files.......... 70
3.10.  Servicing Compensation; Payment of Certain Expenses
       by the Company.......................................... 71
3.11.  Reports to the Trustee; Certificate Account
       Statements............................................... 72
3.12.  Annual Statement as to Compliance........................ 72
3.13.  Annual Independent Public Accountants' Servicing
       Report................................................... 72
3.14.  Access to Certain Documentation and Information
       Regarding the Mortgage Loans............................. 73
3.15.  Maintenance of Certain Servicing Policies................ 74
3.16.  Optional Purchase of Defaulted Mortgage Loans............ 74



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Section                                                        Page
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                            ARTICLE IV

                     PAYMENTS AND STATEMENTS

4.01.  Distributions............................................ 74
4.02.  Method of Distribution................................... 79
4.03.  Allocation of Losses..................................... 80
4.04.  Monthly Advances; Purchases of Defaulted Mortgage Loans.. 82
4.05.  Statements to Certificateholders......................... 83
4.06.  Servicer's Certificate................................... 86
4.07.  Reports of Foreclosures and Abandonments of Mortgaged
       Property................................................. 86
4.08.  Reduction of Base Servicing Fees by Compensating Interest
       Payments................................................. 86
4.09.  Surety Bond.............................................. 86

                            ARTICLE V

                         THE CERTIFICATES

5.01.  The Certificates......................................... 87
5.02.  Registration of Transfer and Exchange of
       Certificates............................................. 88
5.03.  Mutilated, Destroyed, Lost or Stolen Certificates........ 95
5.04.  Persons Deemed Owners.................................... 95
5.05.  Access to List of Certificateholders' Names
       and Addresses............................................ 96
5.06.  Representation of Certain Certificateholders............. 96
5.07.  Determination of COFI.................................... 96
5.08.  Determination of LIBOR................................... 97

                            ARTICLE VI

                           THE COMPANY

6.01.  Liability of the Company................................. 99
6.02.  Merger or Consolidation of, or Assumption of the
       Obligations of, the Company.............................. 99
6.03.  Assignment............................................... 99
6.04.  Limitation on Liability of the Company and Others........100
6.05.  The Company Not to Resign................................101

                           ARTICLE VII

                             DEFAULT
7.01.  Events of Default........................................101
7.02.  Trustee to Act; Appointment of Successor.................103
7.03.  Notification to Certificateholders.......................104



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Section                                                        Page
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                           ARTICLE VIII

                           THE TRUSTEE

8.01.  Duties of Trustee........................................104
8.02.  Certain Matters Affecting the Trustee....................106
8.03.  Trustee Not Liable for Certificates or Mortgage
       Loans....................................................107
8.04.  Trustee May Own Certificates.............................107
8.05.  The Company to Pay Trustee's Fees and Expenses...........107
8.06.  Eligibility Requirements for Trustee.....................108
8.07.  Resignation or Removal of Trustee........................108
8.08.  Successor Trustee........................................109
8.09.  Merger or Consolidation of Trustee.......................110
8.10.  Appointment of Co-Trustee or Separate Trustee............110
8.11.  Compliance with REMIC Provisions; Tax Returns............111

                            ARTICLE IX

                           TERMINATION

9.01.  Termination upon Repurchase by the Company or
       Liquidation of All Mortgage Loans........................112
9.02.  Additional Termination Requirements......................114


                            ARTICLE X

                     MISCELLANEOUS PROVISIONS

10.01.  Amendment...............................................114
10.02.  Recordation of Agreement................................116
10.03.  Limitation on Rights of Certificateholders..............116
10.04.  Governing Law...........................................117
10.05.  Notices.................................................117
10.06.  Notices to the Rating Agencies..........................118
10.07.  Severability of Provisions..............................118
10.08.  Certificates Nonassessable and Fully Paid...............118


                               iii
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Section                                                        Page
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                             Exhibits



EXHIBIT A       Forms of Certificates
EXHIBIT B       Principal Balance Schedules
EXHIBIT C       Mortgage Loans (including list of Cooperative
                Loans)
EXHIBIT D       Form of Servicer's Certificate
EXHIBIT E       Form of Transfer Certificate as to
                  ERISA Matters for Definitive
                  ERISA-Restricted Certificates
EXHIBIT F       Form of Residual Certificate
                  Transferee Affidavit
EXHIBIT G       Form of Residual Certificate
                  Transferor Letter
EXHIBIT H       Additional Servicer Compensation
EXHIBIT I       Form of Investment Letter for
                  Definitive Restricted Certificates
EXHIBIT J       Form of Distribution Date
                  Statement
EXHIBIT K       Form of Special Servicing and
                  Collateral Fund Agreement
EXHIBIT L       Form of Lost Note Affidavit and
                  Agreement
EXHIBIT M       Schedule of Designated Loans
EXHIBIT N       Schedule of Pledged Asset Mortgage Loans

           THIS POOLING AND SERVICING AGREEMENT, dated as of
January 1, 1998, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and STATE STREET BANK AND TRUST COMPANY, a
Massachusetts banking corporation, as Trustee.


                  W I T N E S S E T H  T H A T :


           In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and State Street
Bank and Trust Company agree as follows:


                            ARTICLE I

                           DEFINITIONS

           Section 1.01.  Definitions.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

           Accretion Directed Certificate:  None.

           Accretion Termination Date:  None.

           Accrual Amount: As to any Class of Accrual
      Certificates and any Accrual Component and each Distribution Date through the related Accretion Termination Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class or Component pursuant to
      Section 4.01(a)(i) on such Distribution Date and (y) any amount of Unpaid Class Interest Shortfall allocable to such Class or Component pursuant to Section 4.01(a)(ii) on such Distribution Date, to the extent that such amounts are distributed to any Accretion Directed Certificates pursuant to Section 4.01(e). As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date after the related Accretion Termination Date, zero.

           Accrual Certificates:  None.

           Accrual Component:  None.

           Accrued Certificate Interest: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal


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      Balance (or, in the case of any Class of Notional
      Certificates on the aggregate Notional Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Specified Component (other than any Principal Only Component), interest accrued during the related Interest Accrual Period at the applicable Component Interest Rate on the Component Principal Balance (or Notional Component Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the aggregate of Accrued Certificate Interest on such Specified Components for such Distribution Date.

           Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and any Specified Component (other than any Principal Only Component) shall be reduced by such Class's or Specified Component's share of the amount of any Net Interest Shortfall and Certificate Interest Losses for such Distribution Date. Any Net Interest Shortfall and Certificate Interest Losses shall be allocated among (x) the Classes of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and (y) the Specified Components (other than any Principal Only Component) of any Component Certificate in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

           Additional Collateral: With respect to any Mortgage 100SM Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100SM Loan and any related collateral. With respect to any Parent PowerSM Loan, the third-party guarantee for such Parent PowerSM Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

           Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

           Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Optimal Principal Amount, and as to each Class of Junior Certificates, the fraction, expressed


                                 2
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      as a percentage, the numerator of which is the Class
      Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate
      Principal Balance of the Junior Certificates.

           (b) As to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Junior Optimal Principal Amount, and as to the Class M Certificates and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of all such Classes. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

           Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

           Amount Held for Future Distribution: As to each Distribution Date, the total of all amounts credited to the Mortgage Loan Payment Record as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received subsequent to the preceding Prepayment Period applicable to such receipts, and (ii) monthly payments of principal and interest due subsequent to the preceding Due Date.

           Anniversary Determination Date: The Determination Date occurring in February of each year that the Certificates are outstanding, commencing in February, 1999.

           Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Proprietary
      Lease from the Mortgagor to the originator of the Cooperative Loan.

           Assumed Monthly Payment Reduction: As of any
      Anniversary Determination Date and as to any Non-Primary Residence Loan remaining in the Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Remittance Rates of all Outstanding Mortgage Loans (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof


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      calculated on the assumption that the Remittance Rate
      thereon was equal to the Weighted Average Rate less 1.25% per annum.

           Available Funds: As to each Distribution Date, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record pursuant to Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance and any Compensating Interest Payment for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans and Defaulted Mortgage Loans deposited in the Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the Certificate Account in connection with any substitution of a Mortgage Loan as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period less the sum of (x) the Amount Held for Future Distribution, (y) the amount of any Unanticipated Recovery credited to the Mortgage Loan Payment Record pursuant to clause (vi) of
      Section 3.02, and (z) amounts permitted to be debited from the Mortgage Loan Payment Record pursuant to clauses (i) through (vii) and (ix) of Section 3.04.

           Bankruptcy Coverage Termination Date: The Distribution
      Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $100,000, as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for the preceding Distribution Date, and (y) the greater of (i) the Fitch Formula Amount for such Anniversary Determination Date and (ii) the Formula Amount for such Anniversary Determination Date.


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           The Bankruptcy Loss Amount may be further reduced by
      the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

           Base Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Base Servicing Fee Rate for such Mortgage Loan. The Base Servicing Fee for any Distribution Date is subject to adjustment pursuant to Section 3.08(d) (with respect to a Realized Loss) or the definition of Interest Loss (with respect to the interest portion of a Debt Service Reduction).

           Base Servicing Fee Rate: As to any Mortgage Loan, the per annum rate identified as such for such Mortgage Loan and set forth in the Mortgage Loan Schedule.

           BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.

           Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class B3, Class B4, Class B5, Class PO and Class R Certificates, constitutes a Class of Book-Entry Certificates.

           Book-Entry Nominee:  As defined in Section 5.02(b).

           Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

           Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.


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           Buydown Mortgage Loan: Any Mortgage Loan as to which
      the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

           Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage
      Loan.

           Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

           Certificate Account: The trust account or accounts created and maintained with the Trustee pursuant to Section
      3.02 and which must be an Eligible Account.

           Certificate Interest Loss: (i) On or prior to the Cross-Over Date, any Interest Loss in respect of an Excess Loss and (ii) after the Cross-Over Date, any Interest Loss, in each case to the extent such Interest Loss is allocable to the Certificates in accordance with Section 3.08(d) (with respect to a Realized Loss) or the definition of Interest Loss (with respect to the interest portion of a Debt Service Reduction).

           Certificate Interest Rate: With respect to any Class of Certificates and as of any Distribution Date, the per annum fixed rate specified in Section 5.01(b).

           Certificate Owner:  With respect to any Book-Entry
      Certificate, the person who is the beneficial owner thereof.

           Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (plus, in the case of any Accrual Certificate, its Percentage Interest of any related Accrual Amount for each previous Distribution Date) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to
      Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to
      Section 4.03(b) and (c), and (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.


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


           Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
      Section 5.02.

           Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Company or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

           Class: All Certificates bearing the same class designation.

           Class A3 Percentage: With respect to any Distribution Date, the percentage (carried to six places rounded up) obtained by dividing (x) the Class Certificate Principal Balance of the Class A3 Certificates immediately preceding such Distribution Date, by (y) the aggregate Class Certificate Principal Balance of all of the Certificates (other than the Class PO Certificates) immediately preceding such Distribution Date.

           Class A3 Prepayment Distribution Percentage: 0% through the Distribution Date in January 2003; 30% thereafter through the Distribution Date in January 2004; 40% thereafter through the Distribution Date in January 2005; 60% thereafter through the Distribution Date in January 2006; 80% thereafter through the Distribution Date in January 2007; and 100% thereafter.

           Class A3 Principal Distribution Amount: With respect to any Distribution Date, the sum of (a) the total of the amounts described in clauses (i) and (iii) of the definition of Senior Optimal Principal Amount (without application of the Senior Percentage or the Senior Prepayment Percentage) for such date multiplied by the Class A3 Percentage for such date and (b) the total of the amounts described in clauses (ii), (iv) and (v) of the definition of Senior Optimal Principal Amount (without application of the Senior Prepayment Percentage) for such date multiplied by the


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      product of (x) the Class A3 Percentage for such date and
      (y) the Class A3 Prepayment Distribution Percentage for such date; provided, however, (i) on the Group I Final Distribution Date, the Class A3 Principal Distribution Amount will be increased by any amounts distributable pursuant to Section 4.01(a)(iii)(A)(y) remaining after distributions of principal have been made on the Group I Senior Certificates and (ii) following the Group I Final Distribution Date, the Class A3 Principal Distribution Amount will equal amounts distributable pursuant to Section 4.01(a)(iii)(A)(y).

           Class B Certificate: Any Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate.

           Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and as of any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

           Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates or any Class consisting of Specified Components) or any Specified Component, any amount by which the amount distributed to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates or to the Component Principal Balance of any Accrual Component constituting a Specified Component) on such Distribution Date is less than the Accrued Certificate Interest thereon or in respect thereof for such Distribution Date. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the sum of the Class Interest Shortfalls for such Components on such date.

           Class PO Deferred Amount: As to any Distribution Date on or prior to the Cross-Over Date, the aggregate of the applicable PO Percentage of the principal portion of each Realized Loss, other than any Excess Loss, to be allocated to the Class PO Certificates on such Distribution Date or previously allocated to the Class PO Certificates and not yet paid to the Holders of the Class PO Certificates pursuant to Section 4.01(a)(iv).

           Closing Date:  January 29, 1998.

           Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

           COFI: The monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California, or Nevada that are member institutions of the Eleventh Federal Home Loan Bank
      District, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco in its monthly Information Bulletin.

           COFI Certificates:  None.

           COFI Determination Date: As to each Interest Accrual
      Period for any COFI Certificates, the last Business Day of the calendar month preceding the commencement of such Interest Accrual Period.

           Company: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.

           Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate of the Interest Shortfalls described in clauses (a) and (b) of the definition thereof with respect to such Distribution Date; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the Pool Scheduled Principal Balance with respect to such Distribution Date and (y) one-twelfth of 0.125%, and (ii) the aggregate of the Base Servicing Fees that the Company would be entitled to retain on such Distribution Date (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Compensating Interest Payment.

           Component:  None.

           Component Certificate:  None.

           Component Interest Rate:  None.

           Component Principal Balance: As of any Distribution Date, and with respect to any Component, other than any Notional Component, the initial Component Principal Balance thereof (as set forth, as applicable, in the definition of Component) (plus, in the case of any Accrual Component, any related Accrual Amount for each previous Distribution Date) less the sum of (x) all amounts distributed in reduction thereof on previous Distribution Dates pursuant to Section


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


      4.01 and (y) the amount of all Realized Losses allocated thereto pursuant to Section 4.03(d).

           Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

           Cooperative: A private, cooperative housing corporation organized in accordance with applicable state laws which owns or leases land and all or part of a building or buildings located in the relevant state, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

           Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of one or more Proprietary Leases.

           Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate(s), (iii) an assignment of the Proprietary Lease(s), (iv) financing statements and (v) a stock power (or other similar instrument), and in addition thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section 2.01 and are from time to time held as part of the Trust Fund. None of the Mortgage Loans are Cooperative Loans.

           Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

           Cooperative Stock Certificate:  With respect to a
      Cooperative Loan, the stock certificate(s) or other instrument evidencing the related Cooperative Stock.

           Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at Two
      International Place, Boston, Massachusetts 02110,
      Attention: Corporate Trust Department.

           Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

           Cut-off Date:  January 1, 1998.

           Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (a) the then current Monthly Payment for such Mortgage Loan over (b) the amount of the monthly payment of principal and interest required to be paid by the Mortgagor as established by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

           Defaulted Mortgage Loan: With respect to any
      Determination Date, a Mortgage Loan as to which the related
      Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

           Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the Company may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

           Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

           Definitive Certificate:  Any Certificate, other than a
      Book-Entry Certificate, issued in definitive, fully registered form.

           Definitive Restricted Junior Certificate:  Any
      Restricted Junior Certificate that is in the form of a Definitive Certificate.

           Depository:  The initial Depository shall be The
      Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform

      Commercial Code of the State of New York, as amended, or any successor provisions thereto.

           Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

           Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

           Designated Loans:  None.

           Determination Date:  With respect to any Distribution
      Date, the fifth Business Day prior thereto.

           Discount Mortgage Loan:  Any Mortgage Loan with a Net
      Mortgage Rate less than 6.75% per annum.

           Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations); (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing; (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

           Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

           Distribution Date Statement: The statement referred to in Section 4.05(a).

           Document File:  As defined in Section 2.01.

           Due Date:  The first day of the month of the related
      Distribution Date.

           Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by S&P its highest short-term rating,
      (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

           ERISA:  The Employee Retirement Income Security Act of
      1974, as amended.

           ERISA-Restricted Certificate:  Any Junior Certificate.

           Event of Default:  An event described in Section 7.01.

           Excess Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction, or portion thereof, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

           Excess Fraud Loss: Any Fraud Loss, or portion thereof,
      (i) occurring after the Fraud Coverage Termination Date or
      (ii) if on such date, in excess of the then-applicable
      Fraud Loss Amount.

           Excess Loss:  Any Excess Bankruptcy Loss, Excess Fraud
      Loss or Excess Special Hazard Loss.

           Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, (i) occurring after the Special Hazard
      Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

           FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

           FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

           Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

           Fitch:  Fitch IBCA, Inc. and its successors.

           Fitch Formula Amount: As to each Anniversary
      Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

           FNMA: The Federal National Mortgage Association or its successor in interest.

           Formula Amount: As to each Anniversary Determination Date, the greater of (i) $100,000 and (ii) the product of
      (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Mortgage Pool whose original principal balance was 75% or greater of the Original Value thereof.

           Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

           Fraud Loss Amount: As of any Distribution Date after the Cut-off Date, (x) prior to the first anniversary of the Cut-off Date, an amount equal to $2,001,914 minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in accordance with
      Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first through the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
      (b) 1% (from the first through and excluding the third anniversaries of the Cut-Off Date) or 0.5% (from and including the third through and excluding the fifth anniversaries of the Cut-Off Date) of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus
      (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

           Group I Final Distribution Date: The Distribution Date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero.

           Group I Senior Certificate:  Any Class A2 and Class R
      Certificate.

           Group II Senior Certificate:  Any Class A3 Certificate.

           Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

           Initial LIBOR Rate:  None.

           Insurance Proceeds: Proceeds paid pursuant to the Primary Insurance Policies, if any, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

           Insured Expenses:  Expenses covered by the Primary
      Insurance Policies, if any, or any other insurance policy or policies applicable to the Mortgage Loans.

           Interest Accrual Period:  With respect to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), or Component, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

           Interest Loss: (i) With respect to any Realized Loss, the excess of accrued and unpaid interest due on the related Mortgage Loan over the amount allocated to interest thereon in accordance with Section 3.08(d), and (ii) with respect to any Debt Service Reduction and any calendar month, the reduction in the amount of interest due on the related Mortgage Loan during such month as a result of the relevant bankruptcy proceeding.

           The amount of any Interest Loss described in clause
      (i) of the preceding paragraph will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and the Certificates in accordance with Section 3.08(d). The amount of any Interest Loss described in clause (ii) of the preceding paragraph will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and the Certificates in proportion to the amount of interest that would have been allocated to the Base Servicing Fee at the Base Servicing Fee Rate, the Supplemental Servicing Fee at the Supplemental Servicing Fee Rate and interest at the Remittance Rate, respectively, in the absence of the Debt Service Reduction.

           Interest Shortfall: With respect to any Distribution
      Date and each Mortgage Loan that during the related
      Prepayment Period was the subject of a Voluntary Principal
      Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                (a) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

                (b) principal prepayments in full received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off
           Date) but on or before the last day of the month preceding the month of such Distribution Date, the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

                (c) principal prepayments in full received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary

           Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution
           Date:  none; and

                (d) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

           For purposes of the definitions of Net Interest Shortfall and Supplemental Servicing Fee, the amount of any Interest Shortfall shall be allocated between the Certificates and the Supplemental Servicing Fee in proportion to the amount of interest that would have been allocated to the Certificates (at the Remittance Rate) and the Supplemental Servicing Fee (at the Supplemental Servicing Fee Rate), respectively, in the absence of such Interest Shortfall.

           Junior Certificate:  Any Class M or Class B
      Certificate.

           Junior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate
      Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date):

           (i) the Junior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, and 100% of any Senior Optimal Principal Amount not distributed to the Senior Certificates on such Distribution Date, together with the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of the definition of Senior Optimal Principal Amount on such Distribution Date;

          (iv) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

           (v)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

      After the Class Certificate Principal Balances of the
      Junior Certificates have been reduced to zero, the Junior
      Optimal Principal Amount shall be zero.

           Junior Percentage: As to any Distribution Date, the excess of 100% over the Senior Percentage for such Distribution Date.

           Junior Prepayment Percentage: As to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date, except that (i) after the aggregate Certificate Principal Balance of the Senior Certificates other than the Class PO Certificates has been reduced to zero, the Junior Prepayment Percentage shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage shall be zero.

           Latest Possible Maturity Date:  January 25, 2015.

           LIBOR: The per annum rate determined, pursuant to
      Section 5.08, on the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on the Reuters Monitor Money Rates Service for the purpose of displaying London interbank offered quotations of major banks).

           LIBOR Certificates:  None.

           LIBOR Determination Date: The second London Business
      Day immediately preceding the commencement of each Interest
      Accrual Period for any LIBOR Certificates.

           Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Company determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

           Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Company under any Primary Insurance Policy for reasons other than the Company's failure to comply with Section 3.05, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Company pursuant to
      Section 3.03 or Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

           Liquidation Proceeds: Cash (other than Insurance
      Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

           Loan-to-Value Ratio:  With respect to each Mortgage
      Loan, the original principal amount of such Mortgage Loan, divided by the Original Value of the related Mortgaged
      Property.

           London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

           Loss Allocation Limitation:  As defined in Section
      4.03(g).

           MLCC: Merrill Lynch Credit Corporation, or its successor in interest.

           Monthly Advance: With respect to any Distribution Date, the aggregate of the advances required to be made by the Company pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date, the amount of any such Monthly Advance being equal to (a) the aggregate of payments of principal and interest (adjusted to the related Remittance Rate) on the Mortgage Loans that were due on the related Due Date, without regard to any arrangements entered into by the Company with the related Mortgagors pursuant to Section 3.02(a)(ii), and delinquent as of the close of business on the Business Day next preceding the related Determination Date, less (b) the amount of any such payments which the Company or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

           Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

           Moody's: Moody's Investors Service, Inc. and its successors.

           Mortgage: The mortgage or deed of trust creating a first lien on a fee simple interest in real property securing a Mortgage Note.

           Mortgage 100SM Loan: A Mortgage Loan identified on
      Exhibit N hereof that has a Loan-to-Value Ratio at origination in excess of 80.00% and that is secured by Additional Collateral and does not have a Primary Insurance
      Policy.

           Mortgage File:  The mortgage documents listed in
      Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

           Mortgage Loan Payment Record: The record maintained by the Company pursuant to Section 3.02(b).

           Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

           Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section 2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

           Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

           Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

           Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

           Mortgaged Property: The underlying real property securing the Mortgage Loan, or with respect to a Cooperative Loan, the related Proprietary Lease and
      Cooperative Stock.

           Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

           Net Interest Shortfall: With respect to any
      Distribution Date, the excess, if any, of the aggregate Interest Shortfalls allocable to the Certificates (as determined in accordance with the definition of Interest Shortfall) for such Distribution Date over any Compensating Interest Payment for such date.

           Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of (i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and (ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

           Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Base Servicing Fee Rate.

           Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

           Non-Credit Loss: Any Fraud Loss, Special Hazard Loss or Deficient Valuation.

           Non-Discount Mortgage Loan:  Any Mortgage Loan with a
      Net Mortgage Rate greater than or equal to 6.75% per annum.

           Non-permitted Foreign Holder:  As defined in Section
      5.02(b).

           Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.75%. As to any Non-Discount Mortgage Loan, 100%.

           Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

           Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Company (or the Trustee) which, in the reasonable judgment of the Company (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee and detailing the reasons for such determination.

           Non-U.S. Person:  As defined in Section 4.02(c).

           Notional Certificate:  None.

           Notional Component:  None.

           Notional Component Balance:  None.

           Notional Principal Balance:  None.

           Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Company and delivered to the Trustee.

           Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

           Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

           Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Company or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Company.

           Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a), 3.01(c) or 3.16 or replaced pursuant to Section 2.03(b).

           Outstanding Non-Discount Mortgage Loan:  Any
      Outstanding Mortgage Loan that is a Non-Discount Mortgage
      Loan.

           PAC Balance: As to any Distribution Date and any Class of PAC Certificates and any PAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           PAC Certificate:  None.

           PAC Component:  None.

           Parent PowerSM Loan: A Mortgage Loan identified on
      Exhibit N hereto that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Insurance
      Policy.

           Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate

      Principal Balance (or, in the case of the Notional
      Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

           Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

           Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

                (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii)  repurchase agreements on obligations
           specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

              (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

               (iv)  commercial paper of any corporation
           incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency;
           and

                (v) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

      Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

           Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

           Pledged Asset Loan-to-Value Ratio: With respect to any Pledged Asset Mortgage Loan, (i) the original loan amount less the portion of any required Additional Collateral which is covered by the Surety Bond, divided by (ii) the Original Value of the related Mortgaged Property.

           Pledged Asset Mortgage Loan: Each Mortgage 100SM Loan and Parent PowerSM Loan purchased from MLCC that is supported by Additional Collateral and identified on Exhibit N hereto.

           Pledged Asset Mortgage Servicing Agreement:  The
      Pledged Asset Mortgage Servicing Agreement, dated as of
      July 31, 1997 between MLCC and the Company.

           PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the excess of 6.75% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.75%. As to any Non-Discount Mortgage Loan, 0%.

           PO Principal Distribution Amount:  As to any
      Distribution Date, an amount equal to the sum of the applicable PO Percentage of:

           (i) the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt

                Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) all principal prepayments in part received during the related Prepayment Period, together with the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

           (v) the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date; for purposes of this clause (v), the definition of "Substitution Amount" shall be modified to reduce the Scheduled Principal Balance of the Mortgage Loan that is substituted for by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Pool Scheduled Principal Balance: With respect to any Distribution Date, the aggregate Scheduled Principal Balance of all the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date (or, in the case of the first

      Distribution Date, the Cut-off Date; or, if so specified, such other date).

           Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 0.2% per year in the first month, increase by 0.2% per year in each succeeding month until month 30, ending at 6.0% per year. At such time, the rate remains constant at 6.0% per year for the balance of the remaining term. Multiples of the Prepayment Assumption are calculated from this prepayment rate series.

           Prepayment Assumption Multiple:  250% of the Prepayment
      Assumption.

           Prepayment Distribution Trigger: As of any
      Distribution Date and as to each Class of Class B Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

           Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

           Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

           Primary Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. Each such policy covers defaults by the Mortgagor, which coverage shall equal the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% (or such lesser coverage required or permitted by FNMA or FHLMC) of the Original Value of the underlying Mortgaged Property.

           Primary Servicer: Any servicer with which the Company has entered into a servicing agreement, as described in
      Section 3.01(f).

           Principal Balance Schedules: Any principal balance schedules attached hereto, if applicable, as Exhibit B, setting forth the PAC Balances of any PAC Certificates and PAC Components, the TAC Balances of any TAC Certificates and TAC Components, and the Scheduled Balances of any Scheduled Certificates and Scheduled Components.

           Principal Only Certificate:  Any Class PO Certificate.

           Principal Only Component:  None.

           Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section 3.01 and any REO Proceeds treated as such pursuant to Section 3.08(b)) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

           Private Placement Memorandum: The private placement memorandum relating to the Restricted Junior Certificates dated January 22, 1998.

           Prohibited Transaction Exemption:  U.S. Department of
      Labor Prohibited Transaction Exemption 90-29, 55 Fed. Reg.
      21459, May 24, 1990.

           Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Company in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Company is not reimbursed therefor pursuant to the Primary Insurance Policy, if any, or any other insurance policy with respect thereto.

           Proprietary Lease: With respect to a Cooperative Loan, the proprietary lease(s) or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

           Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that if the Company is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan, and the interest component of the Purchase Price may be computed on the basis of the Remittance Rate for such Mortgage Loan.

           QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

           Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and S&P; except that for purposes of the Junior Certificates, other than the Class B5 Certificates, S&P shall be the sole Rating Agency. The Class B5 Certificates are issued without ratings.

           Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Liquidation Proceeds and Insurance Proceeds (as reduced by the related Liquidation Expenses).

           Record Date: The last Business Day of the month immediately preceding the month of the related Distribution
      Date.

           Reference Banks:  As defined in Section 5.08.

           Relief Act:  The Soldiers' and Sailors' Civil Relief
      Act of 1940, as amended.

           Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

           REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

           REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Office of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

           Remittance Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the sum of the applicable
      Base Servicing Fee Rate and the Supplemental Servicing Fee
      Rate.

           REO Mortgage Loan: Any Mortgage Loan which is not a
      Liquidated Mortgage Loan and as to which the related
      Mortgaged Property is held as part of the Trust Fund.

           REO Proceeds: Proceeds, net of any related expenses of the Company, received in respect of any REO Mortgage Loan
      (including, without limitation, proceeds from the rental of the related Mortgaged Property).

           Required Surety Payment: With respect to any Pledged Asset Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan which is covered by the Surety Bond over (b) the net proceeds realized by MLCC from the liquidation of the related Additional Collateral.

           Reserve Fund:  None.

           Reserve Interest Rate:  As defined in Section 5.08.

           Residual Certificate:  Any Class R Certificate.

           Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Department of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           Restricted Certificate:  Any Restricted Junior
      Certificate or Class PO Certificate.

           Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

           S&P: Standard & Poor's Ratings Services, a division of
      The McGraw-Hill Companies, Inc., and its successors.

           SAIF:  The Savings Association Insurance Fund of the
      FDIC, or its successor in interest.

           Scheduled Balance: As to any Distribution Date and any
      Class of Scheduled Certificates and any Scheduled
      Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           Scheduled Certificates:  None.

           Scheduled Component:  None.

           Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month next preceding the month of such Distribution Date (or, if so specified, such other date) as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments, Deficient Valuations incurred subsequent to the Bankruptcy Coverage Termination Date, adjustments due to the application of the Relief Act and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

           Security Agreement:  With respect to a Cooperative
      Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock and Proprietary Lease.

           Senior Certificate:  Any Certificate other than a
      Junior Certificate.

           Senior Certificate Principal Balance: As of any
      Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Senior Certificates
      (other than any Class PO Certificates).

           Senior Optimal Principal Amount:  As to any
      Distribution Date, an amount equal to the sum of:

           (i) the Senior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

           (v)  the Senior Prepayment Percentage of the
                applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates other than any Class PO Certificates immediately prior to such Distribution Date.

           Senior Prepayment Percentage: For any Distribution
      Date occurring prior to the fifth anniversary of the first
      Distribution Date, 100%. For any Distribution Date occurring on or after the fifth anniversary of the first
      Distribution Date, an amount as follows:

           (i)  for any Distribution Date subsequent to January
                2003 to and including the Distribution Date in January 2004, the Senior Percentage for such
                Distribution Date plus 70% of the Junior
                Percentage for such Distribution Date;

          (ii) for any Distribution Date subsequent to January 2004 to and including the Distribution Date in January
                2005, the Senior Percentage for such Distribution Date plus 60% of the Junior Percentage for such Distribution Date;

         (iii) for any Distribution Date subsequent to January 2005 to and including the Distribution Date in January
                2006, the Senior Percentage for such Distribution Date plus 40% of the Junior Percentage for such Distribution Date;

          (iv) for any Distribution Date subsequent to January 2006 to and including the Distribution Date in January
                2007, the Senior Percentage for such Distribution Date plus 20% of the Junior Percentage for such Distribution Date; and

           (v)  for any Distribution Date thereafter, the Senior
                Percentage for such Distribution Date.

      Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for such
      Distribution Date will equal 100%.

      In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period as set forth in clauses
      (i) through (iv) above shall be effective on any Distribution Date unless at least one of the following two tests is satisfied:

                Test I: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) as a percentage of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date, does not exceed 50%, and
           (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including February 2003 and January 2004, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2004 and January 2005,
           (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including

           February 2005 and January 2006, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2006 and January 2007 and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2007; or

                 Test II: If, as of the last day of the
           month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed
           (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2003 and January 2004, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2004 and January 2005, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2005 and January 2006, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2006 and January 2007, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2007.

           Servicer's Certificate: A certificate, completed by and executed on behalf of the Company by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

           Servicing Fee:  As to any Mortgage Loan and
      Distribution Date, the sum of (a) the Base Servicing Fee and
      (b) the Supplemental Servicing Fee.

           Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Company, as such list may from time to time be amended.

           Single Certificate:  A Certificate with an Initial
      Certificate Principal Balance, or initial Notional Principal Balance, of $1,000 or, in the case of a Class of Certificates issued with an initial Class Certificate

      Principal Balance or initial Notional Principal Balance of less than $1,000, such lesser amount.

           Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

           (1)  normal wear and tear;

           (2) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

           (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

      or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

           Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,621,837 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating Agency, which amount shall not be less than $500,000.

           Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

           Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Specified Component: None.

           Startup Day:  As defined in Section 2.06(c).

           Subordinate Certificates: As to any date of determination, first, the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; third, the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and sixth, the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

           Subordinate Certificate Writedown Amount: As to any Distribution Date, first, any amount distributed to the Class PO Certificates on such Distribution Date pursuant to
      Section 4.01(a)(iv) and second, after giving effect to the application of clause first above, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds
      (ii) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

           Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Scheduled Principal Balance of the Mortgage Loan that is substituted for, over (y) the Scheduled Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

           Supplemental Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of
      (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Supplemental Servicing Fee Rate for such Mortgage Loan. The Supplemental Servicing Fee for any Distribution Date shall be reduced by its allocable share of Interest Shortfalls (as provided in the definition thereof) and any Interest Losses (in accordance with Section 3.08(d)).

           Supplemental Servicing Fee Rate: As to any Mortgage
      Loan and Distribution Date, a fixed rate per annum equal to the excess, if any, of the Net Mortgage Rate thereof over 6.75%.

           Surety: Ambac Assurance Corporation, or its successors in interest.

           Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by the Surety for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Pledged Asset Mortgage Loans.

           TAC Balance: As to any Distribution Date and any Class of TAC Certificates and any TAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           TAC Certificates:  None.

           TAC Component:  None.

           Trigger Event: Any one or more of the following: (i) if the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or if General Electric Capital Corporation shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) if the long-term senior unsecured rating of General Electric Capital Corporation is downgraded or withdrawn by Fitch or S&P below their two highest rating categories, (iii) if General Electric Capital Corporation is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between General Electric Capital Corporation and the Company, to maintain the Company's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and (iv) if such support agreement, including any amendment thereto, is amended or modified.

           Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

                (i)   the Mortgage Loans;

                (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01, including the proceeds from the liquidation of any Additional
           Collateral for any Pledged Asset Mortgage Loan;

                (iii) the obligation of the Company to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to
           Section 4.04(b);

                (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan pursuant to Section
           2.02 or 2.03;

                (v) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

                (vi)  the proceeds of the Primary Insurance
           Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Mortgage Loans, and the Company's interest in the Surety Bond transferred to the Trustee pursuant to
           Section 2.01;

                (vii)  the Certificate Account established
           pursuant to Section 3.02(d);

                (viii) the Eligible Account or Accounts, if any, established pursuant to Section 3.02(e);

                (ix) any collateral funds established to secure the obligations of the Holder of the Class B4 and Class B5 Certificates, respectively, under any agreements entered into between such holder and the Company pursuant to Section 3.08(e); and

                (x) all rights of the Company as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan.

           Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

           Unanticipated Recovery: As defined in Section 4.01(e) herein.

           Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to
      Section 3.06.

           Unpaid Class Interest Shortfall: As to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class consisting of Specified Components) or any Specified Component (other than any Principal Only Component), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class or in respect of such Specified Component for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates, or to the Component Principal Balance of any Accrual Component constituting a Specified Component) pursuant to Section 4.01(a)(ii), in the case of the Senior Certificates and any Specified Component thereof (other than any Principal Only Component), Section 4.01(a)(vi), in the case of the Class M Certificates, Section 4.01(a)(ix), in the case of the Class B1 Certificates, Section 4.01(a)(xii), in the case of the Class B2 Certificates,
      Section 4.01(a)(xv), in the case of the Class B3 Certificates, Section 4.01(a)(xviii), in the case of the Class B4 Certificates, and Section 4.01(a)(xxi), in the case of the Class B5 Certificates. As to any Class of Certificates consisting of Specified Components and any Distribution Date, the sum of the Unpaid Class Interest Shortfalls for the Specified Components thereof on such date.

           Voluntary Principal Prepayment:  With respect to any
      Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan.

           Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of Section 10.01. At all times during the term of this Agreement, 100% of all Voting Rights shall be allocated among the Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances or Certificate Principal Balances, as the case may be.


                            ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS;
                ORIGINAL ISSUANCE OF CERTIFICATES

           Section 2.01. Conveyance of Mortgage Loans. (a) The Company, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date).

           In addition, with respect to any Pledged Asset Mortgage Loan, the Company does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) (i) its rights as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan,
(ii) its security interest in and to any Additional Collateral,
(iii) its right to receive payments in respect of any Pledged Asset Mortgage Loan pursuant to the Pledged Asset Mortgage Servicing Agreement, and (iv) its rights as beneficiary under the Surety Bond in respect of any Pledged Asset Mortgage Loan.

           (b) In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the following documents or instruments with respect to:

           (1) Each Mortgage Loan (other than any Cooperative
      Loan or Designated Loan) so transferred and assigned:

                (i) The Mortgage Note, endorsed without recourse in blank by the Company, including all intervening endorsements showing a complete chain of endorsement from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

                (ii) Any assumption and modification agreement;

               (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee; and

           (2) Each Cooperative Loan (other than a Designated
      Loan) so transferred and assigned:

                (i) The Mortgage Note, endorsed without recourse in blank by the Company and showing an unbroken chain of endorsements from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

                (ii) A counterpart of the Proprietary Lease and the Assignment of Proprietary Lease executed in blank or to the originator of the Cooperative Loan;

              (iii) The related Cooperative Stock Certificate, together with an undated stock power (or other similar instrument) executed in blank;

                (iv) A counterpart of the recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                (v)  The Security Agreement;

                (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator in the Cooperative Stock and the Proprietary Lease;

              (vii) Copies of the UCC-3 assignments of the security interest described in clause (vi) above, sent to the appropriate public office for filing, showing an unbroken chain of title from the originator to the Company (if applicable), evidencing the interest of the originator in the Cooperative Stock and the Proprietary Lease;

              (viii) An executed assignment (which may be a blanket assignment for all Cooperative Loans) of the interest of the Company in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement described in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee; and

                (ix) A UCC-3 assignment from the Company to the Trustee of the security interest described in clause
           (vi) above, in form suitable for filing, otherwise complete except for filing information regarding the original UCC-1 if unavailable (which may be included in a blanket assignment to the Trustee);

           In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Company to the Trustee in accordance with Section 2.01(b)(1)(iii) prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Company may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

           (3) With respect to each Designated Loan, the Company does hereby deliver to the Trustee the Designated Loan
      Closing Documents.

           (c) In connection with each Mortgage Loan transferred and assigned to the Trustee, the Company shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Company of all such documents and instruments for all of the outstanding Mortgage Loans:

           (i) the Mortgage with evidence of recording indicated thereon (other than with respect to a Cooperative Loan);

           (ii) a copy of the title insurance policy (other than with respect to a Cooperative Loan);

          (iii) with respect to any Mortgage that has been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company (other than with respect to a Cooperative Loan); and

           (iv) with respect to any Cooperative Loan that has been assigned to the Company, the related filed intervening
      UCC-3 financing statements (not previously delivered pursuant to Section 2.01(b)(2)(vii)), showing a complete chain of assignment from the named originator to the Company.

Pending such delivery, the Company shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and
(b) title insurance binders with respect to the Mortgage Loans (other than with respect to a Cooperative Loan). The Company shall also retain in its files evidence of any primary mortgage insurance relating to the Mortgage Loans during the period when the related insurance is in force. Pending delivery of the documents referred to in the second preceding sentence, such evidence of primary mortgage insurance shall include a copy of the relevant Primary Insurance Policy. (The copies of the Mortgage, intervening assignments of Mortgage, if any, title insurance binder and the Primary Insurance Policy, if any, described in the second and third preceding sentences are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Company shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Company shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

           In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Company, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

           (d) The Company shall not be required to record the assignments of the Mortgages referred to in Section 2.01(b)(1)(iii) or file the UCC-3 assignments referred to in
Section 2.01(b)(2)(ix) to the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording or filing shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Company shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Company shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. As promptly as practicable subsequent to the Company's delivery or receipt of such written notice, as the case may be, the Company shall insert the recording or filing information in the assignments of the Mortgages or UCC-3 assignments to the Trustee and shall cause the same to be recorded or filed, at the Company's expense, in the appropriate public office for real property records or UCC financing statements, except that the Company need not cause to be so completed and recorded any assignment of mortgage which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Company or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Company fails or refuses to record or file the assignment of Mortgages or UCC-3 financing statement in the circumstances provided above, the Trustee shall record or cause to be recorded or filed such assignment or UCC-3 financing statement at the expense of the Company. In connection with any such recording or filing, the Company shall furnish such documents as may be reasonably necessary to accomplish such recording or filing. Notwithstanding the foregoing, at any time the Company may record or file, or cause to be recorded or filed, the assignments of Mortgages or UCC-3 financing statement at the expense of the Company.

           Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, the documents specified in Section 2.01(b)(2) (subject to any permitted delayed delivery of the documents described in
Section 2.01(c)(iv)), and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, the documents specified in Section 2.01(b)(2) (subject to any permitted delayed delivery of the documents described in Section 2.01(c)(iv)), and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of the Mortgage Notes and the assumption and modification agreements, if any, with respect to each Designated Loan, and (iii) delivery of the recorded Mortgages, title insurance policies and recorded intervening assignments of Mortgage, if any, to ascertain that all required documents set forth in Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Company in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Company hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Company will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Company the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

           Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related

Lost Note Affidavit delivered pursuant to Section 2.01 shall be void and the Trustee shall return it to the Company.

           Section 2.03.  Representations and Warranties of the
Company; Mortgage Loan Repurchase. (a) The Company hereby represents and warrants to the Trustee that:

           (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note subject only to
      (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

         (iii) Immediately prior to the transfer and assignment herein contemplated, the Company had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

          (iv) As of the date of the initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due and none of the Mortgage Loans have been past due 30 or more days more than once during the preceding 12 months;

           (v) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

          (vi) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

         (vii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

        (viii) As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage
      (or, in the case of a Cooperative Loan, the related
      Cooperative Apartment) is free of material damage and is in good repair;

          (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

           (x) Other than with respect to Cooperative Loans, a lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

          (xi) The Loan-to-Value Ratio of each Mortgage Loan, other than any Pledged Asset Mortgage Loan, was not more than 95.00%. The Pledged Asset Loan-to-Value Ratio of each Pledged Asset Mortgage Loan was not more than 70%. As of the Cut-off Date, other than with respect to the Pledged Asset Mortgage Loans, no more than 5.75% of the Mortgage Loans by Scheduled Principal Balance had Loan-to-Value Ratios of more than 80% and each such Mortgage Loan is covered by a Primary Insurance Policy so long as its then outstanding principal amount exceeds 80% of the greater of
      (a) the Original Value and (b) the then current value of the related Mortgaged Property as evidenced by an appraisal thereof satisfactory to the Company. Each Primary Insurance Policy is issued by a private mortgage insurer acceptable to FNMA or FHLMC. None of the Pledged Asset Mortgage Loans is covered by a Primary Insurance Policy;

         (xii) Each Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than thirty years. The Mortgage Rate of each Mortgage Note of the related Mortgage Loan was not less than 6.500% per annum and not greater than 8.875% per annum. The Mortgage Rate of each Mortgage
      Note is fixed for the life of the related Mortgage Loan;

        (xiii) Other than with respect to Cooperative Loans, the improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of Section 3.06 hereof. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

         (xiv) As of the Cut-off Date, (i) no more than 14.75% of the Mortgage Loans by Scheduled Principal Balance had a Scheduled Principal Balance of more than $500,000 and up to and including $750,000; (ii) no more than 3.00% of the Mortgage Loans by Scheduled Principal Balance had a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000; and (iii) no more than 1.00% of the Mortgage Loans by Scheduled Principal Balance had a Scheduled Principal Balance of more than $1,000,000;

          (xv) As of the Cut-off Date, no more than 1.5% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties located in any one postal zip code area;

         (xvi) As of the Cut-off Date, at least 96% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination is the making of a representation by the Mortgagor at origination that he or she intends to occupy the underlying property;

        (xvii) As of the Cut-off Date, at least 93.50% of the Mortgage Loans by Scheduled Principal Balance are secured by one-family detached residences;

       (xviii) As of the Cut-off Date, no more than 3.25% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums and, as of the Cut-off Date, no more than 1.25% of the Mortgage Loans by Scheduled Principal Balance are secured by two- to four-family residential properties. As to each condominium or related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer. As of the Cut-off

      Date, no more than 0.5% of the Mortgage Loans by Scheduled
      Principal Balance are secured by condominiums located in any one postal zip code area;

         (xix) Other than with respect to Cooperative Loans, no Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property, and each Mortgagor holds fee title to the related Mortgaged Property;

          (xx) As of the Cut-off Date, none of the Mortgage Loans by Scheduled Principal Balance constituted Buydown Mortgage
      Loans;

         (xxi)  The original principal balances of the Mortgage
      Loans range from $30,000 to $1,300,000;

        (xxii) As of the Cut-off Date, no more than 3.50% of the Mortgage Loans by Scheduled Principal Balance are secured by second homes and no more than 0.75% of the Mortgage
      Loans by Scheduled Principal Balance are secured by investor-owned properties;

       (xxiii) All appraisals have been prepared substantially in accordance with the description contained under the caption "The Trust Fund - The Mortgage Loans" in the prospectus dated January 22, 1998, included in the registration statement on Form S-3 (file no. 333-43755) filed by the Company with the Securities and Exchange Commission with respect to the offer and sale of certain Classes of the Certificates;

        (xxiv) No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Company's portfolio which would be adverse to the interests of the Certificateholders;

         (xxv) Other than with respect to Cooperative Loans, to the best of the Company's knowledge, at origination no improvement located on or being part of a Mortgaged
      Property was in violation of any applicable zoning and subdivision laws and ordinances;

        (xxvi) None of the Mortgage Loans is a temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

       (xxvii)  As of the Closing Date, each Mortgage Loan is a
      "qualified mortgage" as defined in Section 860G(a)(3) of the Code;

      (xxviii) As of the Closing Date, the Company possesses the Document File with respect to each Mortgage Loan, and, other than with respect to Cooperative Loans, the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording; and

      (xxix) As of the Cut-Off Date, none of the Mortgage Loans, by Scheduled Principal Balance, are Cooperative Loans. With respect to each Cooperative Loan:

                (A) The Security Agreement creates a first lien in the stock ownership and leasehold rights associated with the related Cooperative Apartment;

                (B) With respect to each Cooperative Loan, the lien created by the related Security Agreement is a valid, enforceable and subsisting first priority security interest in the related Cooperative Stock securing the related Mortgage Note, subject only to
           (a) liens of the Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the Cooperative Stock relating to such Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related Cooperative which individually or in the aggregate do not have a material adverse effect on such Cooperative
           Loan), which have priority over the Trustee's security interest in such Cooperative Stock;

                (C) With respect to each Cooperative Loan, the Cooperative Stock that is pledged as security for the

           Mortgage Loan is held by a person as a
           "tenant-stockholder" within the meaning of section 216 of the Code, the related Cooperative that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of section 216 of the Code, and such Cooperative is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property; and

                (D) With respect to each Cooperative Loan, there is no prohibition against pledging the Cooperative
           Stock or assigning the Proprietary Lease.

           It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Company or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Company shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Company shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Company to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed the Company as servicer hereunder, but shall continue as an obligation of the Company. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Company contained in
Section 2.03(a)(ix) occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in lending or similar statute, and the Trustee or the Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such statute, the Company shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Company's obligations under the preceding sentence shall not impair or derogate from the Company's obligations to the Trustee under
Section 8.05.

           (b) If the Company is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a), the Company may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Scheduled Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Scheduled Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Remittance Rate, to be deposited by the Company in the Certificate Account pursuant to Section 2.02), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Company, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Company, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

           The Company shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment the Company shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

           Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

           Section 2.05.  Designations under the REMIC Provisions.
(a) The Company hereby designates the Classes of Certificates identified in Section 5.01(b), other than the Residual
Certificates, as "regular interests," and the Class R Certificate as the single class of "residual interests," in the REMIC established hereunder for purposes of the REMIC Provisions.

           (b) The Closing Date will be the "Startup Day" for the REMIC established hereunder for purposes of the REMIC Provisions.

           (c) The "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class R Certificate, or (ii) in any other case, the beneficial owner of the Class R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions.

           (d) The "latest possible maturity date" of the regular interests in the REMIC established hereunder is the Latest
Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

           (e)  In no event shall the assets described in clause
(x) of the definition of the term Trust Fund constitute a part of the REMIC established hereunder.

           (f) In the event that the Servicing Fee exceeds the amount reasonable for such services (within the meaning of Treasury Regulation 1.860D-1(b)(1)(ii)), the portion or portions of such fee that can be measured as a fixed number of basis points on some or all of the Mortgage Loans and can be treated as one or more stripped coupons within the meaning of Treasury Regulation 1.860D-1(b)(2)(iii) shall be treated as such stripped coupons and shall not be treated as a REMIC asset.

                           ARTICLE III

                   ADMINISTRATION AND SERVICING
                        OF MORTGAGE LOANS

           Section 3.01. Company to Act as Servicer. (a) It is intended that the REMIC established hereunder shall constitute, and that the affairs of the REMIC shall be conducted so as to qualify the Trust Fund (other than any collateral fund established under the agreement referred to in Section 3.08(e)), as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Company covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of the Trust Fund and the Holders of the Residual Certificates and that in such capacity it shall:

           (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to the REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of the REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

         (iii) make or cause to be made an election, on behalf of the REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.05 hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

          (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption Multiple;

           (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (vi) use its best reasonable efforts to conduct the affairs of the REMIC established hereunder at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

         (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC or that would subject the Trust Fund to tax, except for taxes for which the Company is required to indemnify the REMIC pursuant to Section 3.01(c);

        (viii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of section 860D(a)(2) of the Code other than the interests represented by the Classes of Certificates identified in
      Section 5.01(b);

          (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause the REMIC established hereunder to fail to qualify as a REMIC;

           (x)  exercise reasonable care not to allow the Trust
      Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;

          (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to the REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

         (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

        (xiii) maintain such records relating to the REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

           The Company shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Company in the performance of its obligations hereunder. The Company shall not be entitled to be reimbursed for any taxes paid pursuant to the indemnification provisions of Section 3.01(c) (except as provided therein). With respect to any reimbursement of prohibited transaction taxes, the Company shall inform the Trustee of the circumstances under which such taxes were incurred.

           (b) The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any

Mortgage Loan upon the request of the related Mortgagor, the Company, as servicer hereunder, may execute an instrument of assignment in customary form to the Company in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Remittance Rate to the date of such certification has been credited to the Mortgage Loan Payment Record, release the related Mortgage File to the Company whereupon the Company may cancel the related Mortgage Note. Upon request by the Company after the execution and delivery of this Agreement, the Trustee shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties hereunder. Except as otherwise provided herein, the Company shall maintain servicing standards substantially equivalent to those required for approval by FNMA or FHLMC. The Company shall not agree to any modification of the material terms of any Mortgage Loan except as provided in Section 3.01(c), the second sentence of Section 3.02(a) and in Section 3.07. The Company shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release.

           (c)  [Intentionally Omitted.]

           (d) The relationship of the Company (and of any successor to the Company as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

           (e) All costs incurred by the Company in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Company to the extent permitted by
Section 3.04. The Company shall collect such amounts from the Mortgagor and shall credit the Mortgage Loan Payment Record accordingly.

           (f) If the Company enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Company shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Company shall be obligated to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Company whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Company has been removed as the servicer hereunder pursuant to Section
6.04 or Section 7.01, the Trustee or any successor servicer appointed pursuant to Section 7.02 shall succeed to all of the Company's rights and interests (but not to any obligations or liabilities of the Company arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

           (g) In no event shall any collateral fund established under the agreement referred to in Section 3.08(e) constitute an asset of any REMIC established hereunder.

           Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account. (a) The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange at any time prior to foreclosure with a Mortgagor a schedule for the payment of due and unpaid principal and interest for a period extending not longer than, generally, one year after the date that such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Company's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

           (b) The Company shall establish and maintain a Mortgage Loan Payment Record in which the following payments on and collections in respect of each Mortgage Loan shall as promptly as practicable be credited by the Company for the account of the Holders of the Certificates:

           (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date,
      (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

          (ii) All payments (other than (A) those due and payable on or before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Remittance Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Remittance Rate on any Buydown Mortgage Loan;

         (iii) All Liquidation Proceeds received by the Company with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Company pursuant to Sections 2.02, 2.03, 3.01(c) and 3.16 (including any amounts received in respect of a substitution of a Mortgage
      Loan);

          (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Company pursuant to the last sentence of Section 3.06) received by the Company for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Company;

           (v)  All REO Proceeds;

          (vi)  All Unanticipated Recoveries; and

          (vii) All amounts received by the Company with respect to any Pledged Asset Mortgage Loan pursuant to the liquidation of any Additional Collateral or pursuant to any recovery under the Surety Bond in accordance with Section
      4.09.

The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Company need not enter in the Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees or late charge penalties payable by Mortgagors, or amounts received by the Company for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

           (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be transferred to the Certificate Account pursuant to subsection (d) of this Section 3.02, the Company may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Company realizes any net loss on any such investments, the Company shall deposit in the Certificate Account an amount equal to such net loss at the time the Company is required to deposit amounts in the Certificate Account pursuant to subsection
(d) of this section 3.02. Any such deposit shall not increase the Company's obligation under said subsection (d).

           (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Company shall transfer, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next day funds equal to the sum of Available Funds for such Distribution Date and any Unanticipated Recoveries received in the calendar month preceding the month of such Distribution Date. If the Trustee does not receive such transfer by 2:00 p.m. on such Business Day, it shall give the Company written notice thereof.

           (e) If the Company or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of either (x) any Trigger Event or (y) the downgrade by S&P of General Electric Capital Corporation's short-term senior unsecured debt rating below A-1+ then, notwithstanding subsection
(c) above, the Company shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Company and any Primary


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


Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates. All amounts so deposited shall be held in trust for the benefit of Certificateholders. Amounts so deposited may be invested at the written instruction of the Company in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of State Street Bank and Trust Company, in its individual capacity and not in its capacity as Trustee, may mature on such Distribution Date; and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Company has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause the REMIC established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Company, as servicer, shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Certificateholders shall have any right or claim with respect to such income. The Company shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to the Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to Eligible Accounts and transfers to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Company has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates.

           Section 3.03. Collection of Taxes, Assessments and Other Items. Other than with respect to any Cooperative Loan, the Company shall establish and maintain with one or more depository institutions one or more accounts into which it shall deposit all collections of taxes, assessments, private mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. As servicer, the Company shall effect the timely payment of all such items for the account of Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, assessments, private mortgage or standard hazard insurance premiums or comparable items, to reimburse the Company out of related collections for any payments made regarding taxes and assessments or for any payments made pursuant to Section 3.05 regarding premiums on Primary Insurance Policies and Section 3.06 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors to the extent required by law.

           Section 3.04.  Permitted Debits to the Mortgage Loan
Payment Record. The Company (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to the Mortgage Loan Payment Record for the following purposes:

           (i) To reimburse the Company or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b)(iii); provided that the Company or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted
      Mortgage Loan that is repurchased pursuant to Section 3.16;

          (ii) To reimburse the Company or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to the Mortgage Loan Payment Record pursuant to Section
      3.02(b) (iii) and (iv);

         (iii) To reimburse the Company to the extent permitted by Sections 3.01(a) and 6.04;

          (iv) To pay to the Company amounts received in respect of any Defective Mortgage Loan or Defaulted Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase

      Price therefor, net of any unreimbursed Monthly Advances made by the Company;

           (v) To reimburse the Company (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation
      Proceeds in
      respect of such Mortgage Loan;

          (vi) To reimburse the Company from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

         (vii) To reimburse the Company (or the Trustee, as applicable) for any Nonrecoverable Advance (which right of reimbursement of the Trustee pursuant to this clause shall be prior to such right of the Company);

        (viii)  To make transfers of funds to the Certificate
      Account pursuant to Section 3.02(d); and

          (ix) to deduct any amount credited to the Mortgage Loan Payment Record in error.

           The Company shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv), (v) and (vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Company for a period longer than the five most recent fiscal years.

           Section 3.05. Maintenance of the Primary Insurance Policies. (a) The Company shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is available, the Company shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Note is 80% or less of the greater of (i) the related Original Value and (ii) the then current value of the property underlying the related Mortgage Note as evidenced by an appraisal thereof satisfactory to the Company; provided that no such Primary Insurance Policy need be kept in effect if doing so would violate applicable law. The Company shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled


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


or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having ratings equal to or better than the ratings then assigned to the Certificates by such Rating Agency. The Company agrees to effect the timely payment of the premium on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Company from related Insurance Proceeds and Liquidation Proceeds pursuant to
Section 3.04.

           (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under each Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a related defaulted Mortgage Loan. To the extent provided in Section 3.02(b), any amounts collected by the Company under any Primary Insurance Policy in respect of the Mortgage Loans (including, without limitation, a Mortgage Loan purchased by a related insurer) shall be credited to the Mortgage Loan Payment Record.

           Section 3.06. Maintenance of Hazard Insurance. The Company shall cause to be maintained for each Mortgage Loan, other than a Cooperative Loan, hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. The Company shall also maintain on property (other than Cooperative Apartments) acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Company of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in Section 3.02(b)(iv), amounts collected by the Company under any such policies in respect of the Mortgage Loans shall be credited to the Mortgage Loan Payment Record. Such costs shall be recoverable by the Company pursuant to Sections 3.03 and 3.04. In cases in which property securing any Mortgage Loan other than a Cooperative Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Company shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans (whether or not including Cooperative Loans), it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

           Section 3.07.  Assumption and Modification Agreements.
(a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, unless in the reasonable discretion of the Company, such exercise would adversely affect or jeopardize coverage under the related Primary Insurance Policy, if any; provided, however, that if the Company is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Company is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Company shall apply its then current underwriting standards to such Person. The Company shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable Primary Insurance Policy and hazard insurance policy. The Company shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Company for entering into any such agreement will be retained by the Company as additional servicing compensation.

           (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Company reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

           Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Company shall, consistent with Section 3.05, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Company shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

           Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Company may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that such contamination or effect exists, the Company does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that no such contamination or effect exists, the Company forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

           (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments and Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date and before any adjustment thereto by reason of any bankruptcy (other than as aforesaid) or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

           (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to the close of the third calendar year after the year of its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such period (and specifying the period beyond such period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause the REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Company's expense) or the Company shall have applied for, not later than 61 days prior to the expiration of such period, an extension of such period in the manner contemplated by section 856(e)(3) of the Code, in which case such period shall be extended by the time period permitted by section 856(e)(3) of the Code. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or
(iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

           (d)  Any collection of Insurance Proceeds or
Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Liquidation Expenses and to reimburse the Company or the Trustee, as applicable, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated among the Base Servicing Fee at the Base Servicing Fee Rate, the Supplemental Servicing Fee at the Supplemental Servicing Fee Rate and interest at the Remittance Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall. The resulting Interest Loss shall be allocated among each such category in the same proportion as described in the preceding sentence. The portion so allocated to interest at the Remittance Rate shall be allocated to the Certificates for purposes of making the allocation specified in the definition of Certificate Interest Loss.

           (e) Notwithstanding anything to the contrary contained herein, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B5 Certificates (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Company shall obtain a certification from such Person to the effect that (i) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such

Person to hold more than a ten percent interest in the Mortgage Pool. It is understood that the right of the Company to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Company has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Company agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Company shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Company with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Company may request in order to prepare the instructions described in the preceding sentence.

           In addition, subject to the provisions of the preceding paragraph, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with the Person that is the Holder of 100% of the Class B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero, and (iii) any rights of such Person under such agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class B4 Certificates to any other Person.

           Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Company; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Company is authorized to execute, pursuant to the authorization contained in
Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Company if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan (including, without limitation, collection under any Primary Insurance Policy), the Trustee shall, upon request of the Company and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Company and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Company to return the Mortgage File to the Trustee when the need therefor by the Company no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Company.

           Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Company. (a) As compensation for its activities and obligations hereunder, the Company shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Company on any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date. Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in the Certificate Account and invested by the Company or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Company shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.03,
3.04 and 3.08.

           (b) The Company may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Company's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Company.

           Section 3.11. Reports to the Trustee; Certificate Account Statements. Not later than 15 days after each Distribution Date, the Company shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to the Mortgage Loan Payment Record for each category of credit specified in Section 3.02 and each category of debit specified in
Section 3.04.

           Section 3.12. Annual Statement as to Compliance. The Company will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 1999, an Officer's Certificate stating that (a) a review of the activities of the Company during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, the Company has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof.

           Section 3.13.  Annual Independent Public Accountants'
Servicing Report. On or before March 31 of each year, beginning with March 31, 1999, the Company shall:

           (a)  furnish to a firm of independent public
      accountants (which may also render other services to the Company) a statement substantially to the effect that the Company has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (the "Minimum Servicing Standards") with respect to the mortgage loans in the Company's servicing portfolio (which may exclude home equity loans) or, if there has been material noncompliance with such servicing standards, containing a description of such noncompliance; and

           (b) at its expense cause such firm of independent public accountants to furnish a report to the Trustee stating its opinion as to the Company's assertion contained in the statement delivered pursuant to Section 3.13(a), which opinion shall be based on an examination conducted by such firm in accordance with the standards established by the American Institute of Certified Public Accountants, including examining, on a test basis, evidence about the Company's compliance with the Minimum Servicing Standards. Such opinion shall be to the effect that the Company has complied in all material respects with the Minimum Servicing Standards with respect to the mortgage loan portfolio described in the Company's statement delivered pursuant to Section 3.13(a) hereof or if there has been material noncompliance with the Minimum Servicing Standards, shall contain a description of such noncompliance in accordance with applicable accounting standards. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any primary servicer, upon comparable reports of independent public accountants with respect to such primary servicer.

           Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Company shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Company. Nothing in this Section 3.14 shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Company to provide access as provided in this


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Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

           Section 3.15. Maintenance of Certain Servicing Policies. The Company shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

           Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Company shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.


                            ARTICLE IV

                     PAYMENTS AND STATEMENTS

           Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available
Funds:

           (i) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) the Accrued Certificate Interest thereon for such Distribution Date; provided that any shortfall in available amounts shall be allocated among such Classes in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereon or added to the Certificate Principal Balance thereof;

          (ii) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) any related Unpaid Class Interest Shortfall for such Distribution Date; provided that any shortfall in available amounts shall be allocated among such Classes in proportion to the Unpaid Class Interest Shortfall for each such Class on such Distribution Date;

         (iii) to the Classes of Senior Certificates, in reduction of the Class Certificate Principal Balances thereof, concurrently as follows:


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


                (A)  concurrently, (x) to the Class A1
           Certificates, 32.05129844% of the Senior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero, and (y) to the Class A2, Class A3 and Class R Certificates, 67.94870156% of the Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:

                     (1) to the Class A3 Certificates, the Class
                A3 Principal Distribution Amount for such
                Distribution Date, until the Class Certificate
                Principal Balance thereof has been reduced to zero; and

                     (2) to the Group I Senior Certificates, the
                amount described in Section 4.01 (a)(iii)(A)(y) for such Distribution Date, as reduced by the Class A3 Principal Distribution Amount for such Distribution Date, in the following order of priority:

                          (a)  to the Class R Certificates, until
                     the Class Certificate Principal Balance
                     thereof has been reduced to zero; and

                          (b)  to the Class A2 Certificates, until
                     the Class Certificate Principal Balance
                     thereof has been reduced to zero;

                (B)  to the Class PO Certificates, the PO
           Principal Distribution Amount for such Distribution
           Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

          (iv) to the Class PO Certificates, any Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class PO Certificates pursuant to this clause (iv) shall not reduce the Class Certificate Principal Balance thereof;

           (v)  to the Class M Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (vi)  to the Class M Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (vii) to the Class M Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's

      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (viii)  to the Class B1 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (ix)  to the Class B1 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

           (x) to the Class B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xi)  to the Class B2 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xii)  to the Class B2 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

        (xiii) to the Class B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

         (xiv)  to the Class B3 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (xv)  to the Class B3 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xvi) to the Class B3 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (xvii)  to the Class B4 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

       (xviii)  to the Class B4 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xix) to the Class B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xx)  to the Class B5 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xxi)  to the Class B5 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date; and

        (xxii) to the Class B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (vii), (x), (xiii), (xvi), (xix) and (xxii) on any Distribution Date shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause
(iv) on such date shall be applied first to reduce the amount distributable pursuant to clause (xxii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xix), third, to reduce the amount distributable pursuant to clause (xvi), fourth, to reduce the amount distributable pursuant to clause (xiii), fifth, to reduce the amount distributable pursuant to clause (x) and sixth, to reduce the amount distributable pursuant to clause (vii).

           (b) On each Distribution Date, the Trustee shall distribute to the holder of the Class R Certificate any remaining Available Funds for such Distribution Date after application of all amounts described in clause (a) of this Section 4.01, together with any Unanticipated Recoveries received by the Company in the calendar month preceding the month of such Distribution Date and not distributed on such Distribution Date to the holders of outstanding Certificates of any other Class pursuant to Section 4.01(e). Any distributions pursuant to this clause (b) shall not reduce the Class Certificate Principal Balance of the Class R Certificate.

           (c) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to
Section 4.01(a)(iii)(A) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Section 4.01(a)(iii)(A).

           (d) If on any Distribution Date (i) the Class Certificate Principal Balance of the Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Optimal Principal Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (iv) through (xxii) of Section 4.01(a) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

           (e) In the event that in any calendar month the Company recovers an amount (an "Unanticipated Recovery") in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Class of Certificates pursuant to Section 4.03, on the Distribution Date in the next succeeding calendar month the Trustee shall withdraw from the Certificate Account and distribute to the holders of each outstanding Class to which such Realized Loss had previously been allocated its share (determined as described in the succeeding paragraph) of such Unanticipated Recovery in an amount not to exceed the amount of such Realized Loss previously allocated to such Class. When the Class Certificate Principal Balance of a Class of Certificates has been reduced to zero, the holders of such Class shall not be entitled to any share of an Unanticipated Recovery, and such Unanticipated Recovery shall be allocated among all outstanding Classes of Certificates entitled thereto in accordance with the preceding sentence, subject to the remainder of this subsection (e). In the event that (i) any Unanticipated Recovery remains undistributed in accordance with the preceding sentence or (ii) the amount of an Unanticipated Recovery exceeds the amount of the Realized Loss previously allocated to any outstanding Classes with respect to the related Mortgage Loan, on the applicable Distribution Date the Trustee shall distribute to the holders of all outstanding Classes of the related Certificates to which Realized Losses had previously been allocated and not reimbursed their pro rata share (determined as described below) of such excess in an amount not to exceed the aggregate amount of any Realized Loss previously allocated to such Class with respect to any other Mortgage Loan that has not been recovered in accordance with Section 4.01(e). Any distributions made pursuant to this Section 4.01(e) shall not reduce the Class Certificate Principal Balance of the related Certificate.

           For purposes of the preceding paragraph, the share of an Unanticipated Recovery allocable to any Class of Certificates with respect to a Mortgage Loan shall be (i) with respect to the Class PO Certificates, based on the applicable PO Percentage of the principal portion of the Realized Loss previously allocated thereto with respect to such Mortgage Loan (or all Mortgage Loans for purposes of the next to last sentence of the preceding paragraph), and (ii) with respect to any other Class of Certificates, based on its pro rata share (in proportion to the Class Certificate Principal Balances thereof with respect to such Distribution Date) of the applicable Non-PO Percentage of the principal portion of any such Realized Loss previously allocated with respect to such Mortgage Loan (or Loans); provided, however, that (i) the share of an Unanticipated Recovery allocable to a

Class PO Certificate with respect to any Mortgage Loan (or Loans) shall be reduced by the aggregate amount previously distributed to such Class on account of the applicable Class PO Deferred Amount in respect of such Mortgage Loan (or Loans) and (ii) the amount by which the distributions to the Class PO Certificates have been so reduced shall be distributed to the Classes of Certificates described in clause (ii) of the preceding paragraph in the same proportion as described in such clause (ii). For purposes of the preceding sentence, any Class PO Deferred Amount distributed to a Class PO Certificate on previous Distribution Dates shall be deemed to have been allocated in respect of the Mortgage Loans as to which the applicable PO Percentage of the principal portion of Realized Losses has previously been allocated to such Class on a pro rata basis (based on the amount of Realized Losses so allocated).

           Section 4.02. Method of Distribution. (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

           (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

           (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is (i) an individual other than a citizen or resident of the United States,
(ii) a partnership, corporation or entity treated as a partnership or corporation for U.S. federal income tax purposes not formed under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) any estate, the income of which is not subject to U.S. federal income taxation, regardless of source, and (iv) any trust, other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

           Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Company shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

           (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess
Loss) shall be allocated as follows:

           (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class PO Certificates until the Class Certificate Principal
      Balance thereof has been reduced to zero; and

          (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

                first, to the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                second, to the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                third, to the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;


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


                fourth, to the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fifth, to the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                sixth, to the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

                seventh, to the Classes of Senior Certificates other than the Class PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

           (c) With respect to any Distribution Date, the principal portion of any Excess Loss (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated as follows: (1) the PO Percentage of any such loss shall be allocated to the Class PO Certificates, and (2) the Non-PO Percentage of any such loss shall be allocated to each Class of Certificates other than the Class PO Certificates, pro rata, based on the respective Class Certificate Principal Balances thereof; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

           (d) Any Realized Losses allocated to a Class of Certificates pursuant to Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. In addition, any Realized Losses allocated to any Class of Component Certificates on a Distribution Date shall be allocated in reduction of the Component Principal Balances of the related Components (other than any Notional Component) in proportion to their respective Component Principal Balances immediately prior to such Distribution Date. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance (or, in the case of any Component, the Component Principal Balance) of the related Certificates (or Components) on the related Distribution Date in accordance with Section 4.03(e).

           (e)  Realized Losses allocated in accordance with this
Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any Class PO Deferred Amount for such date.

           (f) On each Distribution Date, the Company shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

           (g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

           Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Company shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Company shall determine (i) the amount of the Monthly Advance which it is required to make on the related Distribution Date and (ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date. If the Company so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs. The Company shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to transfer to the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date in next-day funds the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Company of such a Mortgage Loan, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto.

           (b) In the event that the Company transfers or expects to transfer less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Company shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so transferred, if any, shall be deemed to have been transferred first pursuant to clause (i) of the definition of Available
Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

           (c) In the event that the Company is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

           Section 4.05. Statements to Certificateholders. Each month, at least two Business Days prior to each Distribution Date, the Company shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a "Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

           (i)  The amount of such distribution to the
      Certificateholders of each Class (and in respect of any Component), other than any Notional Certificates (and any Notional Component), allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein (including, for this purpose, the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to
      Section 2.02, 2.03(b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to Section
      2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution
      Date);

          (ii)  The amount of such distribution to the
      Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest, including any Accrual Amount added to the Class Certificate Principal Balance or Component Principal Balance of any Class of Accrual Certificates or any Accrual Components;

         (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The Pool Scheduled Principal Balance and the aggregate number of the Mortgage Loans on the preceding Due
      Date after giving effect to all distributions allocable to principal made on such Distribution Date;

           (v) The Class Certificate Principal Balance (or Notional Principal Balance) of each Class, the Component Principal Balance of each Component and the Certificate Principal Balance (or Notional Principal Balance) of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal (or reductions in the Notional Principal Balance, in the case of the Notional Certificates, or the addition of any Accrual Amount, in the case of any Class of Accrual Certificates) made on such Distribution Date and (ii) the allocation of any Realized Losses and any Subordinate Certificate Writedown Amount for such Distribution Date;

          (vi)  The Pay-out Rate applicable to each Class of
      Certificates;

         (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans;

        (viii) The aggregate Scheduled Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) delinquent as to a total of (x) 30-59 days, (y) 60-89 days and (z) 90 days or more, and (b) in foreclosure;



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


          (ix)  The Scheduled Principal Balance of any Mortgage
      Loan replaced pursuant to Section 2.03(b) ;

           (x)  The Certificate Interest Rates of any LIBOR
      Certificates and any COFI Certificates applicable to the Interest Accrual Period relating to such Distribution Date and such Class;

          (xi)  The Senior Percentage, Class A3 Percentage and
      Junior Percentage for such Distribution Date;

         (xii)  The Senior Prepayment Percentage and the Junior
      Prepayment Percentage for such Distribution Date; and

        (xiii)  The amount of such distribution to the
      Certificateholders of each Class allocable to Unanticipated
      Recoveries.

           In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

           In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Company shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Company's obligations hereunder, the Company hereby instructs the Trustee, at the Company's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders pursuant to this Section 4.05(a) on previous Distribution Dates,
(ii) all certificates furnished to the Trustee pursuant to
Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Company), and (vi) the Company's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Company with Rule 144A (subject to the


                                85
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Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Company shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

           Section 4.06.  Servicer's Certificate. Each month, not
later than the second Business Day next preceding each Distribution Date, the Company shall deliver to the Trustee a completed Servicer's Certificate.

           Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Company on behalf of the Trustee) shall, in each year beginning after 1998, make the reports of foreclosures and abandonments of any Mortgaged
Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Company, on or before January 15th of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Company (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Company shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

           Section 4.08. Reduction of Base Servicing Fees by Compensating Interest Payments. The aggregate amount of the Base Servicing Fees subject to retention by the Company as servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date.

           Section 4.09. Surety Bond. (a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Pledged Asset Mortgage Loan, the Company shall so notify the Trustee as soon as reasonably practicable and shall, on behalf of the Trustee for the benefit of the Certificateholders, promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety Payment.

           (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Certificateholders, the Company shall promptly credit the Mortgage Loan Payment Record and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.01.


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


                            ARTICLE V

                         THE CERTIFICATES

           Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

           (b) The Certificates shall be issued in an aggregate Initial Certificate Principal Balance of $200,191,449.78. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:


                   Initial
                    Class
                  Certificate      Certificate
                   Principal        Interest             Minimum
Designation         Balance           Rate            Denominations
-----------         -------           ----            -------------

Class A1      $ 62,670,000.00         6.75%         $    25,000
Class A2       106,288,140.00         6.75%              25,000
Class A3        26,572,060.00         6.75%              25,000
Class PO           156,758.99         0.00              300,000
Class M          1,501,435.00         6.75              100,000
Class B1         1,000,955.00         6.75              100,000
Class B2           500,475.00         6.75              100,000
Class B3           800,765.00         6.75              100,000
Class B4           300,285.00         6.75              250,000
Class B5           400,475.79         6.75              250,000
Class R                100.00         6.75                  100


           (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than the Residual Certificate shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class, in the case of one Certificate of such Class).

The Residual Certificate shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

           (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

           Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

           Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

           At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency.


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


Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

           No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Company.

           (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign

Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that (i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

           The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

           Upon notice to the Company that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and (ii) the Company agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Company, the cost to the Company of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

           The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause the REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

           No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a (i) Class PO Certificate or (ii) Restricted Junior Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of
(i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the Private Placement Memorandum) or its nominee and (ii) the Class PO Certificates to the Company or upon any subsequent transfer of any Class PO Certificate by the Company, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

           (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or (B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Company. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

          (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Company.

           (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this
Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

           (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

           All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

           (f) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

           (g) On or prior to the Closing Date, there shall be delivered to the Depository (or to State Street Bank and Trust Company acting as custodian for the Depository pursuant to the Depository's procedures) one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

           "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

           Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Company, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           Section 5.04.  Persons Deemed Owners.  Prior to due
presentation of a Certificate for registration of transfer, the

Company, the Trustee, the Certificate Registrar and any agent of the Company, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor any agent of the Company, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

           Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

           Section 5.06.  Representation of Certain
Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

           Section 5.07. Determination of COFI. (a) If the outstanding Certificates include any COFI Certificates, then on each COFI Determination Date the Trustee shall determine the value of COFI on the basis of the most recently available Information Bulletin referred to in the definition of "COFI". The establishment of COFI by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the COFI Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final and binding. During each Interest Accrual Period, the Certificate Interest Rate for the COFI Certificates for the current and immediately preceding Interest Accrual Period shall be made available by the Trustee to Certificate Owners and Certificateholders at the following telephone number: (617) 664-5500.

           (b) The failure by the Federal Home Loan Bank of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" for purposes hereof. Upon the occurrence of an Alternative Rate Event, the Company will calculate the Certificate Interest Rates for the COFI Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (i) the replacement index, if any, published or designated by the Federal Home Loan Bank of San Francisco or (ii) if no replacement index is so published or designated, an alternative index to be selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Company shall determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Company, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and shall adjust the alternative index by such average. The Company shall select a particular index as an alternative only if it receives an Opinion of Counsel to the effect that the selection of such index will not cause any REMIC established hereunder to fail to qualify as a REMIC for federal income tax purposes. In the absence of manifest error, the selection of any alternative index as provided by this Section 5.07(b) shall be final and binding for each subsequent Interest Accrual Period. Upon the occurrence of an Alternative Rate Event, the Trustee shall have no responsibility for the determination of any alternative index or the calculation of the Certificate Interest Rates for the COFI Certificates.

           (c) If at any time after the occurrence of an Alternative Rate Event the Federal Home Loan Bank of San
Francisco resumes publication of COFI, the Certificate Interest
Rates for the COFI Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI.

           Section 5.08. Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference

Banks as of 11:00 a.m. London time on such LIBOR Determination
Date as follows:

           (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%);

          (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be either
      (A) the rate per annum which the Trustee determines to be the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks; and

         (iii) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

           (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Trustee may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated "LIBO" on the Reuters Monitor Money Rates Service.

           (c) Within five Business Days of the Trustee's calculation of the Certificate Interest Rates of the LIBOR Certificates, the Trustee shall furnish to the Company by telecopy (or by such other means as the Trustee and the Company may agree from time to time) such Certificate Interest Rates.

           (d) The Trustee shall provide to Certificateholders who inquire of it by telephone the Certificate Interest Rates of the LIBOR Certificates for the current and immediately preceding
Interest Accrual Period.

           (e) As used herein, "Reference Banks" shall mean no more than four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the "Reuters Screen LIBO Page" (as described in the definition of LIBOR hereof) on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be: Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, the Trustee, after consultation with the Company, shall use its best efforts to designate alternate Reference Banks.


                            ARTICLE VI

                           THE COMPANY

           Section 6.01.  Liability of the Company. The Company
shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

           Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Company. Any corporation into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Company hereunder, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 6.03. Assignment. The Company may assign its rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company as servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

           Section 6.04. Limitation on Liability of the Company and Others. Neither the Company nor any of the directors or officers or employees or agents of the Company shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Company pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Company or by reason of reckless disregard of obligations and duties of the Company hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and any director or officer or employee or agent of the Company shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor from amounts credited to the Mortgage Loan Payment Record as provided by Section 3.04.

           Section 6.05. The Company Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Company shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Company in accordance with Section 7.02.


                           ARTICLE VII

                             DEFAULT

           Section 7.01.  Events of Default.  If any one of the
following events ("Events of Default") shall occur and be continuing:

           (i) Any failure by the Company to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (ii) Failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

         (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company, or for the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The consent by the Company to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to substantially all of its property; or the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Company (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Company as servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Company agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Company hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Company and that have been or should have been credited by it to the Mortgage Loan Payment Record, or that have been deposited by the Company in the Certificate Account or are thereafter received by the Company with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Company under this Agreement, the Company shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Company hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.

           Section 7.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Company receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Company in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Company in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Company pursuant to Sections 2.02 and 2.03(a) and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Company's failure to cooperate with the Trustee as required by
Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Company would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Company hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Company hereunder. Pending appointment of a successor to the Company pursuant to this Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

           (b) Any successor, including the Trustee, to the Company as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Company is so required pursuant to Section 3.15.

           Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Company pursuant to this Article VII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.


                           ARTICLE VIII

                           THE TRUSTEE

           Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

           No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

           (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible
      Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

         (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv)  The Trustee shall not be charged with knowledge of
      (A) any failure by the Company to comply with the obligations of the Company referred to in clauses (i) and
      (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Company to comply with the obligations of the Company to record the assignments of Mortgages referred to in
      Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Company or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

           Subject to any obligation of the Trustee to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Company in accordance with the terms of this Agreement.

           Section 8.02.  Certain Matters Affecting the Trustee.
Except as otherwise provided in Section 8.01:

           (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand. Nothing in this clause (v) shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

           Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Company.

           Section 8.04.  Trustee May Own Certificates. The
Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

           Section 8.05. The Company to Pay Trustee's Fees and Expenses. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Company covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Company debit the Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any Monthly Advances and Nonrecoverable Advances.

           Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Company. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

           Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the conditions in any of the following clauses (i),
(ii) or (iii) shall occur at any time, the Company may remove the
Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Company to avoid (and should, based on the information included in the notice referred to below, result in the avoidance of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section 7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause (iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

           Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in
Section 8.08.

           Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee.
The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

           No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

           Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Company shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

           Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Company hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) The Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

           Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent the Trust Fund from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or the REMIC established hereunder. The Trustee, upon request, will furnish the Company with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund and any Reserve Fund, and shall, upon request, execute such returns.


                            ARTICLE IX

                           TERMINATION

           Section 9.01. Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Company and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article IX following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) plus accrued and unpaid interest thereon at the applicable Remittance Rate (less any amounts constituting previously unreimbursed Monthly Advances) to the first day of the month in which such purchase price is to be distributed to Certificateholders and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the Company of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Company and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Company to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Scheduled Principal Balance of the Outstanding Mortgage Loans, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

           Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Company of its right of repurchase, the Company shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Company the Mortgage Files for the repurchased Mortgage Loans.

           On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account in accordance with the applicable priorities provided by Section
4.01. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

           In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

           Section 9.02. Additional Termination Requirements. (a) In the event the Company exercises its purchase option as provided in Section 9.01, the Trust Fund and the REMIC established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC as defined in section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

           (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under
      Section 9.01, the Company shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for such REMIC within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

          (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Company for cash in accordance with Section 9.01.

           (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

           (c) On the final federal income tax return for the REMIC established hereunder, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.


                            ARTICLE X

                     MISCELLANEOUS PROVISIONS

           Section 10.01. Amendment. This Agreement may be amended from time to time by the Company and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to surrender any right or power herein conferred upon the Company, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Company) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

           This Agreement may also be amended from time to time by the Company and the Trustee with the consent of Holders of Certificates evidencing (i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

           Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

           Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

           It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

           Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           Section 10.03. Limitation on Rights of
Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

           No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

           No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

           Section 10.04. Governing Law. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Company, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (b) in the case of the Trustee, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, (c) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004,
Attention: Structured Finance Surveillance, and (d) in the case of S&P, Standard and Poor's Ratings Services, 26 Broadway, 16th Floor, New York, New York 10007, Attention: Mortgage-Backed Securities, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

           Section 10.06. Notices to the Rating Agencies. The Company shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Event of Default; any Trigger Event; change in or termination of the Trustee; removal of the Company or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Company shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

           Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

           Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.

                           *     *     *

           IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                               GE CAPITAL MORTGAGE
                                 SERVICES, INC.


                               By:______________________________
                                  Name:
                                  Title:
[SEAL]


Attest:


By:______________________________
   Name:
   Title:


                               STATE STREET BANK AND
                                  TRUST COMPANY,
                                 as Trustee


                               By:______________________________
                                  Name:
                                  Title:
[SEAL]


Attest:


By:______________________________
   Name:
   Title:

State of New Jersey  )
                     ) ss.:
County of Camden     )


           On the       day of January, 1998 before me, a notary
public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ____________________________________________________________;
that he/she is a(n) _________________________ of GE Capital
Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.




                                   ______________________________
                                               Notary Public



[Notarial Seal]

The Commonwealth of Massachusetts     )
                                      ) ss.:
County of Suffolk                     )


           On the day of January, 1998 before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ____________________________________________________________;
that he/she is a(n) __________________________________ of State
Street Bank and Trust Company, one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.



                                   ______________________________
                                                  Notary Public



[Notarial Seal]

                            EXHIBIT A

                      FORMS OF CERTIFICATES


PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-1


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A1 Certificate
                                    Principal Balance:
Class A1                              $62,670,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1998

First Distribution Date:            CUSIP:  36157RCK9
February 25, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through
Certificates, Series 1998-1, issued in eleven Classes (Class A1,
Class A2, Class A3, Class R, Class M, Class B1, Class B2, Class
B3, Class B4, Class B5 and Class PO, herein called the
"Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By____________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

___________________________________________________________________

___________________________________________________________________
            (Please print or typewrite name and address
              including postal zip code of assignee)


___________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to
issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________

Dated:________________________




_____________________________________
Signature by or on behalf of assignor




____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-1


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A2 Certificate
                                    Principal Balance:
Class A2                              $106,288,140.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1998

First Distribution Date:            CUSIP:  36157RCL7
February 25, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through
Certificates, Series 1998-1, issued in eleven Classes (Class A1,
Class A2, Class A3, Class R, Class M, Class B1, Class B2, Class
B3, Class B4, Class B5 and Class PO, herein called the
"Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.


           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By_____________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:_________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

__________________________________________________________________

__________________________________________________________________
            (Please print or typewrite name and address
              including postal zip code of assignee)


__________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

Dated:_______________________




_____________________________________
Signature by or on behalf of assignor




_____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-1


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A3 Certificate
                                    Principal Balance:
Class A3                              $26,572,060.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1998

First Distribution Date:            CUSIP:  36157RCM5
February 25, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through
Certificates, Series 1998-1, issued in eleven Classes (Class A1,
Class A2, Class A3, Class R, Class M, Class B1, Class B2, Class
B3, Class B4, Class B5 and Class PO, herein called the
"Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By_____________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:_________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

______________________________________________________________________

______________________________________________________________________
            (Please print or typewrite name and address
              including postal zip code of assignee)


______________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to
issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

Dated:___________________________




_____________________________________
Signature by or on behalf of assignor




___________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY (AS DEFINED HEREIN) AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-1


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class R Certificate
                                    Principal Balance:
Class R                               $100

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1998

First Distribution Date:            CUSIP:  36157RCN3
February 25, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1998(the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through
Certificates, Series 1998-1, issued in eleven Classes (Class A1,
Class A2, Class A3, Class R, Class M, Class B1, Class B2, Class
B3, Class B4, Class B5 and Class PO, herein called the
"Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By_____________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

______________________________________________________________________

______________________________________________________________________
            (Please print or typewrite name and address
              including postal zip code of assignee)


______________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to
issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

Dated:__________________________




_____________________________________
Signature by or on behalf of assignor




____________________________
*Signature Guaranteed*

      *The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-1


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class M Certificate
                                    Principal Balance:
Class M                               $1,501,435.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1998

First Distribution Date:            CUSIP:  36157RCP8
February 25, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through
Certificates, Series 1998-1, issued in eleven Classes (Class A1,
Class A2, Class A3, Class R, Class M, Class B1, Class B2, Class
B3, Class B4, Class B5 and Class PO, herein called the
"Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:_____________________________
                          Name:
                          Title:



Countersigned:


By_____________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:_________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_____________________________________________________________________

_____________________________________________________________________
            (Please print or typewrite name and address
              including postal zip code of assignee)


_____________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:




Dated:_______________________




_____________________________________
Signature by or on behalf of assignor




___________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-1


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B1 Certificate
                                    Principal Balance:
Class B1                              $1,000,955.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1998

First Distribution Date:            CUSIP:  36157RCQ6
February 25, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through
Certificates, Series 1998-1, issued in eleven Classes (Class A1,
Class A2, Class A3, Class R, Class M, Class B1, Class B2, Class
B3, Class B4, Class B5 and Class PO, herein called the
"Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:__________________________
                          Name:
                          Title:



Countersigned:


By_______________________
  Authorized Signatory of
  STATE STREET BANK AND TRUST COMPANY,
  not in its individual capacity but
  solely as Trustee


Dated:___________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

-----------------------------------------------------------------

-----------------------------------------------------------------
            (Please print or typewrite name and address
              including postal zip code of assignee)


-----------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

Dated:-----------------------




--------------------------------------
Signature by or on behalf of assignor




-----------------------------
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-1


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B2 Certificate
                                    Principal Balance:
Class B2                              $500,475.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1998

First Distribution Date:            CUSIP:  36157RCR4
February 25, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through
Certificates, Series 1998-1, issued in eleven Classes (Class A1,
Class A2, Class A3, Class R, Class M, Class B1, Class B2, Class
B3, Class B4, Class B5 and Class PO, herein called the
"Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:_________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:'_________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

-----------------------------------------------------------------

-----------------------------------------------------------------
            (Please print or typewrite name and address
              including postal zip code of assignee)


-----------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

Dated:-----------------------




-------------------------------------
Signature by or on behalf of assignor




------------------------------
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE DATE OF ISSUE OF THIS CERTIFICATE IS JANUARY 29, 1998. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.75%. ASSUMING THAT PRINCIPAL PREPAYMENTS ARE MADE ON THE MORTGAGE LOANS (AS DEFINED HEREIN) UNDERLYING THE CERTIFICATES AT A RATE OF 250% OF THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS COVERING THE INITIAL OFFERING OF THE CERTIFICATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $**** OF OID PER $***** OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS *****% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL SHORT ACCRUAL PERIOD IS NO MORE THAN $*** PER $*** OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE AS TO THE RATE AT WHICH PRINCIPAL PAYMENTS WILL BE MADE ON THE MORTGAGE LOANS.


THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-1


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B3 Certificate
                                    Principal Balance:
Class B3                              $800,765.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1998

First Distribution Date:            CUSIP:  36157RCG8
February 25, 1998

THIS CERTIFIES THAT


is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this

Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through
Certificates, Series 1998-1, issued in eleven Classes (Class A1,
Class A2, Class A3, Class R, Class M, Class B1, Class B2, Class
B3, Class B4, Class B5 and Class PO, herein called the
"Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage

Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled
Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:_________________________
                          Name:
                          Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

-----------------------------------------------------------------

-----------------------------------------------------------------
            (Please print or typewrite name and address
              including postal zip code of assignee)


-----------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

Dated:---------------------




-------------------------------------
Signature by or on behalf of assignor


--------------------------
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
-----------------------------   ---------------------------------
                                                      (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
------------------------------   -------------------------------
                                                     (Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
----------------------------   ----------------------------------
                                                      (Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE

SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY
LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE
EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE DATE OF ISSUE OF THIS CERTIFICATE IS JANUARY 29, 1998. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.75%. ASSUMING THAT PRINCIPAL PREPAYMENTS ARE MADE ON THE MORTGAGE LOANS (AS DEFINED HEREIN) UNDERLYING THE CERTIFICATES AT A RATE OF 250% OF THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS COVERING THE INITIAL OFFERING OF THE CERTIFICATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $***** OF OID PER $***** OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS *****% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL SHORT ACCRUAL PERIOD IS NO MORE THAN $*** PER $***** OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE AS TO THE RATE AT WHICH PRINCIPAL PAYMENTS WILL BE MADE ON THE MORTGAGE LOANS.


THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-1


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B4 Certificate
                                    Principal Balance:
Class B4                              $300,285.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1998

First Distribution Date:            CUSIP:  36157RCH6
February 25, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through

Certificates, Series 1998-1, issued in eleven Classes (Class A1,
Class A2, Class A3, Class R, Class M, Class B1, Class B2, Class
B3, Class B4, Class B5 and Class PO, herein called the
"Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the

Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:__________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

-----------------------------------------------------------------

-----------------------------------------------------------------
            (Please print or typewrite name and address
              including postal zip code of assignee)


-----------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

Dated:---------------------




-------------------------------------
Signature by or on behalf of assignor




---------------------------
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
-----------------------------   ---------------------------------
                                                      (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue

Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
---------------------------   -----------------------------------
                                                      (Signature)

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
------------------------  --------------------------------------
                                                     (Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE DATE OF ISSUE OF THIS CERTIFICATE IS JANUARY 29, 1998. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.75%. ASSUMING THAT PRINCIPAL PREPAYMENTS ARE MADE ON THE MORTGAGE LOANS (AS DEFINED HEREIN) UNDERLYING THE CERTIFICATES AT A RATE OF 250% OF THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS COVERING THE INITIAL OFFERING OF THE CERTIFICATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $***** OF OID PER $***** OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS *****% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL SHORT ACCRUAL PERIOD IS NO MORE THAN $**** PER $***** OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE AS TO THE RATE AT WHICH PRINCIPAL PAYMENTS WILL BE MADE ON THE MORTGAGE LOANS.


THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-1


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B5 Certificate
                                    Principal Balance:
Class B5                              $400,475.79

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1998

First Distribution Date:            CUSIP:  36157RCJ2
February 25, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through
Certificates, Series 1998-1, issued in eleven Classes (Class A1,
Class A2, Class A3, Class R, Class M, Class B1, Class B2, Class
B3, Class B4, Class B5 and Class PO, herein called the
"Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:____________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

-----------------------------------------------------------------

-----------------------------------------------------------------
            (Please print or typewrite name and address
              including postal zip code of assignee)


-----------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

Dated:-----------------------




-------------------------------------
Signature by or on behalf of assignor




-----------------------------
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
-----------------------------   ---------------------------------
                                                      (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
---------------------------   -----------------------------------
                                                      (Signature)

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
-------------------------   -------------------------------------
                                                      (Signature)

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE SECURITIES ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-1

          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class PO Certificate
                                       Principal Balance:
Class PO                                  $156,758.99

Certificate Interest                Initial Certificate Principal
  Rate per annum:                      Balance of this Certificate:
non-interest bearing                      $

Cut-off Date:
Janaury 1, 1998

First Distribution Date:
February 25, 1998

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class PO Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1998 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through

Certificates, Series 1998-1, issued in eleven Classes (Class A1,
Class A2, Class A3, Class R, Class M, Class B1, Class B2, Class
B3, Class B4, Class B5 and Class PO, herein called the
"Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the
"Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or
Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:_________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

-----------------------------------------------------------------

-----------------------------------------------------------------
            (Please print or typewrite name and address
              including postal zip code of assignee)


-----------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

Dated:---------------------




-------------------------------------
Signature by or on behalf of assignor




---------------------------
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

                            EXHIBIT B

                   PRINCIPAL BALANCE SCHEDULES

                        [Not Applicable]

                            EXHIBIT C

                          MORTGAGE LOANS


           [Each Mortgage Loan shall be identified by loan number, address of the Mortgaged Property and name of the Mortgagor. The following details shall be set forth as to each Mortgage Loan: (i) the principal balance at the time of its origination, (ii) the Scheduled Principal Balance as of the Cut-off Date, (iii) the interest rate borne by the Mortgage Note,
(iv) the scheduled monthly level payment of principal and interest, (v) the loan-to-value ratio, (vi) the maturity date of the Mortgage Note and (vii) the Base Servicing Fee Rate for such Mortgage Loan.]


1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:            1
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007609498     MORTGAGORS: HILL                 DAVID
                               HILL                 JULI
    REGION CODE    ADDRESS   : 29 SAN MARINO CIRCLE
        00         CITY      :    RANCHO MIRAGE
                   STATE/ZIP : CA  92270
    MORTGAGE AMOUNT :   239,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,064.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 82.58620
    ----------------------------------------------------------------
0   0007613730     MORTGAGORS: HUGHES               DON
                               HUGHES               CATHLEEN
    REGION CODE    ADDRESS   : 196 CASTLE PEAK GATE WEST
        00         CITY      :    EDWARDS
                   STATE/ZIP : CO  81632
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,126.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,966.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 37.57225
    ----------------------------------------------------------------
0   0007617392     MORTGAGORS: LEAVITT              ROY
                               GLENNON              LORRAINE
    REGION CODE    ADDRESS   : 46 GARFIELD PLACE
        00         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11215
    MORTGAGE AMOUNT :   299,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,640.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,754.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.02439
    ----------------------------------------------------------------
0   0007617665     MORTGAGORS: MAGE                 PATRICK
                               MAGE                 ILANA
    REGION CODE    ADDRESS   : 21 CAMINO POSADA COURT
        00         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94595
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,147.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,519.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.60000
    ----------------------------------------------------------------
0   0007627078     MORTGAGORS: SPORLEDER            DENNIS
                               SPORLEDER            CAROL
    REGION CODE    ADDRESS   : 23961 SWALLOWTAIL DRIVE
        00         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   298,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,522.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,744.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.30000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,438,250.00
                                P & I AMT:     13,222.43
                                UPB AMT:   1,325,501.79

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:            2
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007627805     MORTGAGORS: CHO                  WONJOON
                               CHO                  INSOOK
    REGION CODE    ADDRESS   : 5022 OCEAN VIEW BOULEVARD
        00         CITY      :    LA CANADA FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   282,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,446.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,596.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.49295
    ----------------------------------------------------------------
0   0007637879     MORTGAGORS: BARTON               WILLIAM
                               BARTON               PATRICIA
    REGION CODE    ADDRESS   : 999 OLD FARM LANE
        00         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,040.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007652456     MORTGAGORS: BARDFIELD            SUSAN

    REGION CODE    ADDRESS   : 201 W 70TH ST # 11H/11I
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10023
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,661.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,513.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 51.45631
    ----------------------------------------------------------------
0   0007652530     MORTGAGORS: SMITH JR.            GORDON
                               GEORGIAN-SMITH       DIANNE
    REGION CODE    ADDRESS   : 25857 SE 22ND PLACE
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   327,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,794.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,061.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.00000
    ----------------------------------------------------------------
0   0007652548     MORTGAGORS: ADAMS                F
                               ADAMS                ELIZABETH
    REGION CODE    ADDRESS   : 16193 INTERLACHEN BLVD
        01         CITY      :    LAKEVILLE
                   STATE/ZIP : MN  55044
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,880.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,115.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.71428
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,432,950.00
                                P & I AMT:     13,327.49
                                UPB AMT:   1,419,782.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:            3
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007653710     MORTGAGORS: SINGAL               VINEY

    REGION CODE    ADDRESS   : 9084 ALPINE PEAK AVENUE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :   222,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,654.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,057.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.93518
    ----------------------------------------------------------------
0   0007653793     MORTGAGORS: AGARWAL              PANKAJ
                               AGARWAL              SUMAN
    REGION CODE    ADDRESS   : 7184 GOLDEN STAR AVENUE
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92506
    MORTGAGE AMOUNT :   483,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,570.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,482.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.07142
    ----------------------------------------------------------------
0   0007653926     MORTGAGORS: LEWIS                C.
                               LEWIS                MARGARET
    REGION CODE    ADDRESS   : 45 WESTPORT
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   231,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,583.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,180.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.26013
    ----------------------------------------------------------------
0   0007653967     MORTGAGORS: KRZYCZKOWSKA         BARBARA
                               PRATI                MASSIMO
    REGION CODE    ADDRESS   : 537 BUSH STREET
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94041
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    406,342.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,859.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.07692
    ----------------------------------------------------------------
0   0007653983     MORTGAGORS: TAYLOR               MARK
                               TAYLOR               PAMELA
    REGION CODE    ADDRESS   : 6455 NORTH RAFAEL AVENUE
        01         CITY      :    FRESNO
                   STATE/ZIP : CA  93711
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,862.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,164.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.46153
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,577,150.00
                                P & I AMT:     14,744.70
                                UPB AMT:   1,565,013.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:            4
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007654106     MORTGAGORS: YI                   KENNETH
                               YI                   RUTH
    REGION CODE    ADDRESS   : 631 EDGEMONT WAY
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : OR  97477
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,666.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,039.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007654429     MORTGAGORS: HAYNES               WILLIAM
                               HAYNES               KELLEY
    REGION CODE    ADDRESS   : 197 THE HOLLOWS COURT
        01         CITY      :    HENDERSONVILLE
                   STATE/ZIP : TN  37075
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,903.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,132.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.31034
    ----------------------------------------------------------------
0   0007654676     MORTGAGORS: FAGANEL              MARGARET

    REGION CODE    ADDRESS   : 515 FOREST AVENUE-UNIT 304
        01         CITY      :    GLEN ELLYN
                   STATE/ZIP : IL  60137
    MORTGAGE AMOUNT :   221,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,920.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.99155
    ----------------------------------------------------------------
0   0007655178     MORTGAGORS: CHA                  ELLIS
                               CHA                  MYUNG
    REGION CODE    ADDRESS   : 2140 CAMINO REY
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92833
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,294.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,802.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.94736
    ----------------------------------------------------------------
0   0007655186     MORTGAGORS: BRUCKHEIMER          JEROME

    REGION CODE    ADDRESS   : 12822 HIGHWOOD STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   900,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    889,260.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     8,471.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 26.86567
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,871,900.00
                                P & I AMT:     17,534.13
                                UPB AMT:   1,853,045.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:            5
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007655194     MORTGAGORS: CANTERMAN            DAVID
                               CANTERMAN            WENDY
    REGION CODE    ADDRESS   : 14070 E. CAMINO CARTAMO
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85749
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,488.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,400.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 57.95454
    ----------------------------------------------------------------
0   0007655210     MORTGAGORS: ABRAHAM              MARC

    REGION CODE    ADDRESS   : 927 BERKELEY STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90403
    MORTGAGE AMOUNT :   810,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    805,092.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,508.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 64.80000
    ----------------------------------------------------------------
0   0007655228     MORTGAGORS: OZA                  NIRMAL
                               OZA                  NUTAN
    REGION CODE    ADDRESS   : 3120 MADDUX DRIVE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94030
    MORTGAGE AMOUNT :   221,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,006.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,064.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 59.09091
    ----------------------------------------------------------------
0   0007655236     MORTGAGORS: ROGERS               RIC

    REGION CODE    ADDRESS   : 19559 CAVE WAY
        01         CITY      :    TOPANGA
                   STATE/ZIP : CA  90290
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,372.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007655244     MORTGAGORS: FORBES               CHARLES
                               FORBES               MARGARET
    REGION CODE    ADDRESS   : 1100 PLANTATION POINT DRIVE
        01         CITY      :    GREENSBORO
                   STATE/ZIP : GA  30642
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,641.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,269.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 53.84615
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,896,000.00
                                P & I AMT:     17,690.26
                                UPB AMT:   1,881,601.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:            6
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007655251     MORTGAGORS: BROSSOIT             NICHOLAS
                               BROSSOIT             JOYCE
    REGION CODE    ADDRESS   : 5745 BELMORE RD SW
        01         CITY      :    OLYMPIA
                   STATE/ZIP : WA  98502
    MORTGAGE AMOUNT :   261,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,486.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,409.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.36363
    ----------------------------------------------------------------
0   0007655269     MORTGAGORS: GIESLER              JOHN

    REGION CODE    ADDRESS   : 4062 KESWICK DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30339
    MORTGAGE AMOUNT :   484,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,331.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,459.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007655277     MORTGAGORS: ZHENG                MING
                               HE                   XIAO
    REGION CODE    ADDRESS   : 136-33 59TH AVENUE
        01         CITY      :    FLUSHING
                   STATE/ZIP : NY  11355
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,909.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,433.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007655285     MORTGAGORS: KIM                  DEOK
                               KIM                  HYE
    REGION CODE    ADDRESS   : 1489 MALLARD WAY
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,556.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,675.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 60.86956
    ----------------------------------------------------------------
0   0007655293     MORTGAGORS: WALTERS              WILLIAM
                               WALTERS              CYNTHIA
    REGION CODE    ADDRESS   : 489 MAJESTIC PINES DRIVE
        01         CITY      :    MAMMOTH LAKES
                   STATE/ZIP : CA  93546
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,871.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,204.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,525,200.00
                                P & I AMT:     14,182.86
                                UPB AMT:   1,512,155.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:            7
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007655301     MORTGAGORS: MASANQUE             SALVADOR
                               MASANQUE             JOSEPHINE
    REGION CODE    ADDRESS   : 1266 LYONS STREET
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,356.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,688.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.23529
    ----------------------------------------------------------------
0   0007655319     MORTGAGORS: KUMAR                THIMMIAH
                               KUMAR                KEERTINI
    REGION CODE    ADDRESS   : 8 MOCCASIN COURT
        01         CITY      :    MAHWAH
                   STATE/ZIP : NJ  07430
    MORTGAGE AMOUNT :   363,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,871.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,442.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.06451
    ----------------------------------------------------------------
0   0007655327     MORTGAGORS: TAYLOR               RICHARD

    REGION CODE    ADDRESS   : 1231 SUNSET PLAZA DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90069
    MORTGAGE AMOUNT :   649,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    643,894.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,933.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.28000
    ----------------------------------------------------------------
0   0007655335     MORTGAGORS: NAJARIAN             THOMAS
                               NAJARIAN             TAMAR
    REGION CODE    ADDRESS   : 724 11TH STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   558,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    555,289.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,100.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007655343     MORTGAGORS: MUTRYN               LINDA

    REGION CODE    ADDRESS   : 10549 KINGS WAY
        01         CITY      :    NORTH ROYALTON
                   STATE/ZIP : OH  44133
    MORTGAGE AMOUNT :   237,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,333.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,388.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,098,950.00
                                P & I AMT:     19,553.72
                                UPB AMT:   2,082,745.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:            8
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007655350     MORTGAGORS: CHAO                 MEI-YIN

    REGION CODE    ADDRESS   : 9161 LA ALBA DRIVE
        01         CITY      :    WHITTIER
                   STATE/ZIP : CA  90603
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,896.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,043.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007655368     MORTGAGORS: HENDERSON            ROBERT

    REGION CODE    ADDRESS   : 2444 MORNING STAR COURT
        01         CITY      :    PARK CITY
                   STATE/ZIP : UT  84060
    MORTGAGE AMOUNT :   990,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    981,168.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     9,318.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   015
    LTV :                 55.00000
    ----------------------------------------------------------------
0   0007655376     MORTGAGORS: MEJIA JR             LUDOVICO
                               MEJIA                EVANGELINE
    REGION CODE    ADDRESS   : 2522 GLEN DUNDEE WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   248,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,988.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,341.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007655384     MORTGAGORS: CHOI                 HA
                               CHOI                 HUI
    REGION CODE    ADDRESS   : 7930 OCTOBER WAY
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   316,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,973.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,981.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.98224
    ----------------------------------------------------------------
0   0007655392     MORTGAGORS: DIOS                 PETER
                               DIOS                 CLAUDIA
    REGION CODE    ADDRESS   : 315 THE CLIFFS
        01         CITY      :    DUNWOODY
                   STATE/ZIP : GA  30350
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,917.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,127.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 41.71779
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,231,600.00
                                P & I AMT:     20,813.83
                                UPB AMT:   2,212,944.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:            9
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007655400     MORTGAGORS: JOLINE               RAYMOND
                               JOLINE               PATRICIA
    REGION CODE    ADDRESS   : 633 SOUNDVIEW DRIVE
        01         CITY      :    PALM HARBOR
                   STATE/ZIP : FL  34683
    MORTGAGE AMOUNT :   329,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,065.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,096.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007655418     MORTGAGORS: PLUNKETT             WALTER
                               PLUNKETT             ROBIN
    REGION CODE    ADDRESS   : 5862 VALLE VISTA COURT
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95650
    MORTGAGE AMOUNT :   558,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    552,517.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,172.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.63291
    ----------------------------------------------------------------
0   0007655426     MORTGAGORS: BAYOT                OLIVER
                               BAYOT                REBECCA
    REGION CODE    ADDRESS   : 30518 MALLORCA WAY
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   308,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,908.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,840.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007655434     MORTGAGORS: KERN                 JAMES

    REGION CODE    ADDRESS   : 21670 WHITEWOOD DRIVE
        01         CITY      :    STEAMBOAT SPRINGS
                   STATE/ZIP : CO  80487
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    595,736.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,647.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 66.40841
    ----------------------------------------------------------------
0   0007655442     MORTGAGORS: SUNG                 JUHYEONG
                               SUNG                 HYUNJA
    REGION CODE    ADDRESS   : 382 CASTELLO ROAD
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,484.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,464.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.52941
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,065,800.00
                                P & I AMT:     19,222.63
                                UPB AMT:   2,048,711.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           10
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007655459     MORTGAGORS: NEWER                RICHARD
                               NEWER                KRISTI
    REGION CODE    ADDRESS   : 1080 LAKEVIEW PARK
        01         CITY      :    WOLVERINE L
                   STATE/ZIP : MI  48390
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,412.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,091.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007655467     MORTGAGORS: AMORTEGUY            DAVID
                               AMORTEGUY            NANCY
    REGION CODE    ADDRESS   : 268 EAST VIEW DRIVE
        01         CITY      :    SANTA PAULA
                   STATE/ZIP : CA  93060
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,460.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,354.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.97402
    ----------------------------------------------------------------
0   0007655475     MORTGAGORS: LAING                JOHN

    REGION CODE    ADDRESS   : 2341 SAN MARCO DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,416.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,281.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.24489
    ----------------------------------------------------------------
0   0007655483     MORTGAGORS: DORAN                LYNN

    REGION CODE    ADDRESS   : 228 19TH PLACE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   750,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    745,455.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,952.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 52.81690
    ----------------------------------------------------------------
0   0007655491     MORTGAGORS: MORE                 RONALD
                               MORE                 CLAUDIA
    REGION CODE    ADDRESS   : 15047 NW ROCKYFORD ROAD
        01         CITY      :    YAMHILL
                   STATE/ZIP : OR  97148
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,142.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,738.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,002,000.00
                                P & I AMT:     18,419.39
                                UPB AMT:   1,988,888.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           11
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007655509     MORTGAGORS: LIMA                 JONI
                               SPAIDER              JOSEPH
    REGION CODE    ADDRESS   : 10 SANDPIPER LANE PEMAQUID PT.
        01         CITY      :    BRISTOL
                   STATE/ZIP : ME  04554
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,676.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,689.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007655517     MORTGAGORS: TROSSELLO            VINCENT
                               TROSSELLO            JUDITH
    REGION CODE    ADDRESS   : 17 SENTINEL ROAD
        01         CITY      :    HINGHAM
                   STATE/ZIP : MA  02043
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,513.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,190.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 52.17391
    ----------------------------------------------------------------
0   0007655525     MORTGAGORS: BENSON               STEVEN
                               BENSON               JANEIL
    REGION CODE    ADDRESS   : 7861 SOUTH PHEASANT WOOD DRIVE
        01         CITY      :    SANDY
                   STATE/ZIP : UT  84121
    MORTGAGE AMOUNT :   632,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    628,170.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,858.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.19047
    ----------------------------------------------------------------
0   0007655541     MORTGAGORS: SCHIFFGEN            STEPHEN
                               SCHIFFGEN            SHANNON
    REGION CODE    ADDRESS   : 11059 SOUTH RYAN PARK AVENUE
        01         CITY      :    SANDY
                   STATE/ZIP : UT  84092
    MORTGAGE AMOUNT :   341,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,408.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,141.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.43396
    ----------------------------------------------------------------
0   0007655558     MORTGAGORS: SPATAFORE            DAVID
                               SPATAFORE            KAY
    REGION CODE    ADDRESS   : 1122 EAST GILMER DRIVE
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84105
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,905.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.25000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,947,500.00
                                P & I AMT:     18,027.07
                                UPB AMT:   1,935,673.84

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           12
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007655566     MORTGAGORS: MUHONEN              MICHAEL
                               MUHONEN              LINDA
    REGION CODE    ADDRESS   : 7 AUGUSTA
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    645,886.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,842.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.44632
    ----------------------------------------------------------------
0   0007655574     MORTGAGORS: BROWN                NEAL

    REGION CODE    ADDRESS   : 9061 IRWINGROVE DRIVE
        01         CITY      :    DOWNEY
                   STATE/ZIP : CA  90241
    MORTGAGE AMOUNT :   303,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,342.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,789.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007655582     MORTGAGORS: HILL                 TIMOTHY
                               HILL                 DIANE
    REGION CODE    ADDRESS   : 112 CEDAR RIDGE DRIVE
        01         CITY      :    LAKE ARROWHEAD
                   STATE/ZIP : CA  92352
    MORTGAGE AMOUNT :   555,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    551,673.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,184.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007655590     MORTGAGORS: NEELS                JOHN
                               NEELS                CINDY
    REGION CODE    ADDRESS   : 7 BROOKS ST
        01         CITY      :    WINCHESTER
                   STATE/ZIP : MA  01890
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,207.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,802.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 61.22449
    ----------------------------------------------------------------
0   0007655616     MORTGAGORS: BRACKIN              CHARLES
                               BRACKIN              DONNA
    REGION CODE    ADDRESS   : 8745 DOUBLE EAGLE DRIVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :   305,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,937.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,877.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 61.15000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,113,950.00
                                P & I AMT:     19,496.36
                                UPB AMT:   2,100,048.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           13
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007655632     MORTGAGORS: WOO                  CYNTHIA

    REGION CODE    ADDRESS   : 2222 SHERWOOD PLACE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :   327,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,750.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,107.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007655640     MORTGAGORS: HOLLANDER            PAUL
                               HOLLANDER            MARTHA
    REGION CODE    ADDRESS   : 215 BLAYLOCK ROAD
        01         CITY      :    ADAIRSVILLE
                   STATE/ZIP : GA  30103
    MORTGAGE AMOUNT :   247,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,331.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,332.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.21787
    ----------------------------------------------------------------
0   0007655657     MORTGAGORS: BALISTRERI           ANTHONY
                               BALISTRERI           ROSEANN
    REGION CODE    ADDRESS   : 43 RYAN PLACE
        01         CITY      :    STATEN ISLAND
                   STATE/ZIP : NY  10312
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,273.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,371.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 61.95786
    ----------------------------------------------------------------
0   0007655665     MORTGAGORS: YANG                 GAP

    REGION CODE    ADDRESS   : 222-27 KENILWORTH DRIVE
        01         CITY      :    BAYSIDE
                   STATE/ZIP : NY  11364
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,859.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,259.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007655673     MORTGAGORS: LICCIARDI            ANGELO
                               LICCIARDI            EVELYN
    REGION CODE    ADDRESS   : 3435 MUIRFIELD DRIVE
        01         CITY      :    COLORADO SP
                   STATE/ZIP : CO  80907
    MORTGAGE AMOUNT :   620,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    614,056.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,747.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 47.69230
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,685,400.00
                                P & I AMT:     15,817.27
                                UPB AMT:   1,663,270.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           14
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007655681     MORTGAGORS: IKEDA                JAMES
                               IKEDA                CHONG
    REGION CODE    ADDRESS   : 1102 WEST WOLFRAM
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60657
    MORTGAGE AMOUNT :   319,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,373.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,030.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.45652
    ----------------------------------------------------------------
0   0007655863     MORTGAGORS: SHEILS               PHILIP
                               SHEILS               LUCY
    REGION CODE    ADDRESS   : 6847 WALTON POINT ROAD
        01         CITY      :    NAPLES
                   STATE/ZIP : NY  14512
    MORTGAGE AMOUNT :   317,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,675.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,944.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007655871     MORTGAGORS: HALEY                GARY

    REGION CODE    ADDRESS   : 3292 PHELPS RD.
        01         CITY      :    COURTLAND
                   STATE/ZIP : MS  38620
    MORTGAGE AMOUNT :    30,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     29,814.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       273.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 49.18032
    ----------------------------------------------------------------
0   0007655889     MORTGAGORS: DAVEN                JOEL
                               DAVEN                JENNIFER
    REGION CODE    ADDRESS   : 21 ROYAL OAKS DR
        01         CITY      :    ROSEBURG
                   STATE/ZIP : OR  97470
    MORTGAGE AMOUNT :   244,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,952.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,197.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 61.12500
    ----------------------------------------------------------------
0   0007655905     MORTGAGORS: TRIMMER              BRET
                               TRIMMER              JOANNA
    REGION CODE    ADDRESS   : 3939 EAST KNOLL CIRCLE
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85215
    MORTGAGE AMOUNT :   442,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    440,650.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,066.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,353,600.00
                                P & I AMT:     12,512.05
                                UPB AMT:   1,346,466.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           15
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007655913     MORTGAGORS: BEVINETTO            ANTHONY
                               BEVINETTO            ALEXIS
    REGION CODE    ADDRESS   : 259 CURTIS POINT DRIVE
        01         CITY      :    MANTOLOKING
                   STATE/ZIP : NJ  08738
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,851.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,333.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 54.11764
    ----------------------------------------------------------------
0   0007655921     MORTGAGORS: ENNEN                JODI

    REGION CODE    ADDRESS   : 10220 27TH AVENUE NORTH
        01         CITY      :    PLYMOUTH
                   STATE/ZIP : MN  55441
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,241.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007655939     MORTGAGORS: CONNOR               BRIAN
                               CONNOR               SHARON
    REGION CODE    ADDRESS   : 660 WINDSOR DRIVE
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94025
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,823.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,294.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 42.21954
    ----------------------------------------------------------------
0   0007655954     MORTGAGORS: COUGHLIN-PUOPOLO     PAULA
                               PUOPOLO              JOSEPH
    REGION CODE    ADDRESS   : 1580 BEACH AVE
        01         CITY      :    ATLANTIC BEACH
                   STATE/ZIP : FL  32233
    MORTGAGE AMOUNT :   235,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,880.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,167.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007655970     MORTGAGORS: VON BRECHT           CHARLES
                               VON BRECHT           CATHERINE
    REGION CODE    ADDRESS   : 2 BLUE HERON LANE
        01         CITY      :    CUMBERLAND FORESIDE
                   STATE/ZIP : ME  04110
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,310.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,682.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.02597
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,522,600.00
                                P & I AMT:     14,070.45
                                UPB AMT:   1,513,107.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           16
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007655988     MORTGAGORS: WARHURST             PERRY
                               WARHURST             MELISSA
    REGION CODE    ADDRESS   : 9436 VISTA DRIVE
        01         CITY      :    LENEXA
                   STATE/ZIP : KS  66220
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,934.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,989.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 62.26415
    ----------------------------------------------------------------
0   0007655996     MORTGAGORS: EAGLEY               THOMAS
                               THOMSON              MONICA
    REGION CODE    ADDRESS   : 1200 S.E. 12TH TERRACE
        01         CITY      :    DEERFIELD BEACH
                   STATE/ZIP : FL  33441
    MORTGAGE AMOUNT :   403,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,531.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,707.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.08695
    ----------------------------------------------------------------
0   0007656028     MORTGAGORS: GRIPP                MICHAEL
                               GRIPP                MARCIA
    REGION CODE    ADDRESS   : 14505 HIGHWAY 196
        01         CITY      :    EADS
                   STATE/ZIP : TN  38028
    MORTGAGE AMOUNT :   291,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,158.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,615.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.12048
    ----------------------------------------------------------------
0   0007656036     MORTGAGORS: HARITOS              DEMETRIS
                               HARITOS              ANGELIKI
    REGION CODE    ADDRESS   : 6676 FOREST PARK DRIVE
        01         CITY      :    TROY
                   STATE/ZIP : MI  48098
    MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,163.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,044.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0007656044     MORTGAGORS: HSU                  HSI-SHENG
                               CHEN                 LIDO
    REGION CODE    ADDRESS   : 18832 DEEP WELL ROAD
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   407,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    405,743.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,715.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.40350
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,651,500.00
                                P & I AMT:     15,071.53
                                UPB AMT:   1,642,531.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           17
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656051     MORTGAGORS: SHEIKH               SHAHID
                               SADAGHIANI           ROYA
    REGION CODE    ADDRESS   : 2518 ARLOTTA PLACE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,603.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,635.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.51613
    ----------------------------------------------------------------
0   0007656077     MORTGAGORS: WEST                 DARELL
                               WEST                 SHIRLEY
    REGION CODE    ADDRESS   : 6812 LELAND PARK DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   475,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    470,876.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,478.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.09091
    ----------------------------------------------------------------
0   0007656085     MORTGAGORS: KAUBISCH             WOLF-HASSO
                               KAUBISCH             ELIZABETH
    REGION CODE    ADDRESS   : 821 ROSS COURT
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   299,392.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,577.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,775.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.16838
    ----------------------------------------------------------------
0   0007656093     MORTGAGORS: DAVIES               ALLEN
                               DAVIES               KAREN
    REGION CODE    ADDRESS   : 5823 LAKE HARBOR RD
        01         CITY      :    NORTON SHORES
                   STATE/ZIP : MI  49441
    MORTGAGE AMOUNT :   324,599.93  OPTION TO CONVERT :
    UNPAID BALANCE :    322,675.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,055.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 40.57499
    ----------------------------------------------------------------
0   0007656101     MORTGAGORS: RHODES               JOHN

    REGION CODE    ADDRESS   : 4 CLOUDVIEW ROAD
        01         CITY      :    SAUSALITO
                   STATE/ZIP : CA  94965
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,576.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,708.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 57.14285
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,999,791.93
                                P & I AMT:     18,652.48
                                UPB AMT:   1,985,309.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           18
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656119     MORTGAGORS: BRIONES              CONCEPCION
                               BRIONES              JAIME
    REGION CODE    ADDRESS   : 539 CREEDON CIRCLE
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94502
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,083.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,759.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 49.97043
    ----------------------------------------------------------------
0   0007656127     MORTGAGORS: BOTT                 DANIEL
                               BOTT                 JUDITH
    REGION CODE    ADDRESS   : 8520 AUTOPLANE DRIVE
        01         CITY      :    CAREFREE
                   STATE/ZIP : AZ  85377
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    458,610.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,264.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.87500
    ----------------------------------------------------------------
0   0007656135     MORTGAGORS: DUNN                 GARY
                               DUNN                 JOANN
    REGION CODE    ADDRESS   : 20310 VIA TARRAGONA
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,868.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,201.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007656143     MORTGAGORS: JEWETT               KEITH
                               JEWETT               ANAHID
    REGION CODE    ADDRESS   : 511 NORTH FREDERIC STREET
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91505
    MORTGAGE AMOUNT :   230,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,088.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,120.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.75778
    ----------------------------------------------------------------
0   0007656150     MORTGAGORS: WU                   JACK
                               WU                   ANN-CHIH
    REGION CODE    ADDRESS   : 1399 SUZANNE COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,879.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,244.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.16494
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,688,500.00
                                P & I AMT:     15,590.33
                                UPB AMT:   1,680,530.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           19
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656168     MORTGAGORS: CONNORS              DENNIS
                               CONNORS              C.
    REGION CODE    ADDRESS   : 341 TOPSAIL COURT
        01         CITY      :    FOSTER CITY
                   STATE/ZIP : CA  94404
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,455.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,128.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007656176     MORTGAGORS: CHOU                 SIMON
                               LAI                  JIAMIN
    REGION CODE    ADDRESS   : 7523 TROTTER WAY
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,244.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,317.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.42253
    ----------------------------------------------------------------
0   0007656184     MORTGAGORS: CUNNINGHAM           STEPHEN

    REGION CODE    ADDRESS   : 18125 HELOTES SPRINGS
        01         CITY      :    HELOTES
                   STATE/ZIP : TX  78023
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,377.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,134.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.64406
    ----------------------------------------------------------------
0   0007656192     MORTGAGORS: BRUSCA               MICHAEL
                               BRUSCA               CONSTANCE
    REGION CODE    ADDRESS   : 10852 CAROLYN COURT
        01         CITY      :    ORLAND PARK
                   STATE/ZIP : IL  60467
    MORTGAGE AMOUNT :   338,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,227.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,112.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.67441
    ----------------------------------------------------------------
0   0007656200     MORTGAGORS: WALSH                DANIEL
                               WALSH                NANCY
    REGION CODE    ADDRESS   : 231 NORTH WASHINGTON AVENUE
        01         CITY      :    PARK RIDGE
                   STATE/ZIP : IL  60068
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,370.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,493.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.82195
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,426,800.00
                                P & I AMT:     13,186.19
                                UPB AMT:   1,418,675.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           20
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656218     MORTGAGORS: WELLS                THOMAS
                               WELLS                SHANNON
    REGION CODE    ADDRESS   : 1860 WEXPORT LANE
        01         CITY      :    COMMERCE
                   STATE/ZIP : MI  48382
    MORTGAGE AMOUNT :   227,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,519.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,112.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 63.30555
    ----------------------------------------------------------------
0   0007656226     MORTGAGORS: CHAMBERS             EVAN
                               CHAMBERS             DENISE
    REGION CODE    ADDRESS   : 1119 E HIGHLAND DR
        01         CITY      :    LAKELAND
                   STATE/ZIP : FL  33813
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,686.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,017.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007656234     MORTGAGORS: NIELSEN              KURT
                               NIELSEN              KATHYRN
    REGION CODE    ADDRESS   : 13537 LANDFAIR ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   347,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,874.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,192.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.47169
    ----------------------------------------------------------------
0   0007656242     MORTGAGORS: CHAN                 JEANNIE

    REGION CODE    ADDRESS   : 6816 LIVINGSTON DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,382.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,715.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 41.16788
    ----------------------------------------------------------------
0   0007656259     MORTGAGORS: SIGMAN               SCOTT
                               BERLINER             JILL
    REGION CODE    ADDRESS   : 2348 LIVE OAK MEADOWS ROAD
        01         CITY      :    (MALIBU AREA) LOS ANGELES
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   465,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,580.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,277.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.15126
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,649,900.00
                                P & I AMT:     15,315.11
                                UPB AMT:   1,641,042.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           21
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656267     MORTGAGORS: HENSON               STEVEN
                               HENSON               GLORIA
    REGION CODE    ADDRESS   : 3620 BAYSIDE WALK
        01         CITY      :    PACIFIC BEACH
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,352.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,428.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 49.25926
    ----------------------------------------------------------------
0   0007656275     MORTGAGORS: LEE                  KYU-WOONG
                               WANG-LEE             NANCY
    REGION CODE    ADDRESS   : 199 BALBOA DRIVE
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,429.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.81159
    ----------------------------------------------------------------
0   0007656283     MORTGAGORS: HUANG                TON-CHURO
                               HUANG                LIN SHAN
    REGION CODE    ADDRESS   : 21306 RUMFORD DRIVE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,561.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,241.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 38.70967
    ----------------------------------------------------------------
0   0007656291     MORTGAGORS: GRIFFIN              W.
                               GRIFFIN              GAYNOR
    REGION CODE    ADDRESS   : 821 MERIT SPRINGS ROAD
        01         CITY      :    GADSDEN
                   STATE/ZIP : AL  35901
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,475.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.60000
    ----------------------------------------------------------------
0   0007656309     MORTGAGORS: HOBSON               SHAUN
                               HOBSON               ANNE
    REGION CODE    ADDRESS   : 4020 PINE RIDGE CT.
        01         CITY      :    FENTON
                   STATE/ZIP : MI  48430
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,942.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,536.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,274,600.00
                                P & I AMT:     11,800.40
                                UPB AMT:   1,266,760.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           22
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656325     MORTGAGORS: CRAFTON              STANLEY
                               CRAFTON              SHARON
    REGION CODE    ADDRESS   : 6440 WILLOW BROOM TRAIL
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80125
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,422.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,282.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.10810
    ----------------------------------------------------------------
0   0007656333     MORTGAGORS: SHOLTS               RICHARD
                               SHOLTS               YOUNG-SUN
    REGION CODE    ADDRESS   : 110 MYSTIC MEADOWS LANE
        01         CITY      :    ST. LOUIS
                   STATE/ZIP : MO  63141
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,708.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,377.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 56.92307
    ----------------------------------------------------------------
0   0007656341     MORTGAGORS: PIORKOWSKI           PAUL
                               PIORKOWSKI           JODI
    REGION CODE    ADDRESS   : 2050 KEY HARBOUR DRIVE
        01         CITY      :    LAKE ST. LOUIS
                   STATE/ZIP : MO  63367
    MORTGAGE AMOUNT :   454,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    451,249.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,208.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 84.54376
    ----------------------------------------------------------------
0   0007656358     MORTGAGORS: SOUTHWORTH           MIKE
                               SOUTHWORTH           SILVIA
    REGION CODE    ADDRESS   : 1708 CATHERINE COURT
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : IL  62704
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,007.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,989.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 46.42857
    ----------------------------------------------------------------
0   0007656366     MORTGAGORS: WEYHER               WILLIAM
                               WEYHER               MARY
    REGION CODE    ADDRESS   : 1442 EAST CIRCLE WAY
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84103
    MORTGAGE AMOUNT :   505,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    501,906.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,645.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.12500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,906,000.00
                                P & I AMT:     17,504.28
                                UPB AMT:   1,895,294.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           23
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656374     MORTGAGORS: ANDERBERG            JOHN
                               ANDERBERG            CORRIE
    REGION CODE    ADDRESS   : 235 COPA DE ORO DRIVE
        01         CITY      :    BREA
                   STATE/ZIP : CA  92823
    MORTGAGE AMOUNT :   231,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,971.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,141.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.00000
    ----------------------------------------------------------------
0   0007656390     MORTGAGORS: JACKSON              LAURENCE
                               JACKSON              DAPHNE
    REGION CODE    ADDRESS   : 5128 WATCHWOOD PATH
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MD  21044
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,720.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,713.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.30434
    ----------------------------------------------------------------
0   0007656408     MORTGAGORS: MARSHALL             CHARLES

    REGION CODE    ADDRESS   : 13220 WHISTLER AVENUE
        01         CITY      :    GRANADA HIL
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   257,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,823.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,350.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 88.18493
    ----------------------------------------------------------------
0   0007656416     MORTGAGORS: SHAFER               DOUGLAS
                               SHAFER               SUSAN
    REGION CODE    ADDRESS   : 1338 EVAH LANE
        01         CITY      :    WEST LINN
                   STATE/ZIP : OR  97068
    MORTGAGE AMOUNT :   348,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,636.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,232.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007656424     MORTGAGORS: NIPPER               PAUL
                               BRATZ                ROBERTA
    REGION CODE    ADDRESS   : 3044 MARILYN WAY
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93105
    MORTGAGE AMOUNT :   231,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,425.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.93103
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,479,050.00
                                P & I AMT:     13,620.78
                                UPB AMT:   1,469,578.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           24
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656432     MORTGAGORS: MCCORMICK            PATRICK
                               MCCORMICK            MEEGAN
    REGION CODE    ADDRESS   : 6152 EAST CIELO RUN SOUTH
        01         CITY      :    CAVE CREEK
                   STATE/ZIP : AZ  85331
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,130.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,738.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.76744
    ----------------------------------------------------------------
0   0007656440     MORTGAGORS: WHITMAN              JOHN
                               WHITMAN              JANICE
    REGION CODE    ADDRESS   : 4243 ORR RANCH ROAD
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,323.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,381.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 55.78947
    ----------------------------------------------------------------
0   0007656457     MORTGAGORS: ROOF                 GARY

    REGION CODE    ADDRESS   : 11500 GRATON ROAD
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   513,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    509,857.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,719.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.14285
    ----------------------------------------------------------------
0   0007656465     MORTGAGORS: RAVI                 V.
                               RAVI                 TITA
    REGION CODE    ADDRESS   : 2951 EAGLES NEST DRIVE
        01         CITY      :    PALM HARBOR
                   STATE/ZIP : FL  34683
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    446,082.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,076.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007656473     MORTGAGORS: HODGES               MICHAEL
                               HODGES               MARY CAROLYN
    REGION CODE    ADDRESS   : 28491 CEDAR RIDGE ROAD
        01         CITY      :    (TRABUCO CANYON AREA)
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   264,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,568.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,491.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.51388
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,792,650.00
                                P & I AMT:     16,407.02
                                UPB AMT:   1,779,963.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           25
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656481     MORTGAGORS: VAUGHAN              ARTHUR
                               IYALL                CANDY
    REGION CODE    ADDRESS   : 1401 28TH AVENUE COURT
        01         CITY      :    MILTON
                   STATE/ZIP : WA  98354
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,251.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 47.57281
    ----------------------------------------------------------------
0   0007656499     MORTGAGORS: FLOYD                DAN
                               FLOYD                ANN
    REGION CODE    ADDRESS   : 14280 SARATOGA AVENUE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,184.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,492.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 36.40000
    ----------------------------------------------------------------
0   0007656507     MORTGAGORS: PERALTA              SAGRAMOR
                               PERALTA              EDNA
    REGION CODE    ADDRESS   : 299 PRAIRIE VIEW COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   222,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,654.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,057.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.78688
    ----------------------------------------------------------------
0   0007656515     MORTGAGORS: CONSTANTINIDES       CATHERINE
                               CONSTANTINIDES       CHARLES
    REGION CODE    ADDRESS   : 6875 CASTLEROCK DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    437,091.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,016.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.53846
    ----------------------------------------------------------------
0   0007656523     MORTGAGORS: WENTZEL              ROY
                               WENTZEL              JEAN
    REGION CODE    ADDRESS   : 4147 HILLTOP COURT
        01         CITY      :    PARK CITY
                   STATE/ZIP : UT  84098
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,606.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,132.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.42857
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,410,000.00
                                P & I AMT:     12,952.63
                                UPB AMT:   1,401,788.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           26
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656531     MORTGAGORS: MONTGOMERY           JAMES
                               MONTGOMERY           MARY
    REGION CODE    ADDRESS   : 1980 JIM TOWN COURT
        01         CITY      :    GOLD RIVER
                   STATE/ZIP : CA  95670
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,169.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,549.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.98952
    ----------------------------------------------------------------
0   0007656549     MORTGAGORS: CURTIS               MARGUERITE
                               CURTIS               DAVID
    REGION CODE    ADDRESS   : 1014 WEST FOREST HILLS BLVD
        01         CITY      :    DURHAM
                   STATE/ZIP : NC  27707
    MORTGAGE AMOUNT :   250,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,834.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,305.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007656556     MORTGAGORS: SCHUST               CRAIG
                               BURNS                JENNIFER
    REGION CODE    ADDRESS   : 1250 OXFORD DRIVE
        01         CITY      :    CONYERS
                   STATE/ZIP : GA  30013
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,235.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,649.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007656564     MORTGAGORS: SCHNEIDER            JOSEPH
                               SCHNEIDER            CHRISTINE
    REGION CODE    ADDRESS   : 1230 PARAGON PLACE
        01         CITY      :    FORT COLLINS
                   STATE/ZIP : CO  80525
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,698.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,461.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 82.45341
    ----------------------------------------------------------------
0   0007656572     MORTGAGORS: BENNETT              AMY

    REGION CODE    ADDRESS   : 14380 LAKESHORE RD
        01         CITY      :    LAKESIDE
                   STATE/ZIP : MI  49116
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,275.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,224.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,319,100.00
                                P & I AMT:     12,190.04
                                UPB AMT:   1,314,213.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           27
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656580     MORTGAGORS: OBERMEYER            RICHARD
                               OBERMEYER            PHYLLIS
    REGION CODE    ADDRESS   : 12495 WOODHALL WAY
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,001.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,898.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.19047
    ----------------------------------------------------------------
0   0007656598     MORTGAGORS: MCGUIRE              TOM
                               POWE                 JOSEPHINE
    REGION CODE    ADDRESS   : 801 MALIBU MEADOWS DRIVE
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   750,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    745,355.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,846.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.42857
    ----------------------------------------------------------------
0   0007656606     MORTGAGORS: HUNG                 JACK
                               HUNG                 IRENE
    REGION CODE    ADDRESS   : 18807 KENTFIELD PLACE
        01         CITY      :    ROWLAND HEIGHTS
                   STATE/ZIP : CA  91748
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,210.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,638.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.14058
    ----------------------------------------------------------------
0   0007656614     MORTGAGORS: ASHCRAFT             GARY
                               ASHCRAFT             SHELLEY
    REGION CODE    ADDRESS   : 2204 ISLAND WOOD ROAD
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78733
    MORTGAGE AMOUNT :   339,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,751.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,101.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 46.86896
    ----------------------------------------------------------------
0   0007656622     MORTGAGORS: CANTRELL             ANTHONY

    REGION CODE    ADDRESS   : 41 SCOTSMOOR COURT
        01         CITY      :    SUGAR LAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,937.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,599.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.78947
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,198,800.00
                                P & I AMT:     20,084.83
                                UPB AMT:   2,187,255.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           28
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656648     MORTGAGORS: CLARK                MICHAEL
                               CLARK                GIGI
    REGION CODE    ADDRESS   : 11 RIVERCOACH LANE
        01         CITY      :    SUGAR LAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   307,211.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,241.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,761.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.79506
    ----------------------------------------------------------------
0   0007656663     MORTGAGORS: PAUL                 GERALD
                               PAUL                 TERI
    REGION CODE    ADDRESS   : 12 WESTPORT
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   513,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    512,164.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,689.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007656671     MORTGAGORS: FOSSUM               JOHN
                               FOSSUM               JANET
    REGION CODE    ADDRESS   : 2721 WINDOVER DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   517,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    515,421.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,756.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.44444
    ----------------------------------------------------------------
0   0007656689     MORTGAGORS: NABAVI               MASSOUD
                               NABAVI               TEHEREH
    REGION CODE    ADDRESS   : 20444 ROCA CHICA DRIVE
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   490,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    488,503.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,507.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007656697     MORTGAGORS: MOSCUCCI             MAURO
                               MOSCUCCI             ADRIANA
    REGION CODE    ADDRESS   : 3330 WOODLEA
        01         CITY      :    ANN ARBOR
                   STATE/ZIP : MI  48103
    MORTGAGE AMOUNT :   256,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,880.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,413.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.10404
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,084,361.00
                                P & I AMT:     19,128.19
                                UPB AMT:   2,077,211.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           29
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656705     MORTGAGORS: NISCH                KENNETH
                               NISCH                ANNE
    REGION CODE    ADDRESS   : 955 LONE PINE RD
        01         CITY      :    BLOOMFIELD HILLS
                   STATE/ZIP : MI  48302
    MORTGAGE AMOUNT :   425,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    416,085.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,034.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 43.76543
    ----------------------------------------------------------------
0   0007656713     MORTGAGORS: FARVER               JEFFREY
                               FARVER               JENNIFER
    REGION CODE    ADDRESS   : 3319 FALLING BROOK
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78258
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    396,273.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,651.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.66429
    ----------------------------------------------------------------
0   0007656721     MORTGAGORS: DELLA CORTE          BARBARA
                               HOEFT                CHRISTOPHER
    REGION CODE    ADDRESS   : 280 AND 260 S. WILLOW
        01         CITY      :    JACKSON
                   STATE/ZIP : WY  83001
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,173.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 59.22070
    ----------------------------------------------------------------
0   0007656747     MORTGAGORS: HARR                 PAUL

    REGION CODE    ADDRESS   : 10362 LIONS PATH
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80124
    MORTGAGE AMOUNT :   230,827.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,982.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,156.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.99980
    ----------------------------------------------------------------
0   0007656754     MORTGAGORS: OKERSTROM            ROGER
                               OKERSTROM            KAREN
    REGION CODE    ADDRESS   : 116 NORTH 641 WEST
        01         CITY      :    VALPARAISO
                   STATE/ZIP : IN  46383
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,052.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,381.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.33333
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,537,227.00
                                P & I AMT:     14,321.25
                                UPB AMT:   1,515,565.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           30
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656762     MORTGAGORS: BERG                 DANA
                               BERG                 SARAH
    REGION CODE    ADDRESS   : 603 LAKOTA LANE
        01         CITY      :    JACKSON
                   STATE/ZIP : WY  83001
    MORTGAGE AMOUNT :   314,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,532.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,914.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007656770     MORTGAGORS: PARMLEY              SEAN
                               PARMLEY              BONNIE
    REGION CODE    ADDRESS   : 27326 PRIMROSE LANE
        01         CITY      :    MUNDELEIN
                   STATE/ZIP : IL  60060
    MORTGAGE AMOUNT :   434,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,341.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,992.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.19819
    ----------------------------------------------------------------
0   0007656788     MORTGAGORS: SARRECCHIA           VINCENT
                               SARRECCHIA           FLORENCE
    REGION CODE    ADDRESS   : 22146 DALEVIEW DR
        01         CITY      :    NOVI
                   STATE/ZIP : MI  48374
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,172.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,096.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007656796     MORTGAGORS: HENDERSON            ARLISS

    REGION CODE    ADDRESS   : 1101 SW 42ND STREET
        01         CITY      :    BLUE SPRINGS
                   STATE/ZIP : MO  64015
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,666.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,198.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.01587
    ----------------------------------------------------------------
0   0007656804     MORTGAGORS: KLAASSEN             CURTIS
                               KLAASSEN             CHERRY
    REGION CODE    ADDRESS   : 2617 W. 112TH ST.
        01         CITY      :    LEAWOOD
                   STATE/ZIP : KS  66211
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,264.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,781.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 30.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,602,400.00
                                P & I AMT:     14,982.36
                                UPB AMT:   1,589,977.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           31
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656812     MORTGAGORS: SNARSKI              MICHAEL
                               SNARSKI              FRANCESCA
    REGION CODE    ADDRESS   : 5608 ST ALBANS WAY
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21212
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,468.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.52941
    ----------------------------------------------------------------
0   0007656820     MORTGAGORS: PENNELLI             CHRISTOPHER
                               PENNELLI             KAREN
    REGION CODE    ADDRESS   : 622 BELKNAP ROAD
        01         CITY      :    FRAMINGHAM
                   STATE/ZIP : MA  01701
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,621.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,148.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.23129
    ----------------------------------------------------------------
0   0007656838     MORTGAGORS: SCHECHTER            PHILLIP
                               SCHECHTER            SHERYL
    REGION CODE    ADDRESS   : 5903 FINCH COURT
        01         CITY      :    LONG GROVE
                   STATE/ZIP : IL  60047
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,576.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,708.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 57.14285
    ----------------------------------------------------------------
0   0007656846     MORTGAGORS: GUNTER               JOSEPH

    REGION CODE    ADDRESS   : ROUTE 2  BOX 14  PENIEL ROAD
        01         CITY      :    COLUMBUS
                   STATE/ZIP : NC  28722
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,785.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,145.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 58.33333
    ----------------------------------------------------------------
0   0007656853     MORTGAGORS: DUBIA                CHRISTIAN
                               DUBIA                KATHLEEN
    REGION CODE    ADDRESS   : 29 SOUTH PEAK
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    646,104.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,071.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 59.09091
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,880,000.00
                                P & I AMT:     17,374.10
                                UPB AMT:   1,868,556.01

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           32
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656861     MORTGAGORS: DAVEY                TOM
                               DAVEY                GAIL
    REGION CODE    ADDRESS   : 807 COUNTRY CLUB PARKWAY
        01         CITY      :    CASTLE ROCK
                   STATE/ZIP : CO  80104
    MORTGAGE AMOUNT :   544,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    540,631.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,965.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007656879     MORTGAGORS: KENEALY              JAMES
                               KENEALY              VANESSA
    REGION CODE    ADDRESS   : 21 EAST MAIN STREET
        01         CITY      :    HOPKINTON
                   STATE/ZIP : MA  01748
    MORTGAGE AMOUNT :   265,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,025.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,500.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007656887     MORTGAGORS: NEWBOWER             RONALD
                               NEWBOWER             DONNA
    REGION CODE    ADDRESS   : 159 NAGOG HILL RD
        01         CITY      :    ACTON
                   STATE/ZIP : MA  01720
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,455.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,128.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007656895     MORTGAGORS: REINHART             JEFFEREY
                               REINHART             NANCY
    REGION CODE    ADDRESS   : 4706 THEALL ROAD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77066
    MORTGAGE AMOUNT :    66,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     65,767.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       596.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007656911     MORTGAGORS: HARRIS               JAMES
                               HARRIS               CAROL
    REGION CODE    ADDRESS   : 34 TARTAN LAKES
        01         CITY      :    WESTMONT
                   STATE/ZIP : IL  60559
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,602.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,736.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.07207
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,613,500.00
                                P & I AMT:     14,928.01
                                UPB AMT:   1,603,482.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           33
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656929     MORTGAGORS: CHADDHA              ARUN
                               CHADDHA              SMITA
    REGION CODE    ADDRESS   : CAPTAIN HANDLEY RD UNIT 15
        01         CITY      :    ACTON
                   STATE/ZIP : MA  01720
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,225.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,595.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007656945     MORTGAGORS: BROCK                SCOTT
                               BROCK                DEBORAH
    REGION CODE    ADDRESS   : 3932 BRYN MAWR DRIVE
        01         CITY      :    UNIVERSITY PARK
                   STATE/ZIP : TX  75225
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,101.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,696.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 42.97994
    ----------------------------------------------------------------
0   0007656952     MORTGAGORS: JONES                FRANKLIN
                               JONES                JANICE
    REGION CODE    ADDRESS   : 44 NOVA COURT
        01         CITY      :    LAKE OSWEGO
                   STATE/ZIP : OR  97035
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,109.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,722.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.88311
    ----------------------------------------------------------------
0   0007656960     MORTGAGORS: COTE                 SCOTT
                               COTE                 KELLIE
    REGION CODE    ADDRESS   : 453 ANNANDALE DRIVE
        01         CITY      :    LAKE ARROWHEAD
                   STATE/ZIP : CA  92352
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,379.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007656978     MORTGAGORS: LIU                  BEN
                               LIU                  JOYCE
    REGION CODE    ADDRESS   : 11701 ABERDEEN
        01         CITY      :    LEAWOOD
                   STATE/ZIP : KS  66211
    MORTGAGE AMOUNT :   547,520.00  OPTION TO CONVERT :
    UNPAID BALANCE :    544,055.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,921.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.18036
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,683,520.00
                                P & I AMT:     15,402.33
                                UPB AMT:   1,672,870.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           34
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007656986     MORTGAGORS: HASTINGS             WARREN
                               HASTINGS             CAROLYN
    REGION CODE    ADDRESS   : 10795 SOUTHWEST MARY PLACE
        01         CITY      :    TIGARD
                   STATE/ZIP : OR  97223
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,612.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,008.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007656994     MORTGAGORS: WELLS                SUSAN
                               MURRAY               LEE
    REGION CODE    ADDRESS   : 145 PRIMROSE WAY
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,548.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,720.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 46.61290
    ----------------------------------------------------------------
0   0007657000     MORTGAGORS: PATRICK              JOSEPH
                               VERBANIC             JOANN
    REGION CODE    ADDRESS   : 412 CROSS CREEK COURT
        01         CITY      :    FRANKLIN
                   STATE/ZIP : TN  37067
    MORTGAGE AMOUNT :   229,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,799.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007657018     MORTGAGORS: SOUZA                BRAD
                               SOUZA                SHELLIE
    REGION CODE    ADDRESS   : 314 WILDWOOD AVENUE
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   357,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,234.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,365.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------
0   0007657026     MORTGAGORS: YOUNG                STEVEN
                               MAHAISAVARIYA        PAIBOON
    REGION CODE    ADDRESS   : 2121 W CALIFORNIA STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92110
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,127.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,708.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.35897
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,386,100.00
                                P & I AMT:     12,931.07
                                UPB AMT:   1,370,323.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           35
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007657034     MORTGAGORS: BAERST               JOHN
                               BROWN                ALLISON
    REGION CODE    ADDRESS   : 243 RIDGEWAY ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   544,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    542,320.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,965.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.08391
    ----------------------------------------------------------------
0   0007657059     MORTGAGORS: CLARKSON             J.
                               CLARKSON             MARY
    REGION CODE    ADDRESS   : 509 COTTONWOOD CREEK DRIVE
        01         CITY      :    DRIPPING SPRINGS
                   STATE/ZIP : TX  78620
    MORTGAGE AMOUNT :   267,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,955.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,463.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.51428
    ----------------------------------------------------------------
0   0007657067     MORTGAGORS: LOVELESS             JON
                               SCHUSTER             PATRICIA
    REGION CODE    ADDRESS   : 16 SHAKER RD
        01         CITY      :    HARVARD
                   STATE/ZIP : MA  01451
    MORTGAGE AMOUNT :   272,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,509.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.55319
    ----------------------------------------------------------------
0   0007657075     MORTGAGORS: POLLOCK              LOUIS
                               POLLOCK              JEAN
    REGION CODE    ADDRESS   : 1 SEA TRUMPET DRIVE
        01         CITY      :    YORK
                   STATE/ZIP : ME  03909
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    436,311.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,235.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007657109     MORTGAGORS: JOHNSON              RICHARD

    REGION CODE    ADDRESS   : 2291 RANCH VIEW PLACE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,768.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,635.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 57.73195
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,814,600.00
                                P & I AMT:     16,849.16
                                UPB AMT:   1,790,865.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           36
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007657117     MORTGAGORS: STREBLER             JAMES
                               STREBLER             BRENDA
    REGION CODE    ADDRESS   : 4626 WEST BUCKSKIN TRAIL
        01         CITY      :    GLENDALE
                   STATE/ZIP : AZ  85310
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,549.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,260.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007657125     MORTGAGORS: CLUNEY               CARL
                               CLUNEY               NICKI
    REGION CODE    ADDRESS   : 1540 BUCKS HILL ROAD
        01         CITY      :    SOUTHBURY
                   STATE/ZIP : CT  06488
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,142.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,738.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 52.63157
    ----------------------------------------------------------------
0   0007657133     MORTGAGORS: VAFAEE               FARHAD
                               ASHOFTEH             AZITA
    REGION CODE    ADDRESS   : 3459 MEIER STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,259.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,190.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.72727
    ----------------------------------------------------------------
0   0007657141     MORTGAGORS: PONIATOWSKI          STEVEN
                               PONIATOWSKI          LAVERNE
    REGION CODE    ADDRESS   : 3900 114TH LANE NORTHEAST
        01         CITY      :    BLAINE
                   STATE/ZIP : MN  55449
    MORTGAGE AMOUNT :   245,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,979.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,241.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.71875
    ----------------------------------------------------------------
0   0007657158     MORTGAGORS: CHAN                 TOM
                               SHEN                 GLORIA
    REGION CODE    ADDRESS   : 1790 HILLIARD DRIVE
        01         CITY      :    SAN MARINO
                   STATE/ZIP : CA  91108
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,340.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,635.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 62.92134
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,307,500.00
                                P & I AMT:     12,066.70
                                UPB AMT:   1,300,270.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           37
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007657166     MORTGAGORS: DODELL               DAVID
                               DODELL               AMY
    REGION CODE    ADDRESS   : 9452 NORTH 115TH PLACE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85256
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,576.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007657174     MORTGAGORS: KING                 CHARLES
                               KING                 MAUREEN
    REGION CODE    ADDRESS   : 5017 SAN JOAQUIN DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,485.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,317.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.10200
    ----------------------------------------------------------------
0   0007657190     MORTGAGORS: MYERS                RONALD
                               STANLEY              BARBARA
    REGION CODE    ADDRESS   : 5984 OAKHILL DRIVE
        01         CITY      :    SANTA MARIA
                   STATE/ZIP : CA  93455
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,814.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,442.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.55102
    ----------------------------------------------------------------
0   0007657208     MORTGAGORS: MCLAUGHLIN           CHARLES
                               MCLAUGHLIN           JACQUE
    REGION CODE    ADDRESS   : 13596 STREAMSIDE DRIVE
        01         CITY      :    LAKE OSWEGO
                   STATE/ZIP : OR  97035
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,763.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,177.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 58.74384
    ----------------------------------------------------------------
0   0007657216     MORTGAGORS: ANGLILERI            JOSEPH
                               DOUSE-ANGILIERI      JULIE
    REGION CODE    ADDRESS   : 25800 MEADOWDALE
        01         CITY      :    FRANKLIN
                   STATE/ZIP : MI  48025
    MORTGAGE AMOUNT :   270,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,878.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,526.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 64.40476
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,364,000.00
                                P & I AMT:     12,486.06
                                UPB AMT:   1,357,518.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           38
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007657224     MORTGAGORS: SAPP                 JACK
                               SAPP                 JOSEPHINE
    REGION CODE    ADDRESS   : 3 OAK RIDGE AVENUE
        01         CITY      :    SUMMIT
                   STATE/ZIP : NJ  07901
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,511.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,483.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 83.07692
    ----------------------------------------------------------------
0   0007657232     MORTGAGORS: THAI                 KHIEM
                               NGUYEN               VI
    REGION CODE    ADDRESS   : 24316 KNOLL COURT
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,668.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,336.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.23287
    ----------------------------------------------------------------
0   0007657240     MORTGAGORS: BURNWEIT             CATHY
                               ASERLIND             ERIC
    REGION CODE    ADDRESS   : 6304 CABALLERO BOULEVARD
        01         CITY      :    CORAL GABLES
                   STATE/ZIP : FL  33143
    MORTGAGE AMOUNT :   635,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    629,210.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,886.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.27957
    ----------------------------------------------------------------
0   0007657257     MORTGAGORS: ROESSL               CHARLES
                               ROESSL               JUNE
    REGION CODE    ADDRESS   : 37604 MOJAVE SAGE STREET
        01         CITY      :    PALM DESERT
                   STATE/ZIP : CA  92211
    MORTGAGE AMOUNT :   271,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,722.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,476.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99587
    ----------------------------------------------------------------
0   0007657265     MORTGAGORS: NGUYEN               HAO
                               NGUYEN               DIEP
    REGION CODE    ADDRESS   : 18302 BLUEBELL LANE
        01         CITY      :    OLNEY
                   STATE/ZIP : MD  20832
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,322.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.75000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,672,250.00
                                P & I AMT:     15,337.79
                                UPB AMT:   1,657,436.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           39
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007657273     MORTGAGORS: KALETA               PAUL
                               KALETA               VICKY
    REGION CODE    ADDRESS   : 3755 BEACH ROAD
        01         CITY      :    SOUTH LAKE TAHOE
                   STATE/ZIP : CA  96150
    MORTGAGE AMOUNT :   420,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    415,097.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,779.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 35.03750
    ----------------------------------------------------------------
0   0007657281     MORTGAGORS: EASLER               R
                               EASLER               ROCHELLE
    REGION CODE    ADDRESS   : 6816 RAINTREE BOULEVARD
        01         CITY      :    FLOWER MOUND
                   STATE/ZIP : TX  75028
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,050.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,497.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.88321
    ----------------------------------------------------------------
0   0007657299     MORTGAGORS: CROWLEY              JOHN
                               CROWLEY              MARDENE
    REGION CODE    ADDRESS   : 2918 RR 620 NORTH UNIT #169
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78734
    MORTGAGE AMOUNT :   319,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,001.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,943.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99750
    ----------------------------------------------------------------
0   0007657307     MORTGAGORS: VAIL                 BRUCE
                               VAIL                 JUDY
    REGION CODE    ADDRESS   : 6243 EAST BERNEIL LANE
        01         CITY      :    PARADISE VALLEY
                   STATE/ZIP : AZ  85253
    MORTGAGE AMOUNT :   585,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    581,297.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,258.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.85714
    ----------------------------------------------------------------
0   0007657315     MORTGAGORS: WATSON               LAWRENCE
                               WATSON               DOROTHY
    REGION CODE    ADDRESS   : 2166 BURGENTINE DRIVE
        01         CITY      :    CORPUS CHRISTI
                   STATE/ZIP : TX  78418
    MORTGAGE AMOUNT :   231,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,183.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,141.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,830,000.00
                                P & I AMT:     16,619.58
                                UPB AMT:   1,812,630.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           40
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007657323     MORTGAGORS: CHUA                 KOK
                               CHUA                 SOK
    REGION CODE    ADDRESS   : 1159 HOBSON MILL DRIVE
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60540
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,869.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,140.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007657331     MORTGAGORS: MCDANIEL             J
                               PURCELL              DAVID
    REGION CODE    ADDRESS   : 571 ORME CIRCLE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30306
    MORTGAGE AMOUNT :   279,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,347.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,568.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007657349     MORTGAGORS: SALHUS               DAVID

    REGION CODE    ADDRESS   : 298 LA VERNE AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,455.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,236.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.25000
    ----------------------------------------------------------------
0   0007657356     MORTGAGORS: DENNAOUI             CHRISTINE

    REGION CODE    ADDRESS   : 5812 CARBECK DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,437.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,345.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 62.65356
    ----------------------------------------------------------------
0   0007657364     MORTGAGORS: THAKRAL              SURENDRA
                               THAKRAL              MEENAKSHI
    REGION CODE    ADDRESS   : 1774 ORANGEWOOD LANE
        01         CITY      :    ARCADIA
                   STATE/ZIP : CA  91006
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,388.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,389,200.00
                                P & I AMT:     12,756.84
                                UPB AMT:   1,381,499.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           41
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007657372     MORTGAGORS: LABEIRIE             ALEX
                               PETERSEN             KRISTEN
    REGION CODE    ADDRESS   : 140 ESCONDIDO PLACE
        01         CITY      :    LA HONDA
                   STATE/ZIP : CA  94020
    MORTGAGE AMOUNT :   287,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,293.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,581.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007657380     MORTGAGORS: QUAN                 ROGER
                               QUAN                 SANMY
    REGION CODE    ADDRESS   : 205 AYER LANE
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   289,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,707.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,642.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99447
    ----------------------------------------------------------------
0   0007657398     MORTGAGORS: YAN                  WEIPENG
                               ZENG                 HUI
    REGION CODE    ADDRESS   : 1025 ROCKPORT AVENUE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94065
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,606.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,661.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 87.77777
    ----------------------------------------------------------------
0   0007657406     MORTGAGORS: CHAN                 BEN
                               CHAN                 BETTY
    REGION CODE    ADDRESS   : 922 SUNDANCE DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,327.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,101.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 36.00000
    ----------------------------------------------------------------
0   0007657414     MORTGAGORS: AKHAVAN              MEHRAN
                               AKHAVAN              NANCY
    REGION CODE    ADDRESS   : 3766 WEST LOCUST AVENUE
        01         CITY      :    FRESNO
                   STATE/ZIP : CA  93711
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,254.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.70967
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,440,700.00
                                P & I AMT:     13,232.27
                                UPB AMT:   1,434,190.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           42
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007657422     MORTGAGORS: BOEHLE               SHAW-MING
                               BOEHLE               RICHARD
    REGION CODE    ADDRESS   : 521 SAN LUIS AVENUE
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,048.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,920.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 55.26315
    ----------------------------------------------------------------
0   0007657430     MORTGAGORS: PETERSEN             CRAIG

    REGION CODE    ADDRESS   : 110 GREENMEADOW AVENUE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91320
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,101.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,696.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007657448     MORTGAGORS: HOWARD               ELIZABETH

    REGION CODE    ADDRESS   : 11552 LAS LUCES
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   335,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,018.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,059.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 55.85000
    ----------------------------------------------------------------
0   0007657455     MORTGAGORS: WOLFSON              AIMEE
                               KIRBY                MICHAEL
    REGION CODE    ADDRESS   : 2210 WASHINGTON AVENUE
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90403
    MORTGAGE AMOUNT :   302,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,446.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,804.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 50.41666
    ----------------------------------------------------------------
0   0007657463     MORTGAGORS: BANKSON              ROBERT

    REGION CODE    ADDRESS   : 320 NORTH LA JOLLA AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90048
    MORTGAGE AMOUNT :   297,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,660.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,758.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.36000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,550,200.00
                                P & I AMT:     14,238.58
                                UPB AMT:   1,541,275.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           43
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007657471     MORTGAGORS: MORRIS               STEPHEN
                               MORRIS               MICHELLE
    REGION CODE    ADDRESS   : 1348 WEST HEMPSTEAD DRIVE
        01         CITY      :    EAGLE
                   STATE/ZIP : ID  83616
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,154.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,501.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.05405
    ----------------------------------------------------------------
0   0007657489     MORTGAGORS: GEYER                MATTHEW
                               GEYER                JOSEPHINE
    REGION CODE    ADDRESS   : 70 MORNING SUN AVENUE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   363,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,903.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,365.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.14285
    ----------------------------------------------------------------
0   0007657505     MORTGAGORS: KIM                  DANIEL
                               KIM                  JUNG-HEUI
    REGION CODE    ADDRESS   : 11780 MARIPOSA BAY LANE
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   339,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,305.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,963.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/07
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99670
    ----------------------------------------------------------------
0   0007657513     MORTGAGORS: FROEMMING            RONALD

    REGION CODE    ADDRESS   : 415 55TH AVENUE
        01         CITY      :    ST. PETERSBURG BEACH
                   STATE/ZIP : FL  33706
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,175.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,483.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.97297
    ----------------------------------------------------------------
0   0007657521     MORTGAGORS: PETROVICH            JAMES
                               PETROVICH            SUSAN
    REGION CODE    ADDRESS   : 100 LA VUELTA ROAD
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93108
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    548,338.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,098.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 61.79700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,796,450.00
                                P & I AMT:     17,411.87
                                UPB AMT:   1,789,877.66

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           44
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007657539     MORTGAGORS: MUSHEYEV             JULIET

    REGION CODE    ADDRESS   : 138-34 COOLIDGE AVENUE
        01         CITY      :    FLUSHING
                   STATE/ZIP : NY  11435
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,524.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,225.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0007657547     MORTGAGORS: ISRAELSEN            JULIE

    REGION CODE    ADDRESS   : 10089 SOUTH WASATCH BLVD
        01         CITY      :    SANDY
                   STATE/ZIP : UT  84092
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,160.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,529.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.52941
    ----------------------------------------------------------------
0   0007657554     MORTGAGORS: PAPE                 JOHN
                               PAPE                 CHARLEEN
    REGION CODE    ADDRESS   : 29028 CLEEK COURT
        01         CITY      :    IVANHOE
                   STATE/ZIP : IL  60060
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,093.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,781.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 50.84745
    ----------------------------------------------------------------
0   0007657562     MORTGAGORS: DAVISON              DEAN
                               TURNER               ROSLYN
    REGION CODE    ADDRESS   : 3518 241ST AVENUE SOUTHEAST
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,612.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,202.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.72131
    ----------------------------------------------------------------
0   0007657570     MORTGAGORS: MACDOUGALL           PRESTON
                               MACDOUGALL           KAREN
    REGION CODE    ADDRESS   : 11906 STONEY RIDGE LANE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77024
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,080.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,808.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 48.81889
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,456,500.00
                                P & I AMT:     13,546.83
                                UPB AMT:   1,447,472.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           45
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007657588     MORTGAGORS: GLEASON              JOHN
                               GLEASON              ROBIN
    REGION CODE    ADDRESS   : 4602 WYNMEADE PARK
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30067
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,472.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,599.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.89326
    ----------------------------------------------------------------
0   0007657596     MORTGAGORS: KING                 ROBERT
                               KING                 MERILYN
    REGION CODE    ADDRESS   : 18269 BLUE HERON DRIVE
        01         CITY      :    NORTHVILLE
                   STATE/ZIP : MI  48167
    MORTGAGE AMOUNT :   255,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,681.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,406.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.02777
    ----------------------------------------------------------------
0   0007657604     MORTGAGORS: ALEXANDER            ALEXANDER
                               ALEXANDER            JANICE
    REGION CODE    ADDRESS   : 3307 CARRIAGE PLACE
        01         CITY      :    BURLINGTON
                   STATE/ZIP : NC  27215
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,677.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,423.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007657612     MORTGAGORS: MARTINEZ             JUAN
                               FERNANDEZ            ANA MARIA
    REGION CODE    ADDRESS   : 9491 S.W. 97TH STREET
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33176
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,271.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007657620     MORTGAGORS: WEHNER               JOHN
                               MARTINEZ-WEHNER      ASUNCION
    REGION CODE    ADDRESS   : 1434 KNOWLTON DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,191.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,870.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 55.86080
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,671,700.00
                                P & I AMT:     15,454.95
                                UPB AMT:   1,663,295.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           46
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007657638     MORTGAGORS: HENRY                MICHAEL

    REGION CODE    ADDRESS   : 6343 W. 129TH PLACE
        01         CITY      :    PALOS HEIGHTS
                   STATE/ZIP : IL  60463
    MORTGAGE AMOUNT :   246,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,006.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,285.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0030587323     MORTGAGORS: BRUGERE-TRELAT       PHILLIPE

    REGION CODE    ADDRESS   : 72 FOURTEEN HILLS COURT
        01         CITY      :    NOYACK
                   STATE/ZIP : NY  11963
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,576.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,708.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 39.60300
    ----------------------------------------------------------------
0   0030792261     MORTGAGORS: GERRITS              RUSSELL

    REGION CODE    ADDRESS   : 1045 MOUNTAIN VIEW AVE
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94040
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,233.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,811.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.80400
    ----------------------------------------------------------------
0   0030815419     MORTGAGORS: SUTTER               EUGENIA

    REGION CODE    ADDRESS   : 3432 COURTLAND ROAD
        01         CITY      :    PEPPER PIKE
                   STATE/ZIP : OH  44122
    MORTGAGE AMOUNT :   295,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,198.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,714.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0030842389     MORTGAGORS: WALKER               R.

    REGION CODE    ADDRESS   : 1400 11TH STREEET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,158.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,731.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.80000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,537,600.00
                                P & I AMT:     14,250.99
                                UPB AMT:   1,523,173.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           47
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030891881     MORTGAGORS: LINK                 ROBERT
                               LINK                 PAULA
    REGION CODE    ADDRESS   : 2523 RIDGESTONE  DR.
        01         CITY      :    ELIZABETHTOWN
                   STATE/ZIP : KY  42701
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,411.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,680.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.22800
    ----------------------------------------------------------------
0   0030905194     MORTGAGORS: MANSOUR              SHARON
                               MANSOUR              MARK
    REGION CODE    ADDRESS   : 2610 NE 40TH ST
        01         CITY      :    FORT LAUDERDALE
                   STATE/ZIP : FL  33308
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    588,956.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,562.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 54.54500
    ----------------------------------------------------------------
0   0030918247     MORTGAGORS: HERMAN               RICHARD
                               HERMAN               MARGARET
    REGION CODE    ADDRESS   : 212 W PINEHURST TRAIL
        01         CITY      :    DAKOTA DUNES
                   STATE/ZIP : SD  57049
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    548,338.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,098.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.75000
    ----------------------------------------------------------------
0   0030930747     MORTGAGORS: PLANICK              ANTHONY
                               MELVIN-PLANICK       CAROLYN
    REGION CODE    ADDRESS   : 534 CLEARBROOK
        01         CITY      :    MESQUITE
                   STATE/ZIP : NV  89027
    MORTGAGE AMOUNT :    86,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     85,219.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       810.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.57700
    ----------------------------------------------------------------
0   0030936371     MORTGAGORS: MAGEE                CHRISTOPHER
                               MAGEE                JANET
    REGION CODE    ADDRESS   : 57 POCHICK AVENUE
        01         CITY      :    NANTUCKET
                   STATE/ZIP : MA  02554
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,032.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,035.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.42100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,848,800.00
                                P & I AMT:     17,188.35
                                UPB AMT:   1,828,958.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           48
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030941207     MORTGAGORS: ANSICK               FRED
                               ANSICK               ELAINE
    REGION CODE    ADDRESS   : 12388 HENDERSON ROAD
        01         CITY      :    CLIFTON
                   STATE/ZIP : VA  20124
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,052.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 54.34700
    ----------------------------------------------------------------
0   0030947824     MORTGAGORS: GOLDEN               JOEL
                               GOLDEN               JOANN
    REGION CODE    ADDRESS   : 8535 PORTOFINO
        01         CITY      :    WHITTIER
                   STATE/ZIP : CA  90603
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,096.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,897.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.46800
    ----------------------------------------------------------------
0   0030957567     MORTGAGORS: CLAYTON              SHEILAH

    REGION CODE    ADDRESS   : 1454 RUTHERFORD DRIVE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91103
    MORTGAGE AMOUNT :   590,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    582,805.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,469.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.63100
    ----------------------------------------------------------------
0   0030958409     MORTGAGORS: NUNES                PAUL
                               NUNES                JOAN
    REGION CODE    ADDRESS   : 70 CULLODEN DRIVE
        01         CITY      :    CANTON
                   STATE/ZIP : MA  02021
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,536.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.67300
    ----------------------------------------------------------------
0   0030960819     MORTGAGORS: BALDY                LAWRENCE
                               BALDY                DIANNA
    REGION CODE    ADDRESS   : 6313 CRESTFIELD AVENUE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89108
    MORTGAGE AMOUNT :   101,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :     98,042.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       951.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 47.37209
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,536,850.00
                                P & I AMT:     14,119.45
                                UPB AMT:   1,517,996.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           49
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030973416     MORTGAGORS: PADRON               SEBASTIAN
                               PADRON               MARIA
    REGION CODE    ADDRESS   : 6510 PEMVIEW
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78240
    MORTGAGE AMOUNT :   229,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,414.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,160.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.64200
    ----------------------------------------------------------------
0   0030975569     MORTGAGORS: BOWMAN               CHARLES

    REGION CODE    ADDRESS   : 2825 S OAKWOOD DRIVE
        01         CITY      :    BOUNTIFUL
                   STATE/ZIP : UT  84010
    MORTGAGE AMOUNT :   228,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,731.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,169.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030980734     MORTGAGORS: MARSELLA             JAMES
                               MARSELLA             SHARON
    REGION CODE    ADDRESS   : 16027 SOUTH 1ST STREET
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85048
    MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,463.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,090.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.01200
    ----------------------------------------------------------------
0   0030990915     MORTGAGORS: LIU                  DAVID
                               KANG                 QIAN
    REGION CODE    ADDRESS   : 9 EDGEWOOD  RUN
        01         CITY      :    AMHERST
                   STATE/ZIP : NH  03031
    MORTGAGE AMOUNT :   242,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,484.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,279.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------
0   0030994552     MORTGAGORS: ELLSWORTH            MICHAEL
                               ELLSWORTH            VONYA
    REGION CODE    ADDRESS   : 4508 MURFREESBORO ROAD
        01         CITY      :    FRANKLIN
                   STATE/ZIP : TN  37064
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    594,588.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,604.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,529,500.00
                                P & I AMT:     14,305.29
                                UPB AMT:   1,514,683.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           50
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030994909     MORTGAGORS: LOW                  WING
                               LOW                  MEI
    REGION CODE    ADDRESS   : 15 TARA ROAD
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94593
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,247.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,959.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031000029     MORTGAGORS: COMEAU               ROBERT
                               COMEAU               CAROL
    REGION CODE    ADDRESS   : 20 CHATHAM COURT
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   400,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    396,322.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,651.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 40.68400
    ----------------------------------------------------------------
0   0031000854     MORTGAGORS: SHUSHTARI            J

    REGION CODE    ADDRESS   : 6 HEATHER LANE
        01         CITY      :    SIMSBURY
                   STATE/ZIP : CT  06070
    MORTGAGE AMOUNT :   471,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,103.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,439.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031001589     MORTGAGORS: CASS                 RICHARD
                               CASS                 LINDA
    REGION CODE    ADDRESS   : 31 CLARK LANE
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,147.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,648.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.25300
    ----------------------------------------------------------------
0   0031003734     MORTGAGORS: SARGENTI             DENNIS
                               SARGENTI             DANA
    REGION CODE    ADDRESS   : 52 VLIETTOWN ROAD
        01         CITY      :    TEWKSBURY TOWNSHIP
                   STATE/ZIP : NJ  08858
    MORTGAGE AMOUNT :   718,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    700,165.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,809.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   015
    LTV :                 52.40800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,179,650.00
                                P & I AMT:     20,508.37
                                UPB AMT:   2,145,986.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           51
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031009087     MORTGAGORS: TALLMAN              ANTHONY
                               TALLMAN              ROSALIND
    REGION CODE    ADDRESS   : 11709 N 159TH COURT
        01         CITY      :    JUPITER
                   STATE/ZIP : FL  33478
    MORTGAGE AMOUNT :   124,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    122,656.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,184.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 59.90338
    ----------------------------------------------------------------
0   0031024599     MORTGAGORS: CURTIN               JOHN
                               LOCKWOOD             JORY
    REGION CODE    ADDRESS   : 67 SCARLET OAK DRIVE
        01         CITY      :    WILTON
                   STATE/ZIP : CT  06897
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,218.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,355.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.57500
    ----------------------------------------------------------------
0   0031025471     MORTGAGORS: WOHLER               BRETT
                               WOHLER               MARGARET
    REGION CODE    ADDRESS   : 726 BATTERY PLACE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,093.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,781.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.22000
    ----------------------------------------------------------------
0   0031031602     MORTGAGORS: VACHHANI             SHAILESH
                               VACHHANI             RAJSHREE
    REGION CODE    ADDRESS   : 15700 NW WISMER DRIVE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97229
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,257.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,280.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0031035025     MORTGAGORS: RIVERA               LANCE

    REGION CODE    ADDRESS   : 51 OLD QUARRY RD
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : NJ  07631
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,654.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,793.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,326,000.00
                                P & I AMT:     12,395.15
                                UPB AMT:   1,319,880.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           52
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031035249     MORTGAGORS: KOCH                 CHRISTOPHER
                               KOCH                 JULIE
    REGION CODE    ADDRESS   : 171 MIDDLESEX
        01         CITY      :    BUFFALO
                   STATE/ZIP : NY  14216
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,199.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,456.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 43.08900
    ----------------------------------------------------------------
0   0031037682     MORTGAGORS: DONOVAN              CHRISTOPHER
                               DONOVAN              MAUREEN
    REGION CODE    ADDRESS   : 40 MARTINGALE LANE
        01         CITY      :    WESTWOOD
                   STATE/ZIP : MA  02090
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,124.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,035.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 52.41900
    ----------------------------------------------------------------
0   0031039167     MORTGAGORS: ANDERSON             PHILIP

    REGION CODE    ADDRESS   : 4620 84TH AVENUE SE
        01         CITY      :    MERCER ISLAND
                   STATE/ZIP : WA  98040
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    464,918.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,523.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031042351     MORTGAGORS: BAO                  SU
                               VU                   THINH
    REGION CODE    ADDRESS   : 6607 SCHURTZ STREET
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   307,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,041.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,780.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.98800
    ----------------------------------------------------------------
0   0031043730     MORTGAGORS: YUEN                 CHARLES
                               LO                   TEMMY
    REGION CODE    ADDRESS   : 1490 PASEO DE ORO
        01         CITY      :    PACIFIC PALISADES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   560,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    556,418.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,112.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,945,000.00
                                P & I AMT:     17,909.26
                                UPB AMT:   1,912,702.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           53
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031048994     MORTGAGORS: DUHRA                AVTAR
                               KAUR                 HARNAIK
    REGION CODE    ADDRESS   : 3223 SOUTH 133RD STREET
        01         CITY      :    TUKWILA
                   STATE/ZIP : WA  98168
    MORTGAGE AMOUNT :   137,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,962.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,281.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031049703     MORTGAGORS: WRIGHT               DANIEL
                               FENG                 MONA
    REGION CODE    ADDRESS   : 5 MOODY POINT DRIVE
        01         CITY      :    NEWMARKET
                   STATE/ZIP : NH  03857
    MORTGAGE AMOUNT :   279,529.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,871.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,631.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 62.67460
    ----------------------------------------------------------------
0   0031052095     MORTGAGORS: DENNIS               MARTIN
                               LESCO                BARBARA
    REGION CODE    ADDRESS   : 26 BARTHEL COURT
        01         CITY      :    LUTHERVILLE
                   STATE/ZIP : MD  21093
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    428,018.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,974.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.00000
    ----------------------------------------------------------------
0   0031054034     MORTGAGORS: GROAT                SCOTT
                               GROAT                TERESA
    REGION CODE    ADDRESS   : 97 MEIGS DRIVE
        01         CITY      :    SHALIMAR
                   STATE/ZIP : FL  32579
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,418.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,419.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.35800
    ----------------------------------------------------------------
0   0031054380     MORTGAGORS: ALLEN                BRADLEY
                               ALLEN                SUSAN
    REGION CODE    ADDRESS   : 1196 KILLARNEY LANE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19382
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,646.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,221.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,473,729.00
                                P & I AMT:     13,527.42
                                UPB AMT:   1,462,917.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           54
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031055247     MORTGAGORS: GILLIARD             JACKIE
                               GILLIARD             YVETTE
    REGION CODE    ADDRESS   : 102 JEWETT PLACE
        01         CITY      :    UPPER MARLBORO
                   STATE/ZIP : MD  20772
    MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,691.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031056047     MORTGAGORS: DEWALD               MICHAEL
                               DEWALD               TERESE
    REGION CODE    ADDRESS   : RR 3 BOX 287A
        01         CITY      :    NORTH PLATTE
                   STATE/ZIP : NE  69101
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,321.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,615.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031058167     MORTGAGORS: MATCHO               JONATHAN
                               MATCHO               AMY
    REGION CODE    ADDRESS   : 1202 GEIGER LANE
        01         CITY      :    BRIDGEWATER
                   STATE/ZIP : NJ  08807
    MORTGAGE AMOUNT :   302,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,760.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031059660     MORTGAGORS: PODELL               SELMA

    REGION CODE    ADDRESS   : 20 WEST 64TH STREET, UNIT 33T
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10023
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    198,801.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.20800
    ----------------------------------------------------------------
0   0031063498     MORTGAGORS: NARVACAN             GUILLERMO
                               NARVACAN             WILMA
    REGION CODE    ADDRESS   : 407 BAYBRDGE DRIVE
        01         CITY      :    SUGARLAND
                   STATE/ZIP : TX  77478
    MORTGAGE AMOUNT :   253,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,905.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,369.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.98200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,259,350.00
                                P & I AMT:     11,763.84
                                UPB AMT:   1,248,120.87

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           55
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031064090     MORTGAGORS: GOYAL                SHRI
                               GOYAL                VIBHA
    REGION CODE    ADDRESS   : 16 MAYNARD FARM CIRCLE, LOT 62
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   471,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    470,490.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,408.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031065238     MORTGAGORS: WEISE                DONNA

    REGION CODE    ADDRESS   : 850 SAN PEDRO AVENUE
        01         CITY      :    CORAL GABLES
                   STATE/ZIP : FL  33156
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    548,375.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,177.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 36.66600
    ----------------------------------------------------------------
0   0031068414     MORTGAGORS: SCHLESINGER          JAMES
                               SCHLESINGER          LISA
    REGION CODE    ADDRESS   : 92 HOMINY HILL ROAD
        01         CITY      :    COLTS NECK TWP.
                   STATE/ZIP : NJ  07722
    MORTGAGE AMOUNT :   267,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,698.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,496.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.08200
    ----------------------------------------------------------------
0   0031069727     MORTGAGORS: BINGHAM              RUSSELL

    REGION CODE    ADDRESS   : 8 MILL POND LANE
        01         CITY      :    OLD LYME
                   STATE/ZIP : CT  06371
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,962.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,367.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.88800
    ----------------------------------------------------------------
0   0031073190     MORTGAGORS: SAMUELS              RAYMOND
                               DEANGELO             ANN
    REGION CODE    ADDRESS   : 238 VITTORIO CT
        01         CITY      :    PARK RIDGE
                   STATE/ZIP : NJ  07656
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,616.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,711.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,936,700.00
                                P & I AMT:     18,160.63
                                UPB AMT:   1,930,142.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           56
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031073281     MORTGAGORS: PEREZ                MANUEL
                               PEREZ                MARTA
    REGION CODE    ADDRESS   : 1212 FALLSMEAD WAY
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,321.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,615.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.54500
    ----------------------------------------------------------------
0   0031074487     MORTGAGORS: MITZNER              RICHARD
                               MITZNER              LISA
    REGION CODE    ADDRESS   : 22 OVERLOOK ROAD
        01         CITY      :    ARDSLEY
                   STATE/ZIP : NY  10502
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,735.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,259.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031075351     MORTGAGORS: PARKER               RUSSELL

    REGION CODE    ADDRESS   : 642 RUE DE MUCKLE
        01         CITY      :    MT. PLEASANT
                   STATE/ZIP : SC  29464
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,283.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,117.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 34.37000
    ----------------------------------------------------------------
0   0031075930     MORTGAGORS: MONTEFUSCO           MICHAEL
                               MONTEFUSCO           LAURA
    REGION CODE    ADDRESS   : 21 RICHARD LN
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : NY  11743
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,303.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,176.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.96800
    ----------------------------------------------------------------
0   0031077423     MORTGAGORS: GIBSON               DANIEL
                               GIBSON               LYNN
    REGION CODE    ADDRESS   : 3 HAZELWOOD CIRCLE
        01         CITY      :    ANDOVER
                   STATE/ZIP : MA  01810
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,564.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,013.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 53.89200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,442,500.00
                                P & I AMT:     13,182.63
                                UPB AMT:   1,436,210.45

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           57
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031078140     MORTGAGORS: ARAUZ                JUAN
                               ARAUZ                DONNA
    REGION CODE    ADDRESS   : 28315 HIGHWAY 87 NORTH
        01         CITY      :    CALIFORNIA
                   STATE/ZIP : MO  65018
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,012.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,921.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.56500
    ----------------------------------------------------------------
0   0031083132     MORTGAGORS: HOEKSTRA             LORI
                               HOEKSTRA             DON
    REGION CODE    ADDRESS   : 1595 SW 4 CR
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33486
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,548.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.88800
    ----------------------------------------------------------------
0   0031083611     MORTGAGORS: PRIMEAUX             ARTHUR
                               PRIMEAUX             GAYLA SUE
    REGION CODE    ADDRESS   : 1717 SWAN DRIVE
        01         CITY      :    LAKE CHARLES
                   STATE/ZIP : LA  70605
    MORTGAGE AMOUNT :   242,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,174.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,269.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.47200
    ----------------------------------------------------------------
0   0031083918     MORTGAGORS: O'CONNELL            BRIAN
                               O'CONNELL            MICHELE
    REGION CODE    ADDRESS   : 61 LAUREL DRIVE
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02192
    MORTGAGE AMOUNT :   240,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,247.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.33700
    ----------------------------------------------------------------
0   0031084916     MORTGAGORS: CASELLA              MICHAEL
                               CASELLA              LINDA
    REGION CODE    ADDRESS   : 308 BARN HILL ROAD
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19382
    MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,465.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,275.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,320,750.00
                                P & I AMT:     12,160.60
                                UPB AMT:   1,315,800.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           58
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031086192     MORTGAGORS: NACHAMKIN            MICHAEL
                               NACHAMKIN            JULIE
    REGION CODE    ADDRESS   : 15 ANDREWS LANE
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08540
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,235.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,345.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 44.54200
    ----------------------------------------------------------------
0   0031088149     MORTGAGORS: BEYELER              LAUREN
                               BEYELER              RICHARD
    REGION CODE    ADDRESS   : 2133 OCTAVIA STREET
        01         CITY      :    NEW ORLEANS
                   STATE/ZIP : LA  70115
    MORTGAGE AMOUNT :   243,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,856.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,240.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031090525     MORTGAGORS: URQUHART             MICHAEL
                               URQUHART             JENNIFER
    REGION CODE    ADDRESS   : 14 THANKFUL BRADLEY ROAD
        01         CITY      :    REDDING
                   STATE/ZIP : CT  06896
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,027.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,875.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 56.04900
    ----------------------------------------------------------------
0   0031092562     MORTGAGORS: HASKELL              PATRICIA
                               HASKELL              JOHN
    REGION CODE    ADDRESS   : 21 ALDEN ROAD
        01         CITY      :    EAST ORLEANS
                   STATE/ZIP : MA  02643
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,626.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,651.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031092612     MORTGAGORS: SIMPSON              DOROTHY
                               MONTGOMERY           CHERILYN
    REGION CODE    ADDRESS   : 7035 WOOD BLUFF BOULEVARD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77040
    MORTGAGE AMOUNT :    58,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     57,735.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       542.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,156,100.00
                                P & I AMT:     10,655.36
                                UPB AMT:   1,148,482.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           59
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031092661     MORTGAGORS: COOPER               JAMES
                               TRENT                MONICA
    REGION CODE    ADDRESS   : 1109 MORRISETT AVENUE
        01         CITY      :    JEFFERSON CITY
                   STATE/ZIP : TN  37760
    MORTGAGE AMOUNT :    55,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     54,043.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       509.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00058
    ----------------------------------------------------------------
0   0031094022     MORTGAGORS: WIJSENBEEK           FREDERICK
                               WIJSENBEEK           MARJOLIJN
    REGION CODE    ADDRESS   : 8 EDGEMARTH HILL RD
        01         CITY      :    WESTPORT
                   STATE/ZIP : CT  06880
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    597,437.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,351.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 66.74000
    ----------------------------------------------------------------
0   0031096431     MORTGAGORS: SCHWEIGER            ROBERT
                               SCHWEIGER            TONI
    REGION CODE    ADDRESS   : 10 ROLLING RIDGE COURT
        01         CITY      :    MOUNT KISCO
                   STATE/ZIP : NY  10549
    MORTGAGE AMOUNT :   479,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    477,569.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,474.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.27300
    ----------------------------------------------------------------
0   0031099138     MORTGAGORS: RATAY                ANDRE
                               RATAY                SONYA
    REGION CODE    ADDRESS   : 50 MOUNTAIN TOP ROAD
        01         CITY      :    THE BOROUGH OF BERNARDSVI
                   STATE/ZIP : NJ  07924
    MORTGAGE AMOUNT : 1,300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,292,744.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :    15,516.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/07
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 52.00000
    ----------------------------------------------------------------
0   0031099955     MORTGAGORS: BURNETT              HYLTON
                               BURNETT              LYNETTE
    REGION CODE    ADDRESS   : 89 OLD BELDEN HILL ROAD
        01         CITY      :    WILTON
                   STATE/ZIP : CT  06897
    MORTGAGE AMOUNT :   355,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,127.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,292.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,789,200.00
                                P & I AMT:     29,144.40
                                UPB AMT:   2,775,922.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           60
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031100100     MORTGAGORS: VOULGAROPOULOS       MENELAOS
                               GREEN                SHERYL
    REGION CODE    ADDRESS   : 18225 MAINSAIL POINT DRIVE
        01         CITY      :    CORNELIUS
                   STATE/ZIP : NC  28031
    MORTGAGE AMOUNT :   900,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    897,221.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     8,215.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 68.70200
    ----------------------------------------------------------------
0   0031101249     MORTGAGORS: SMITH                LARRY
                               SMITH                MARIA
    REGION CODE    ADDRESS   : 6740 EAST STALLION ROAD
        01         CITY      :    PARADISE VALLEY
                   STATE/ZIP : AZ  85253
    MORTGAGE AMOUNT :   975,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    969,558.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :    11,637.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/07
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 69.64200
    ----------------------------------------------------------------
0   0031101439     MORTGAGORS: TURLEY               KEITH
                               TURLEY               DOROTHY
    REGION CODE    ADDRESS   : 34 WILLIAM PALMER DRIVE
        01         CITY      :    FLAGSTAFF
                   STATE/ZIP : AZ  86001
    MORTGAGE AMOUNT :   341,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,307.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,140.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.89100
    ----------------------------------------------------------------
0   0031102460     MORTGAGORS: HEAVEY               JAMES
                               HEAVEY               YVONNE
    REGION CODE    ADDRESS   : 25 RIVERVIEW AVENUE
        01         CITY      :    ARDSLEY
                   STATE/ZIP : NY  10502
    MORTGAGE AMOUNT :   269,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,532.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.75000
    ----------------------------------------------------------------
0   0031102569     MORTGAGORS: NAZARIAN             JAMSHID
                               NAZARIAN             FARZANEH
    REGION CODE    ADDRESS   : 725 NO LINDEN DRIVE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    996,979.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     9,270.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 50.63200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   3,485,450.00
                                P & I AMT:     34,796.16
                                UPB AMT:   3,473,167.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           61
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031103955     MORTGAGORS: HART                 RONALD
                               HART                 FRANZISKA
    REGION CODE    ADDRESS   : 6960 N. BARNETT LANE
        01         CITY      :    FOX POINT
                   STATE/ZIP : WI  53217
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,036.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,706.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
0   0031104201     MORTGAGORS: MULLIGAN             DANIEL
                               MULLIGAN             KELLY
    REGION CODE    ADDRESS   : 15090 SW 74TH AVENUE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33158
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,499.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.49300
    ----------------------------------------------------------------
0   0031105836     MORTGAGORS: BIANCHETTI           KENNETH

    REGION CODE    ADDRESS   : 900 FOUR O'CLOCK ROAD
        01         CITY      :    BRECKENRIDGE
                   STATE/ZIP : CO  80424
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,100.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,072.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031107246     MORTGAGORS: LEE                  EUGENE

    REGION CODE    ADDRESS   : 8575 EDWARDTON DRIVE
        01         CITY      :    ROSWELL
                   STATE/ZIP : GA  30076
    MORTGAGE AMOUNT :   270,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,565.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,468.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.92900
    ----------------------------------------------------------------
0   0031107741     MORTGAGORS: ZUMKHAWALA           ASHVIN
                               ZUMKHAWALA           DOLAR
    REGION CODE    ADDRESS   : 9480 CUNNINGHAM ROAD
        01         CITY      :    CINCINNATI
                   STATE/ZIP : OH  45243
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,483.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,947.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/08
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 28.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,605,400.00
                                P & I AMT:     15,449.29
                                UPB AMT:   1,596,684.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           62
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031107758     MORTGAGORS: FRANSSEN             DAVID
                               FRANSSEN             SHERIE
    REGION CODE    ADDRESS   : 9731 MELINDA CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,488.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,437.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.31000
    ----------------------------------------------------------------
0   0031107865     MORTGAGORS: BOYLES               RICHARD
                               BOYLES               ANGELA
    REGION CODE    ADDRESS   : 14 FLAMINGO
        01         CITY      :    HILTON HEAD
                   STATE/ZIP : SC  29928
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,603.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,391.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 84.96700
    ----------------------------------------------------------------
0   0031108715     MORTGAGORS: SCHWEITZER           PETER

    REGION CODE    ADDRESS   : 6701 WOODRIDGE DRIVE
        01         CITY      :    PARKLAND
                   STATE/ZIP : FL  33067
    MORTGAGE AMOUNT :   262,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,662.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031109838     MORTGAGORS: BELOTT               RICHARD
                               BELOTT               LINDA
    REGION CODE    ADDRESS   : 52 CHRISTY DRIVE
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 49.56500
    ----------------------------------------------------------------
0   0031110083     MORTGAGORS: LEONG                TONY
                               LEONG                CHING-CHAU
    REGION CODE    ADDRESS   : 3476 RAMSTAD DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,648.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,146.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.62000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,294,200.00
                                P & I AMT:     12,004.44
                                UPB AMT:   1,286,403.04

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           63
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031110679     MORTGAGORS: BRAITHWAITE          RICHARD
                               BRAITHWAITE          SUSAN
    REGION CODE    ADDRESS   : 17028 COOPER DRIVE
        01         CITY      :    BEND
                   STATE/ZIP : OR  97707
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,228.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,282.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.44500
    ----------------------------------------------------------------
0   0031111289     MORTGAGORS: HULICK               PETER
                               HULICK               MARY
    REGION CODE    ADDRESS   : 100 SANDS POINT ROAD UNIT 215
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34228
    MORTGAGE AMOUNT :   260,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,234.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,413.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031111297     MORTGAGORS: OLUSOLA              BENEDICT

    REGION CODE    ADDRESS   : 819 W PLEASANT RUN ROAD
        01         CITY      :    DESOTO
                   STATE/ZIP : TX  75115
    MORTGAGE AMOUNT :   228,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,348.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,104.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.79000
    ----------------------------------------------------------------
0   0031111784     MORTGAGORS: SEIBEL               KENNETH
                               SEIBEL               CATHERINE
    REGION CODE    ADDRESS   : 11 LARCHMONT COURT
        01         CITY      :    HOPEWELL
                   STATE/ZIP : NJ  08638
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,259.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,316.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.73000
    ----------------------------------------------------------------
0   0031112964     MORTGAGORS: TURNER               KRYSTAL
                               TURNER               ESTA
    REGION CODE    ADDRESS   : 1348 MAGNOLIA
        01         CITY      :    REDLANDS
                   STATE/ZIP : CA  92373
    MORTGAGE AMOUNT :   286,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,773.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,715.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.80100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,273,450.00
                                P & I AMT:     11,832.50
                                UPB AMT:   1,261,844.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           64
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031113210     MORTGAGORS: CHIRAYIL             THOMAS
                               CHIRAYIL             RUBY
    REGION CODE    ADDRESS   : 1005 S. DESPLAINES RD.,#506,
        01         CITY      :    FOREST PARK
                   STATE/ZIP : IL  60130
    MORTGAGE AMOUNT :    36,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     36,291.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       340.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031114812     MORTGAGORS: WALSH                ROBERT
                               WALSH                RENEE
    REGION CODE    ADDRESS   : 176 SPOONWOOD ROAD
        01         CITY      :    WILTON
                   STATE/ZIP : CT  06897
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,209.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,211.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 64.08200
    ----------------------------------------------------------------
0   0031115777     MORTGAGORS: MOORE                THOMAS
                               MOORE                PATRICIA
    REGION CODE    ADDRESS   : 68 ABBOTT ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,854.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,449.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 51.72400
    ----------------------------------------------------------------
0   0031116338     MORTGAGORS: LOPEZ                CECILIO
                               LOPEZ                MARIA
    REGION CODE    ADDRESS   : 3850 SW 128 AVENUE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33175
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,856.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,219.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.46800
    ----------------------------------------------------------------
0   0031116544     MORTGAGORS: MINER                PETERE
                               FREY                 CRAIG
    REGION CODE    ADDRESS   : 566 VAN BUREN STREET
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   575,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    575,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,208.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 52.27272
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,584,400.00
                                P & I AMT:     14,429.80
                                UPB AMT:   1,580,211.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           65
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031118508     MORTGAGORS: O'SULLIVAN           MARILYN

    REGION CODE    ADDRESS   : 7689 SANTA MARGHERITA WAY
        01         CITY      :    NAPLES
                   STATE/ZIP : FL  34109
    MORTGAGE AMOUNT :   347,585.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,585.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,197.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98000
    ----------------------------------------------------------------
0   0031119738     MORTGAGORS: STERLING             JOHN
                               STERLING             EILEEN
    REGION CODE    ADDRESS   : 5600 NORTH KNOX AVENUE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60646
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,083.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,759.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.28900
    ----------------------------------------------------------------
0   0031120405     MORTGAGORS: HANOWELL             ERNEST
                               HANOWELL             SUSAN
    REGION CODE    ADDRESS   : 10905 GLEN ROAD
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,679.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031120421     MORTGAGORS: MAHONEY              JOHN
                               MAHONEY              LUCINDA
    REGION CODE    ADDRESS   : 38 TWIN LAKES DRIVE
        01         CITY      :    WATERFORD
                   STATE/ZIP : CT  06385
    MORTGAGE AMOUNT :   246,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,266.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031121395     MORTGAGORS: JOGANIC              EDWARD
                               JOGANIC              ROSEMARY
    REGION CODE    ADDRESS   : 4550 N MULE CROSSING
        01         CITY      :    FLAGSTAFF
                   STATE/ZIP : AZ  86001
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,088.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,645.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,585,985.00
                                P & I AMT:     14,548.72
                                UPB AMT:   1,584,157.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           66
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031121551     MORTGAGORS: COROMINAS            JOSE

    REGION CODE    ADDRESS   : 15955 S.W. 9TH STREET
        01         CITY      :    PEMBROKE PINE
                   STATE/ZIP : FL  33027
    MORTGAGE AMOUNT :   241,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,878.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,256.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.49300
    ----------------------------------------------------------------
0   0031123938     MORTGAGORS: JABLONSKI            THOMAS
                               JABLONSKI            KATHLEEN
    REGION CODE    ADDRESS   : 142 CONSTITUTION WAY
        01         CITY      :    BASKING RIDGE
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   227,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,792.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,173.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.07800
    ----------------------------------------------------------------
0   0031124183     MORTGAGORS: VIDELEFSKY           SEARLE
                               VIDELEFSKY           RENEE
    REGION CODE    ADDRESS   : 4620 ROVER BOTTOM DRIVE
        01         CITY      :    NORCROSS
                   STATE/ZIP : GA  30092
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,900.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,861.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 67.55500
    ----------------------------------------------------------------
0   0031124522     MORTGAGORS: LANG                 JOSEPH
                               LANG                 KATHLEEN
    REGION CODE    ADDRESS   : 483 WALL STREET
        01         CITY      :    FORT BRAGG
                   STATE/ZIP : CA  95437
    MORTGAGE AMOUNT :   118,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    117,782.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,098.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031126840     MORTGAGORS: GREEN                MICHAEL
                               GREEN                THERESA
    REGION CODE    ADDRESS   : 2214 PORT CARLISLE  PLACE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,162.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,759.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.57100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,191,550.00
                                P & I AMT:     11,150.26
                                UPB AMT:   1,186,515.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           67
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031127079     MORTGAGORS: CLARK                ROBERT
                               CLARK                CONSTANCE
    REGION CODE    ADDRESS   : 133 INVERNESS LANE
        01         CITY      :    FORT WASHINGTON
                   STATE/ZIP : MD  20744
    MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,499.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,347.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031128077     MORTGAGORS: YANG                 BENJAMIN
                               YANG                 SUSU
    REGION CODE    ADDRESS   : 19241 MAYALL STREET
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91324
    MORTGAGE AMOUNT :   437,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,723.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,144.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.83300
    ----------------------------------------------------------------
0   0031128580     MORTGAGORS: CHEN                 LI CHUN
                               CHEN                 MARGARET
    REGION CODE    ADDRESS   : 41369 DANZON COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   383,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    381,201.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,582.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.09900
    ----------------------------------------------------------------
0   0031128937     MORTGAGORS: BELL                 LARRY
                               BELL                 JILL
    REGION CODE    ADDRESS   : 1022 CHAPEL FORGE COURT
        01         CITY      :    LANCASTER
                   STATE/ZIP : PA  17601
    MORTGAGE AMOUNT :   248,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,048.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,306.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 61.43200
    ----------------------------------------------------------------
0   0031130289     MORTGAGORS: SUTTON               HARLIN
                               SUTTON               CHERYL
    REGION CODE    ADDRESS   : 10200 PINEY BRANCH ROAD
        01         CITY      :    SPOTSYLVANIA
                   STATE/ZIP : VA  22553
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,327.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,558.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,596,550.00
                                P & I AMT:     14,939.10
                                UPB AMT:   1,589,800.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           68
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031130941     MORTGAGORS: SPILATRO             KENNETH
                               SPILATRO             LAURA
    REGION CODE    ADDRESS   : 210 HOLLAND ROAD
        01         CITY      :    BEDMINSTER
                   STATE/ZIP : NJ  07921
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,036.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,025.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.22200
    ----------------------------------------------------------------
0   0031134083     MORTGAGORS: TUCKER               MARK
                               TUCKER               MARY
    REGION CODE    ADDRESS   : 328 CREEKSHIRE
        01         CITY      :    SIGNAL MOUNTAIN
                   STATE/ZIP : TN  37377
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,769.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.24900
    ----------------------------------------------------------------
0   0031134158     MORTGAGORS: HEFFERMAN            JAMES
                               HEFFERMAN            MONA
    REGION CODE    ADDRESS   : 22784 HIGHWAY 6 UNIT 2613
        01         CITY      :    KEYSTONE
                   STATE/ZIP : CO  80435
    MORTGAGE AMOUNT :   218,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,216.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031134224     MORTGAGORS: WILLIS               JOSEPH
                               WILLIS               TERRI
    REGION CODE    ADDRESS   : 17741 QUELAH LANE (AKA #10)
        01         CITY      :    SUNRIVER
                   STATE/ZIP : OR  97007
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,610.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,576.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031134307     MORTGAGORS: YU                   OLIVER
                               YU                   DIANA
    REGION CODE    ADDRESS   : 205 WILLESDEN DRIVE
        01         CITY      :    CARY
                   STATE/ZIP : NC  27513
    MORTGAGE AMOUNT :   398,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,083.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,664.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.88900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,876,550.00
                                P & I AMT:     17,440.25
                                UPB AMT:   1,865,717.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           69
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031134869     MORTGAGORS: MALMSTROM            R. DEAN
                               MALMSTROM            ANICK
    REGION CODE    ADDRESS   : 4918 DAVIS DRIVE
        01         CITY      :    DOYLESTOWN
                   STATE/ZIP : PA  18901
    MORTGAGE AMOUNT :   258,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,974.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,308.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 94.10900
    ----------------------------------------------------------------
0   0031135924     MORTGAGORS: KRATZ                ROGER
                               KRATZ                JENNIFER
    REGION CODE    ADDRESS   : 1805 S SHORE DR
        01         CITY      :    DELAVAN
                   STATE/ZIP : WI  53115
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,317.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0031136146     MORTGAGORS: SHIM                 JEAN

    REGION CODE    ADDRESS   : 800 S. KENISTON AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90005
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,038.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,897.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.47800
    ----------------------------------------------------------------
0   0031136211     MORTGAGORS: MEHAFFEY             HAROLD
                               MEHAFFEY             JULIE
    REGION CODE    ADDRESS   : 13731 BERKSHIRE LANE NORTH
        01         CITY      :    DAYTON
                   STATE/ZIP : MN  55327
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,690.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.06900
    ----------------------------------------------------------------
0   0031137144     MORTGAGORS: JIN                  MARY

    REGION CODE    ADDRESS   : 13048 CAMINITO ANGELICO
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   181,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    180,846.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 74.98966
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,302,200.00
                                P & I AMT:     11,882.48
                                UPB AMT:   1,299,858.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           70
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031137318     MORTGAGORS: RAY                  SUBIR

    REGION CODE    ADDRESS   : 32 NEWPORT DRIVE
        01         CITY      :    PRINCETON JUNCTION
                   STATE/ZIP : NJ  08550
    MORTGAGE AMOUNT :   291,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,071.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,595.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031141344     MORTGAGORS: SIT                  CHI-MAN
                               WU                   ELSIE
    REGION CODE    ADDRESS   : 16089 CAMINITO DE LINDA
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   132,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    131,242.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,271.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031141385     MORTGAGORS: KNAEPS               MARK
                               KNAEPS               CAROL
    REGION CODE    ADDRESS   : 1127 BERKSHIRE LANE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,073.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,295.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 54.38200
    ----------------------------------------------------------------
0   0031141534     MORTGAGORS: LA FETRA             BRUCE
                               LA FETRA             DEBORAH
    REGION CODE    ADDRESS   : 981 LORNE WAY
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,242.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,688.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031141906     MORTGAGORS: FORTUNATO            ROBERT
                               FORTUNATO            SHARON
    REGION CODE    ADDRESS   : 30 CARRINGTON DRIVE
        01         CITY      :    GREENWICH
                   STATE/ZIP : CT  06831
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,033.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,966.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 25.39600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,275,000.00
                                P & I AMT:     11,816.34
                                UPB AMT:   1,268,664.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           71
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031142268     MORTGAGORS: CROSS                JIM
                               CROSS                LYNN
    REGION CODE    ADDRESS   : 1769 PARK RIDGE POINTE UNIT #2
        01         CITY      :    PARK RIDGE
                   STATE/ZIP : IL  60068
    MORTGAGE AMOUNT :   234,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,861.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,204.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98200
    ----------------------------------------------------------------
0   0031144488     MORTGAGORS: BRUNOSKI             THOMAS
                               BRUNOSKI             JOSEPHINE
    REGION CODE    ADDRESS   : 4 IVY KNOLL
        01         CITY      :    WESTPORT
                   STATE/ZIP : CT  06880
    MORTGAGE AMOUNT :   577,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    575,793.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,435.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031144702     MORTGAGORS: KAMEL                MESHEL
                               KAMEL                ISIS
    REGION CODE    ADDRESS   : 8775 CHAUCER BLUD
        01         CITY      :    BROADVIEW HTS
                   STATE/ZIP : OH  44147
    MORTGAGE AMOUNT :   124,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    123,108.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,114.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 50.81900
    ----------------------------------------------------------------
0   0031144967     MORTGAGORS: NIXEN                MICHAEL

    REGION CODE    ADDRESS   : 70 CHANDON
        01         CITY      :    NEWPORT COAST AREA
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,919.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,195.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.82600
    ----------------------------------------------------------------
0   0031145600     MORTGAGORS: VILLAR               JOSEPH
                               LAMUG-VILLAR         MARIETTA
    REGION CODE    ADDRESS   : 16902 COTTONWOOD WAY
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77059
    MORTGAGE AMOUNT :   236,316.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,396.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,258.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/11
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,522,066.00
                                P & I AMT:     14,208.74
                                UPB AMT:   1,497,079.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           72
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031145949     MORTGAGORS: COLE                 JAMES
                               RUCHHOFT             ELIZABETH
    REGION CODE    ADDRESS   : 5195 CATALPA CREEK DRIVE
        01         CITY      :    CINCINNATI
                   STATE/ZIP : OH  45242
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,244.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 88.60700
    ----------------------------------------------------------------
0   0031147416     MORTGAGORS: HASKETT              ANTHONY

    REGION CODE    ADDRESS   : 1437 NORTH HARDING AVE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91104
    MORTGAGE AMOUNT :   203,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    202,382.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.07600
    ----------------------------------------------------------------
0   0031148778     MORTGAGORS: GARIBALDI            DOUGLASS

    REGION CODE    ADDRESS   : 50 GRAYSTONE TERRACE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    598,167.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,519.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031148919     MORTGAGORS: LEE                  JUNG
                               LEE                  SUN
    REGION CODE    ADDRESS   : 19535 QUICKSILVER LANE
        01         CITY      :    ROWLAND HEIGHTS
                   STATE/ZIP : CA  91748
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,275.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,224.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 85.71428
    ----------------------------------------------------------------
0   0031149875     MORTGAGORS: KAPOOR               VIRINDER
                               KAPOOR               PUSHPAK
    REGION CODE    ADDRESS   : 1823 PEPPER TREE COURT
        01         CITY      :    SUGARLAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   173,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    172,726.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,606.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,566,250.00
                                P & I AMT:     14,520.31
                                UPB AMT:   1,562,551.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           73
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031150444     MORTGAGORS: TARPINIAN            ARSHAG
                               TARPINIAN            TAKOUHI
    REGION CODE    ADDRESS   : 8 IRIS COURT
        01         CITY      :    OLD TAPPAN
                   STATE/ZIP : NJ  07675
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,176.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031150642     MORTGAGORS: CANNON               MARK
                               CANNON               SUSAN
    REGION CODE    ADDRESS   : 548 WAYLAND AVENUE
        01         CITY      :    KENILWORTH
                   STATE/ZIP : IL  60043
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,998.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.92100
    ----------------------------------------------------------------
0   0031150766     MORTGAGORS: NEWMERZYCKYJ         HELEN
                               NEWMERZYCKYJ         MYCHAIL
    REGION CODE    ADDRESS   : 24 NORTH COURT
        01         CITY      :    CLIFTON
                   STATE/ZIP : NJ  07013
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,181.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,655.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031151152     MORTGAGORS: SMITH                EUGENE

    REGION CODE    ADDRESS   : 33305 BARBER ROAD
        01         CITY      :    AGUA DULCE
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   318,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,070.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,016.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 46.08600
    ----------------------------------------------------------------
0   0031151723     MORTGAGORS: PARK                 BRAD
                               PARK                 HELEN
    REGION CODE    ADDRESS   : 5530 EMERYWOOD DR
        01         CITY      :    BUENA PARK
                   STATE/ZIP : CA  90621
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    546,630.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,059.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.34200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,811,500.00
                                P & I AMT:     16,907.09
                                UPB AMT:   1,806,383.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           74
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031151806     MORTGAGORS: BROWN                JAMES
                               BROWN                THERESA
    REGION CODE    ADDRESS   : 1061 RIVERSIDE DRIVE
        01         CITY      :    WATKINSVILLE
                   STATE/ZIP : GA  30677
    MORTGAGE AMOUNT :   349,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,910.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,161.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.43100
    ----------------------------------------------------------------
0   0031151814     MORTGAGORS: MASSA                GARY

    REGION CODE    ADDRESS   : 2825 PLAZA DEL AMO # 183
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   266,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,416.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,508.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.38200
    ----------------------------------------------------------------
0   0031155021     MORTGAGORS: ANDERSON-DANA        BRUCE
                               ANDERSON-DANA        LOUISE
    REGION CODE    ADDRESS   : 2209 NE BRAZEE STREET
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97212
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,103.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,802.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 56.60300
    ----------------------------------------------------------------
0   0031158934     MORTGAGORS: FRYER                KIRT
                               FRYER                JILL
    REGION CODE    ADDRESS   : 7919 SOUTH BRADEN AVENUE
        01         CITY      :    TULSA
                   STATE/ZIP : OK  74136
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,150.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,951.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031158975     MORTGAGORS: SPEAR                EUGENE
                               SPEAR                REBECCA
    REGION CODE    ADDRESS   : 3485 BELKNAP DRIVE
        01         CITY      :    WEST LINN
                   STATE/ZIP : OR  97068
    MORTGAGE AMOUNT :   427,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,190.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,019.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 66.20100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,658,500.00
                                P & I AMT:     15,443.34
                                UPB AMT:   1,647,772.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           75
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031159940     MORTGAGORS: DAVIS                GERALDINE
                               DAVIS                DONALD
    REGION CODE    ADDRESS   : 3521 RUSTIC LANE
        01         CITY      :    NORTH FORT MEYERS
                   STATE/ZIP : FL  33917
    MORTGAGE AMOUNT :    96,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :     95,918.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       913.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 56.64700
    ----------------------------------------------------------------
0   0031160542     MORTGAGORS: COSTANZA             MARY

    REGION CODE    ADDRESS   : 53 LAKE AVENUE
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02159
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,446.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,513.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 41.40600
    ----------------------------------------------------------------
0   0031160575     MORTGAGORS: COPENHAVER           JOHN
                               COPENHAVER           RUBY
    REGION CODE    ADDRESS   : 2309 TIMBER CREEK CIRCLE
        01         CITY      :    WICHITA
                   STATE/ZIP : KS  67204
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,195.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,132.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.12100
    ----------------------------------------------------------------
0   0031160617     MORTGAGORS: KIM                  YUN
                               KIM                  OAK
    REGION CODE    ADDRESS   : 6910 N LATROBE
        01         CITY      :    SKOKIE
                   STATE/ZIP : IL  60077
    MORTGAGE AMOUNT :   283,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,117.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,668.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.67100
    ----------------------------------------------------------------
0   0031160625     MORTGAGORS: HAGER                CHARLES
                               HAGER                MARGY
    REGION CODE    ADDRESS   : 13649 LAKESIDE PLACE
        01         CITY      :    WILLIS
                   STATE/ZIP : TX  77378
    MORTGAGE AMOUNT :   239,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,430.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,206.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,114,700.00
                                P & I AMT:     10,434.31
                                UPB AMT:   1,105,107.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           76
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031160641     MORTGAGORS: SAXENA               SHAILENDRA
                               SAXENA               SANDHYA
    REGION CODE    ADDRESS   : 16346 UNDERWOOD AVENUE
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68118
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,254.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,669.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031160666     MORTGAGORS: LORAH                KEVIN
                               LORAH                DIANE
    REGION CODE    ADDRESS   : 37 WAVERLY DRIVE
        01         CITY      :    HUMMELSTOWN
                   STATE/ZIP : PA  17036
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,999.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,012.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.26800
    ----------------------------------------------------------------
0   0031160674     MORTGAGORS: BRANNOCK             EDWARD
                               BRANNOCK             VIRGINIA
    REGION CODE    ADDRESS   : 1232 HUDSON ROAD
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MD  21613
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,766.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,271.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 48.95100
    ----------------------------------------------------------------
0   0031161961     MORTGAGORS: POTTER               JOHN
                               POTTER               MARILYN
    REGION CODE    ADDRESS   : 952 APOLLO WAY
        01         CITY      :    INCLINE VILLAGE
                   STATE/ZIP : NV  89450
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,987.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,966.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.72500
    ----------------------------------------------------------------
0   0031162183     MORTGAGORS: CULLEN               WALTER
                               CULLEN               MARY
    REGION CODE    ADDRESS   : 36 NEWBURY ROAD
        01         CITY      :    IPSWICH
                   STATE/ZIP : MA  01938
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    100,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       877.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 43.66800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,283,000.00
                                P & I AMT:     11,798.58
                                UPB AMT:   1,272,008.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           77
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031162829     MORTGAGORS: WEBER                ROBERT
                               WEBER                KAREN
    REGION CODE    ADDRESS   : 571 BERWYN-BAPTIST ROAD
        01         CITY      :    DEVON
                   STATE/ZIP : PA  19333
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,035.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.75000
    ----------------------------------------------------------------
0   0031164163     MORTGAGORS: GUPTA                ASHOK
                               GUPTA                UMA
    REGION CODE    ADDRESS   : 13516 PARKER STREET
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68154
    MORTGAGE AMOUNT :   241,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,113.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,239.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031164411     MORTGAGORS: BECK                 ALAN
                               BECK                 SUSAN
    REGION CODE    ADDRESS   : 1237 BURR OAKS DRIVE
        01         CITY      :    WEST DES MOINES
                   STATE/ZIP : IA  50266
    MORTGAGE AMOUNT :   455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    451,120.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,089.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.93900
    ----------------------------------------------------------------
0   0031164452     MORTGAGORS: CHANG                HSIAO-HUI
                               LIU                  JEN-WEN
    REGION CODE    ADDRESS   : 12873 WILLIAMS MEADOW COURT
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  22071
    MORTGAGE AMOUNT :   233,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,854.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,083.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031164528     MORTGAGORS: REANEY               JAMES

    REGION CODE    ADDRESS   : 1180 SOUTH HIDDEN BROOK TRAIL
        01         CITY      :    PALATINE
                   STATE/ZIP : IL  60067
    MORTGAGE AMOUNT :   270,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,961.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,525.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 65.95100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,530,600.00
                                P & I AMT:     13,974.35
                                UPB AMT:   1,522,050.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           78
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031164536     MORTGAGORS: SINGER               RICHARD

    REGION CODE    ADDRESS   : 1329 HOLLOW COVE ROAD
        01         CITY      :    LOWER MERION
                   STATE/ZIP : PA  19072
    MORTGAGE AMOUNT :   562,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    558,862.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,977.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031164569     MORTGAGORS: ZICHICHI             STEVEN

    REGION CODE    ADDRESS   : 108 HOMESTEAD AVENUE
        01         CITY      :    METAIRIE
                   STATE/ZIP : LA  70005
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,549.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,679.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 59.25900
    ----------------------------------------------------------------
0   0031164577     MORTGAGORS: ARMSTRONG            JAMES

    REGION CODE    ADDRESS   : 35 MOORE ST
        01         CITY      :    OCEAN ISLE BEACH
                   STATE/ZIP : NC  28469
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,413.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,382.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.06600
    ----------------------------------------------------------------
0   0031164932     MORTGAGORS: MCAULIFF             STEPHEN
                               MCAULIFF             MARY
    REGION CODE    ADDRESS   : 6801 LISMORE LANE
        01         CITY      :    SPOTSYLVANIA
                   STATE/ZIP : VA  22553
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,603.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.28800
    ----------------------------------------------------------------
0   0031165418     MORTGAGORS: MOORE                WILLIS

    REGION CODE    ADDRESS   : 3801 ROUND HILL ROAD
        01         CITY      :    GREENSBORO
                   STATE/ZIP : NC  27408
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,529.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,207.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 61.53800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,689,500.00
                                P & I AMT:     15,345.17
                                UPB AMT:   1,678,959.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           79
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031165442     MORTGAGORS: MOLDOVAN             NEIL
                               MOLDOVAN             PAULA
    REGION CODE    ADDRESS   : 364 JUNE PLACE
        01         CITY      :    WEST HEMPSTEAD
                   STATE/ZIP : NY  11552
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,369.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,540.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031165459     MORTGAGORS: GILES                WILBUR
                               GILES                PATSY
    REGION CODE    ADDRESS   : 34 CHENAL CIRCLE
        01         CITY      :    LITTLE ROCK
                   STATE/ZIP : AR  72211
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    476,962.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,314.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.11100
    ----------------------------------------------------------------
0   0031165509     MORTGAGORS: HEIST                DWIGHT
                               HEIST                CYNTHIA
    REGION CODE    ADDRESS   : 2984 MT CROSS ROAD
        01         CITY      :    DANVILLE
                   STATE/ZIP : VA  24540
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,434.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
0   0031167174     MORTGAGORS: WONG                 ELAINE
                               WONG                 YUK
    REGION CODE    ADDRESS   : 117- 119 BURGIN PARKWAY
        01         CITY      :    QUINCY
                   STATE/ZIP : MA  02169
    MORTGAGE AMOUNT :    85,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     85,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       965.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/08
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 45.45400
    ----------------------------------------------------------------
0   0031168677     MORTGAGORS: BERNARD              CRYSTAL

    REGION CODE    ADDRESS   : 4509 ST CLAIR AVENUE
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,400.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 63.75000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,342,000.00
                                P & I AMT:     12,485.20
                                UPB AMT:   1,335,767.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           80
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031169485     MORTGAGORS: MAINS                RICHARD
                               SLATER               PATRICIA
    REGION CODE    ADDRESS   : 2548 CEDAR STREET
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,753.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,224.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 37.50000
    ----------------------------------------------------------------
0   0031170137     MORTGAGORS: LIEBERT              BRUCE
                               KELLOGG              JUDITH
    REGION CODE    ADDRESS   : 1905 JUDD HILLSIDE ROAD
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96822
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,959.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,376.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 44.50000
    ----------------------------------------------------------------
0   0031170475     MORTGAGORS: LEE                  SAMUEL
                               LEE                  MARY
    REGION CODE    ADDRESS   : 33 AMHERST DRIVE
        01         CITY      :    BERNARDS TOWNSHIP
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,667.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.45200
    ----------------------------------------------------------------
0   0031172232     MORTGAGORS: CHRISTENSEN          G
                               CHRISTENSEN          DEBRA
    REGION CODE    ADDRESS   : 5812 HIDDEN LANE
        01         CITY      :    EDINA
                   STATE/ZIP : MN  55436
    MORTGAGE AMOUNT :   321,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,952.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.88400
    ----------------------------------------------------------------
0   0031172661     MORTGAGORS: KALAI                BASHAR
                               KALAI                BRIGITTE
    REGION CODE    ADDRESS   : 2812 NOTTINGHAM
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77005
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,442.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.16600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,587,000.00
                                P & I AMT:     14,664.21
                                UPB AMT:   1,581,713.07

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           81
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031173156     MORTGAGORS: ALLMAN               CHARLES
                               ALLMAN               DONNA
    REGION CODE    ADDRESS   : 67 HILLSIDE DRIVE
        01         CITY      :    CARLISLE
                   STATE/ZIP : MA  01741
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,555.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,148.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.78400
    ----------------------------------------------------------------
0   0031173206     MORTGAGORS: HAYES                ERNEST
                               HAYES                GWENDOLYN
    REGION CODE    ADDRESS   : 1300 REMINGTON ROAD
        01         CITY      :    WYNNEWOOD
                   STATE/ZIP : PA  19096
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,169.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,549.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.32400
    ----------------------------------------------------------------
0   0031173248     MORTGAGORS: KOWELL               ROSE ANN

    REGION CODE    ADDRESS   : 1385 WIKIUP DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,468.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031173271     MORTGAGORS: SEDER                JAMES
                               SEDER                LINDA
    REGION CODE    ADDRESS   : 219 OLD FARM ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02159
    MORTGAGE AMOUNT :   511,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    508,351.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,741.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.91400
    ----------------------------------------------------------------
0   0031173305     MORTGAGORS: VASSALLUZZO          CHRISTOPHER
                               MORRONE              DIANE
    REGION CODE    ADDRESS   : 442 ASHLEY COURT
        01         CITY      :    WRIGHTSTOWN
                   STATE/ZIP : PA  18940
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,937.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,599.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.01827
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,766,450.00
                                P & I AMT:     16,338.43
                                UPB AMT:   1,748,481.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           82
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031173321     MORTGAGORS: MICHELS              DANIEL

    REGION CODE    ADDRESS   : 3436 SIEMS COURT
        01         CITY      :    ARDEN HILLS
                   STATE/ZIP : MN  55112
    MORTGAGE AMOUNT :   406,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,485.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,706.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.66600
    ----------------------------------------------------------------
0   0031173362     MORTGAGORS: CHAVES               JASON
                               CHAVES               DEBORAH
    REGION CODE    ADDRESS   : 25 SHERBROOK DRIVE
        01         CITY      :    ROCKAWAY
                   STATE/ZIP : NJ  07866
    MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,471.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,131.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.34600
    ----------------------------------------------------------------
0   0031173412     MORTGAGORS: KAM                  STEVE
                               KAM                  JEAN
    REGION CODE    ADDRESS   : 28001 ARASTRADERO ROAD
        01         CITY      :    LOS ALTOS HILLS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    646,146.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,118.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 34.66600
    ----------------------------------------------------------------
0   0031173453     MORTGAGORS: GALLAGHER            THOMAS
                               GALLAGHER            AMY
    REGION CODE    ADDRESS   : 601 RIVER ROAD
        01         CITY      :    YARDLEY
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,602.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,736.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
0   0031173511     MORTGAGORS: HELLNER              RALPH
                               HELLNER              SUN
    REGION CODE    ADDRESS   : 637 PENDLETON LAKE ROAD
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27614
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,142.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,738.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.41500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,995,000.00
                                P & I AMT:     18,431.17
                                UPB AMT:   1,982,848.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           83
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031173560     MORTGAGORS: SIEBER               STEVEN
                               SIEBER               CLAUDIA
    REGION CODE    ADDRESS   : 18 BENNETTS BRIDGE ROAD
        01         CITY      :    NEWTON (SANDY HOOK)
                   STATE/ZIP : CT  06842
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,456.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,318.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.36300
    ----------------------------------------------------------------
0   0031173594     MORTGAGORS: STONE                GREGORY
                               STONE                CARA
    REGION CODE    ADDRESS   : 6431 TRAFALGAR DRIVE
        01         CITY      :    CANTON
                   STATE/ZIP : MI  48187
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,273.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.77400
    ----------------------------------------------------------------
0   0031173727     MORTGAGORS: HASKELL              BARRY
                               HASKELL              REGINA
    REGION CODE    ADDRESS   : 84 HUNT DRIVE
        01         CITY      :    JERICHO
                   STATE/ZIP : NY  11753
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,888.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,286.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031174097     MORTGAGORS: POWELL               GINNY
                               MC CLINTICK          PAUL
    REGION CODE    ADDRESS   : 4336 LOMBARD AVENUE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   359,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,927.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,353.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.95500
    ----------------------------------------------------------------
0   0031175847     MORTGAGORS: RUEGG                MARCEL
                               RUEGG                PAMELA
    REGION CODE    ADDRESS   : 1046 DEVONSHIRE DRIVE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,230.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,193.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.25000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,453,000.00
                                P & I AMT:     13,340.62
                                UPB AMT:   1,447,776.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           84
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031175870     MORTGAGORS: SPARKS               ROBERT
                               SPARKS               JULIE
    REGION CODE    ADDRESS   : 2201 PRIVATE RD
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   311,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,314.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,884.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031176241     MORTGAGORS: NORWALK              WILLIAM
                               NORWALK              HILDA
    REGION CODE    ADDRESS   : 250 GUADALUPE TERRACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,805.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,736.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 57.14285
    ----------------------------------------------------------------
0   0031176969     MORTGAGORS: KHANNA               ROHIT
                               KHANNA               DEBRA
    REGION CODE    ADDRESS   : 35 BROOKFIELD ROAD
        01         CITY      :    DOVER
                   STATE/ZIP : MA  02030
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,015.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,979.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 54.16600
    ----------------------------------------------------------------
0   0031176993     MORTGAGORS: YEN                  SAMUEL
                               YEN                  SHU-HUI
    REGION CODE    ADDRESS   : 797 QUEENS HARBOUR BLVD
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32225
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,642.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,170.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.09300
    ----------------------------------------------------------------
0   0031177041     MORTGAGORS: MONTROSS             RONALD
                               MONTROSS             JANICE
    REGION CODE    ADDRESS   : 5300 VARDON WAY
        01         CITY      :    FORT COLLINS
                   STATE/ZIP : CO  80525
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,115.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.63200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,941,200.00
                                P & I AMT:     17,887.14
                                UPB AMT:   1,933,776.91

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           85
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031177090     MORTGAGORS: PHILLIPS             D.
                               PHILLIPS             DONNA
    REGION CODE    ADDRESS   : 43 MEADOW BROOK PLACE
        01         CITY      :    THE WOODLANDS
                   STATE/ZIP : TX  77382
    MORTGAGE AMOUNT :   440,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,040.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,992.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031177231     MORTGAGORS: FUSTAR               MILAN
                               FUSTAR               STANA
    REGION CODE    ADDRESS   : 3434 DOWNING AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,216.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.82400
    ----------------------------------------------------------------
0   0031177470     MORTGAGORS: METZINGER            HANS
                               METZINGER            SONJA
    REGION CODE    ADDRESS   : 407 EAST CLAIRE
        01         CITY      :    PROSPECT HEIGHTS
                   STATE/ZIP : IL  60070
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,209.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,382.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.95800
    ----------------------------------------------------------------
0   0031177538     MORTGAGORS: PAPIANNI             JAMES
                               PAPIANNI             KRISTINA
    REGION CODE    ADDRESS   : 53 VALLEY VIEW ROAD
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,000.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,059.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031177553     MORTGAGORS: PADUA-LAUS           ANGELICA
                               LAUS                 VICTOR
    REGION CODE    ADDRESS   : 897 CALLE LA PRIMAVERA
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,265.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,172.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,535,800.00
                                P & I AMT:     14,149.14
                                UPB AMT:   1,528,732.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           86
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031177918     MORTGAGORS: CLARK                JULIAN
                               CLARK                LORAINE
    REGION CODE    ADDRESS   : 17 O'CONNORS LANE
        01         CITY      :    OLD TAPPAN
                   STATE/ZIP : NJ  07652
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,171.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.17600
    ----------------------------------------------------------------
0   0031178916     MORTGAGORS: LAIRSON              PAUL

    REGION CODE    ADDRESS   : 38660 MEADOW LOOP
        01         CITY      :    NEHALEM
                   STATE/ZIP : OR  97131
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,329.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,703.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 59.37500
    ----------------------------------------------------------------
0   0031178924     MORTGAGORS: OFFENBACHER          ALPANA
                               OFFENBACHER          KARL
    REGION CODE    ADDRESS   : 10814 NANTUCKET TERRACE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    596,324.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,519.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.58800
    ----------------------------------------------------------------
0   0031178932     MORTGAGORS: FALKSON              PETER

    REGION CODE    ADDRESS   : 46 NEWBURY STREET
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02159
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,417.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,466.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 60.68900
    ----------------------------------------------------------------
0   0031178940     MORTGAGORS: HOLLOWAY             MICHAEL
                               HOLLOWAY             BONITA
    REGION CODE    ADDRESS   : 16172 KEYSTONE COURT
        01         CITY      :    LAKEVILLE
                   STATE/ZIP : MN  55044
    MORTGAGE AMOUNT :   304,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,593.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,758.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,903,500.00
                                P & I AMT:     17,618.56
                                UPB AMT:   1,894,665.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           87
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031179203     MORTGAGORS: BURGER               AMADEUS
                               BURGER               OLGA
    REGION CODE    ADDRESS   : 3301 SULKY CIRCLE
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30067
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,632.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.83100
    ----------------------------------------------------------------
0   0031179518     MORTGAGORS: MALONE               JAMES
                               MALONE               KAY
    REGION CODE    ADDRESS   : 60 MIDDLESEX
        01         CITY      :    ST LOUIS
                   STATE/ZIP : MO  63144
    MORTGAGE AMOUNT :   222,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,625.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,026.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 62.18400
    ----------------------------------------------------------------
0   0031179591     MORTGAGORS: SOLHEIM              GLENN
                               SOLHEIM              CAROL
    REGION CODE    ADDRESS   : N2303 WINDWOOD LANE
        01         CITY      :    LAKE GENEVA
                   STATE/ZIP : WI  53147
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,169.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,549.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 28.94700
    ----------------------------------------------------------------
0   0031179757     MORTGAGORS: SAEKS                GARY
                               SAEKS                BARBARA
    REGION CODE    ADDRESS   : 816 BLUESPRING LANE
        01         CITY      :    FRONTENAC
                   STATE/ZIP : MO  63131
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,003.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,670.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.07400
    ----------------------------------------------------------------
0   0031179799     MORTGAGORS: ZAGER                SCOTT

    REGION CODE    ADDRESS   : 413 MARIPOSA DRIVE
        01         CITY      :    SAN BUENAVENTURA
                   STATE/ZIP : CA  93001
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,610.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,107.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.94700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,731,000.00
                                P & I AMT:     15,987.10
                                UPB AMT:   1,724,408.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           88
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031179864     MORTGAGORS: MATTHEW              KENNETH
                               MATTHEW              MYRNA
    REGION CODE    ADDRESS   : 39445 NORTH 107TH WAY
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,003.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,670.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.99300
    ----------------------------------------------------------------
0   0031179955     MORTGAGORS: HENDERSON            TERRANCE
                               HENDERSON            MARY
    REGION CODE    ADDRESS   : 2637 SOUTH SHORE BLVD.
        01         CITY      :    WHITE BEAR TOWNSHIP
                   STATE/ZIP : MN  55110
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,206.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,391.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 61.17600
    ----------------------------------------------------------------
0   0031180375     MORTGAGORS: DAVILA               WILLIAM
                               DAVILA               DOROTHY
    REGION CODE    ADDRESS   : 1145 FALLEN LEAF ROAD
        01         CITY      :    ARCADIA
                   STATE/ZIP : CA  91006
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,025.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.03300
    ----------------------------------------------------------------
0   0031180649     MORTGAGORS: SHOMALI              HAMID
                               SHOMALI              MARJAN
    REGION CODE    ADDRESS   : 3159 MARYOLA COURT
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   293,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,989.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,744.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.31395
    ----------------------------------------------------------------
0   0031180680     MORTGAGORS: BUTTONS              AMY

    REGION CODE    ADDRESS   : 240 IRVING AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91201
    MORTGAGE AMOUNT :   155,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,617.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,458.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 63.26530
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,858,750.00
                                P & I AMT:     17,291.03
                                UPB AMT:   1,851,816.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           89
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031180698     MORTGAGORS: TRAUTHEN             DONALD
                               TRAUTHEN             KAREN
    REGION CODE    ADDRESS   : 401 HELIOTROPE AVENUE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  90731
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,279.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,888.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031180805     MORTGAGORS: BROWN                WENDELL
                               BROWN                IOLA
    REGION CODE    ADDRESS   : 5015 EAST D STREET
        01         CITY      :    TACOMA
                   STATE/ZIP : WA  98404
    MORTGAGE AMOUNT :   214,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    212,643.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 78.03600
    ----------------------------------------------------------------
0   0031181803     MORTGAGORS: THOMAS               CRAIG
                               THOMAS               PAMELA
    REGION CODE    ADDRESS   : 165 VAN WINKLER DRIVE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   445,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    443,670.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,156.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.53100
    ----------------------------------------------------------------
0   0031181902     MORTGAGORS: GARBER               MARK
                               GARBER               CAREY
    REGION CODE    ADDRESS   : 25377 BUTLER ROAD
        01         CITY      :    JUNCTION CITY
                   STATE/ZIP : OR  97448
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,202.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,802.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031183114     MORTGAGORS: NORTH                DAVID
                               NORTH                ELLEN
    REGION CODE    ADDRESS   : 35 HAYGROUND COVE ROAD
        01         CITY      :    WATER MILL
                   STATE/ZIP : NY  11976
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,745.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,170.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 45.16129
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,609,600.00
                                P & I AMT:     15,007.70
                                UPB AMT:   1,600,540.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           90
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031183528     MORTGAGORS: EWERT                ROBERT
                               FRY                  MOIRA
    REGION CODE    ADDRESS   : 781 BRIDGE ROAD
        01         CITY      :    SAN LEANDRO
                   STATE/ZIP : CA  94577
    MORTGAGE AMOUNT :   233,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,198.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.15200
    ----------------------------------------------------------------
0   0031186307     MORTGAGORS: RALSTON              RODNEY
                               RALSTON              SALLY
    REGION CODE    ADDRESS   : 8660 200TH STREET SOUTHWEST
        01         CITY      :    EDMONDS
                   STATE/ZIP : WA  98026
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,271.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031186323     MORTGAGORS: BREMIS               JAMES
                               BREMIS               SOPHIE
    REGION CODE    ADDRESS   : 71 BIRCH HILL ROAD
        01         CITY      :    BELMONT
                   STATE/ZIP : MA  02178
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,417.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,247.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 52.63100
    ----------------------------------------------------------------
0   0031187727     MORTGAGORS: HICKEY               ANN
                               HICKEY               DENNIS
    REGION CODE    ADDRESS   : 246 TAYLOR AVENUE
        01         CITY      :    EASTON
                   STATE/ZIP : PA  18042
    MORTGAGE AMOUNT :   106,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    106,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       948.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031188881     MORTGAGORS: TING                 BOND-YEN
                               TING                 SUE-HWA
    REGION CODE    ADDRESS   : 6238 BANCROFT WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,120.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,649.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 55.92233
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,113,900.00
                                P & I AMT:     10,180.95
                                UPB AMT:   1,109,408.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           91
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031189004     MORTGAGORS: DORNFELD             RICHARD
                               DORNFELD             MARIANNE
    REGION CODE    ADDRESS   : 32 VERNDALE ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02161
    MORTGAGE AMOUNT :   235,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,148.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,749.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/07
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.38461
    ----------------------------------------------------------------
0   0031189392     MORTGAGORS: BOOTH                GEORGE
                               BOOTH                JEANNINE
    REGION CODE    ADDRESS   : 704 MARINER VILLAGE
        01         CITY      :    HURON
                   STATE/ZIP : OH  44839
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,073.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,738.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 50.84700
    ----------------------------------------------------------------
0   0031191190     MORTGAGORS: KELLER               ROBERT
                               KELLER               PAULETTE
    REGION CODE    ADDRESS   : 14211 S.E. 29TH CIRCLE
        01         CITY      :    VANCOUVER
                   STATE/ZIP : WA  98683
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,279.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,171.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.92000
    ----------------------------------------------------------------
0   0031191554     MORTGAGORS: MORALES              ORLANDO

    REGION CODE    ADDRESS   : 60 MAHOGANY COURT
        01         CITY      :    LAKE JACKSON
                   STATE/ZIP : TX  77566
    MORTGAGE AMOUNT :   237,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,143.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,167.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.98400
    ----------------------------------------------------------------
0   0031192008     MORTGAGORS: HSIEH                CHI-HSIN
                               HWANG                HUI-CHIEN
    REGION CODE    ADDRESS   : 335 ASPENRIDGE DRIVE
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,714.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,143.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.83333
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,238,450.00
                                P & I AMT:     11,970.58
                                UPB AMT:   1,232,359.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           92
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031192123     MORTGAGORS: DRAKE                D.
                               POGGETTO-DRAKE       ANDREA
    REGION CODE    ADDRESS   : 27802 RIVER ROAD
        01         CITY      :    CLOVERDALE
                   STATE/ZIP : CA  95425
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,118.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,706.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031193220     MORTGAGORS: MILLENSON            MICHAEL
                               FREEDMAN             AMY
    REGION CODE    ADDRESS   : 600 GRINDAN DRIVE
        01         CITY      :    YARDLEY
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,117.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,658.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.81400
    ----------------------------------------------------------------
0   0031193238     MORTGAGORS: LIU                  CHUNG-KUANG
                               LEE                  MEI-LUN
    REGION CODE    ADDRESS   : 8 WOODHOLLOW DRIVE
        01         CITY      :    MANALAPAN
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,275.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,224.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.43300
    ----------------------------------------------------------------
0   0031193246     MORTGAGORS: PAK                  NANWAI
                               PAK                  LUCILLE
    REGION CODE    ADDRESS   : 25 VANDERBILT DRIVE
        01         CITY      :    LIVINGSTON
                   STATE/ZIP : NJ  07039
    MORTGAGE AMOUNT :   490,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,031.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,542.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.75600
    ----------------------------------------------------------------
0   0031193576     MORTGAGORS: MANNING              SCOTT
                               MANNING              JEAN
    REGION CODE    ADDRESS   : 740 OVERLAKE DRIVE EAST
        01         CITY      :    MEDINA
                   STATE/ZIP : WA  98039
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    418,731.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,893.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 61.76400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,731,000.00
                                P & I AMT:     16,026.11
                                UPB AMT:   1,724,273.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           93
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031193584     MORTGAGORS: SHEA                 RICHARD
                               SHEA                 KAREN
    REGION CODE    ADDRESS   : 14925 59TH PLACE NORTHEAST
        01         CITY      :    BOTHEL
                   STATE/ZIP : WA  98011
    MORTGAGE AMOUNT :   370,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,642.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,463.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.61900
    ----------------------------------------------------------------
0   0031193600     MORTGAGORS: HUNTER               JOHN
                               HUNTER               KATHRYN
    REGION CODE    ADDRESS   : 5128 SCARBOROUGH LANE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75287
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,193.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,428.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.39000
    ----------------------------------------------------------------
0   0031193618     MORTGAGORS: DELUBA               ROY
                               DELUBA               SUE
    REGION CODE    ADDRESS   : 404 TRINITY DRIVE
        01         CITY      :    MISSION
                   STATE/ZIP : TX  78572
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,376.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,437.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.08800
    ----------------------------------------------------------------
0   0031193626     MORTGAGORS: EKLAND-OLSON         SHELDON
                               EKLAND-OLSON         CAROLYN
    REGION CODE    ADDRESS   : 6114 MOUNTAIN VILLA COVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78731
    MORTGAGE AMOUNT :   337,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,377.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,151.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.68100
    ----------------------------------------------------------------
0   0031193634     MORTGAGORS: NIEH                 HENRY
                               NIEH                 SHARON
    REGION CODE    ADDRESS   : 245 SAN LUIS WAY
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94945
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,048.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,920.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.11700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,552,150.00
                                P & I AMT:     14,401.54
                                UPB AMT:   1,545,639.68

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           94
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031193659     MORTGAGORS: SMITH                TERRY
                               SMITH                LAURA
    REGION CODE    ADDRESS   : 375 KELSON DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   306,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,753.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,799.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.16400
    ----------------------------------------------------------------
0   0031193667     MORTGAGORS: NASSIRI              MANUCHEHR
                               NASSIRI              SIMA
    REGION CODE    ADDRESS   : 25781 MAPLE VIEW DRIVE
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,231.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,755.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.83900
    ----------------------------------------------------------------
0   0031194194     MORTGAGORS: JONES                JAMES
                               JONES                CECILIA
    REGION CODE    ADDRESS   : 208 CHADWICK WAY
        01         CITY      :    BENICIA
                   STATE/ZIP : CA  94510
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,972.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,298.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031194301     MORTGAGORS: BAKER                DAVID
                               BAKER                CHERYL
    REGION CODE    ADDRESS   : 12251 BEAR MEADOWS COURT
        01         CITY      :    TRUCKEE
                   STATE/ZIP : CA  96161
    MORTGAGE AMOUNT :   296,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,001.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,751.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031194368     MORTGAGORS: RANZENBERGER         GARY
                               RANZENBERGER         BEVERLY
    REGION CODE    ADDRESS   : 14000 RESERVATION ROAD
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93908
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,521.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,261.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,394,250.00
                                P & I AMT:     12,866.88
                                UPB AMT:   1,387,481.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           95
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031194376     MORTGAGORS: WISNESKI             MITCH
                               WISNESKI             EVELYN
    REGION CODE    ADDRESS   : 3426 CAROLINA STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90731
    MORTGAGE AMOUNT :   270,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,895.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,433.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031194384     MORTGAGORS: MAHAFFEY             MICHAEL
                               MAHAFFEY             MARTHA
    REGION CODE    ADDRESS   : 3175 MARTHIAM DRIVE
        01         CITY      :    RENO
                   STATE/ZIP : NV  89509
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,261.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,708.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.50000
    ----------------------------------------------------------------
0   0031194392     MORTGAGORS: GHERMAN              MICHAEL
                               GHERMAN              SARAH
    REGION CODE    ADDRESS   : 1920 NORTHEAST 193 STREET
        01         CITY      :    NORTH MIAMI BEACH
                   STATE/ZIP : FL  33179
    MORTGAGE AMOUNT :   231,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,600.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,141.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.93000
    ----------------------------------------------------------------
0   0031194400     MORTGAGORS: CLARK                DAVID
                               CLARK                KIMBERLY
    REGION CODE    ADDRESS   : 12208 NYANZA DRIVE S.W.
        01         CITY      :    LAKEWOOD
                   STATE/ZIP : WA  98499
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    490,659.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,553.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.42400
    ----------------------------------------------------------------
0   0031194418     MORTGAGORS: RENDON               EFRAIN
                               RENDON               LINA
    REGION CODE    ADDRESS   : 4845 SOUTHWEST 78TH STREET
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33143
    MORTGAGE AMOUNT :   371,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,577.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,445.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.43700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,658,450.00
                                P & I AMT:     15,283.30
                                UPB AMT:   1,648,995.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           96
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031194426     MORTGAGORS: HEFLIN               JOSEPH
                               HEFLIN               PAMELA
    REGION CODE    ADDRESS   : 2600 OLD RANCH ROAD
        01         CITY      :    GARDNERVILLE
                   STATE/ZIP : NV  89410
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,101.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,851.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.19400
    ----------------------------------------------------------------
0   0031194665     MORTGAGORS: SERENBETZ            CLAY

    REGION CODE    ADDRESS   : 1412 27TH STREET UNIT 5
        01         CITY      :    NORTH BERGEN
                   STATE/ZIP : NJ  07047
    MORTGAGE AMOUNT :    48,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :     48,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       487.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   250
    LTV :                 63.33900
    ----------------------------------------------------------------
0   0031196975     MORTGAGORS: NELSON               BRIAN
                               NELSON               MELANIE
    REGION CODE    ADDRESS   : 6369 APPIAN WAY
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92506
    MORTGAGE AMOUNT :   313,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,652.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,907.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
0   0031197080     MORTGAGORS: MAVANDADI            IRAJ
                               MAVANDADI            MEHRTAJ
    REGION CODE    ADDRESS   : 4607 FAIRFIELD DRIVE
        01         CITY      :    CORONA DEL MAR
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   553,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    551,647.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,168.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.98924
    ----------------------------------------------------------------
0   0031198732     MORTGAGORS: MALEKZAD             JOHN
                               MALEKZAD             JILA
    REGION CODE    ADDRESS   : 15473 MILBANK STREET
        01         CITY      :    ENCINO
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   349,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,934.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,210.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 88.35400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,574,650.00
                                P & I AMT:     14,625.20
                                UPB AMT:   1,569,085.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           97
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031199524     MORTGAGORS: ARMSBY               ROBERT
                               ARMSBY               MARY
    REGION CODE    ADDRESS   : 23 EL VERANO
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,202.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,802.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 34.88300
    ----------------------------------------------------------------
0   0031199540     MORTGAGORS: HAMILTON             CHARLES
                               HAMILTON             JUDITH
    REGION CODE    ADDRESS   : 8304 144TH AVENUE SE
        01         CITY      :    NEW CASTLE
                   STATE/ZIP : WA  98059
    MORTGAGE AMOUNT :   402,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,145.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,613.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.00000
    ----------------------------------------------------------------
0   0031199698     MORTGAGORS: WILSON               JOE
                               WILSON               VILMA
    REGION CODE    ADDRESS   : 7 AMATO
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   242,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,651.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,212.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031200801     MORTGAGORS: STEVENS              RICHARD
                               STEVENS              CAROLYN
    REGION CODE    ADDRESS   : 4991 HAYRIDE ST
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89129
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,655.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,039.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.86200
    ----------------------------------------------------------------
0   0031200819     MORTGAGORS: VESSELLA             PETER
                               BARTLING             REBECCA
    REGION CODE    ADDRESS   : 227 CLARENDON ROAD
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   492,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    489,748.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,498.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,657,200.00
                                P & I AMT:     15,166.48
                                UPB AMT:   1,640,403.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           98
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031200876     MORTGAGORS: SCOTTO               FRANK
                               SCOTTO               CYNTHIA
    REGION CODE    ADDRESS   : 20318 REGINA AVENUE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,701.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,140.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 65.88200
    ----------------------------------------------------------------
0   0031200884     MORTGAGORS: SMITH                PHILLIP

    REGION CODE    ADDRESS   : 4811 ABBOTT AVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75205
    MORTGAGE AMOUNT :   468,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    466,555.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,272.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.82600
    ----------------------------------------------------------------
0   0031200892     MORTGAGORS: JONES                RICHARD

    REGION CODE    ADDRESS   : 407 OCCIDENTAL AVENUE
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    452,212.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,185.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.52900
    ----------------------------------------------------------------
0   0031200918     MORTGAGORS: GULUZIAN             NAZARETH
                               GULUZIAN             SETA
    REGION CODE    ADDRESS   : 13319 MEADOW WOOD LANE
        01         CITY      :     LOS ANGELES
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   243,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,726.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,254.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031200934     MORTGAGORS: PHAM                 HOLLY
                               LOC PHAM             PETER
    REGION CODE    ADDRESS   : 116 RODONOVAN DRIVE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,089.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,692.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.64100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,685,200.00
                                P & I AMT:     15,545.98
                                UPB AMT:   1,677,284.91

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:           99
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031200983     MORTGAGORS: ABDELNUR             ROBERTO
                               ABDELNUR             SUSANA
    REGION CODE    ADDRESS   : 6683 CAMINITO HERMITAGE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,970.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,635.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.36500
    ----------------------------------------------------------------
0   0031201007     MORTGAGORS: DONG                 KYUSIK
                               DONG                 JUNG
    REGION CODE    ADDRESS   : 1425 SALAMANCA COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,405.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,484.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 61.57400
    ----------------------------------------------------------------
0   0031201031     MORTGAGORS: HAIGH                STEPHEN
                               HAIGH                ANN
    REGION CODE    ADDRESS   : 1487 COLLEGE AVENUE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,033.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,966.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 47.76100
    ----------------------------------------------------------------
0   0031201056     MORTGAGORS: KENYON               CHARLES
                               KENYON               JOSEFINA
    REGION CODE    ADDRESS   : 17081 WESTPORT DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92649
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,263.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,757.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.76190
    ----------------------------------------------------------------
0   0031201106     MORTGAGORS: LAM                  MICHELLE
                               YIP                  ALEN
    REGION CODE    ADDRESS   : 4493 ALVARADO BLVD
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,269.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,243.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.06400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,621,000.00
                                P & I AMT:     15,087.62
                                UPB AMT:   1,612,942.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          100
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031201130     MORTGAGORS: ADAMS                KOSTA
                               ADAMS                DEANIE
    REGION CODE    ADDRESS   : 4181 FAIR OAKS BOULEVARD
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95864
    MORTGAGE AMOUNT :   399,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    396,582.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,698.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 51.48300
    ----------------------------------------------------------------
0   0031201171     MORTGAGORS: MALLAD               SUSAN

    REGION CODE    ADDRESS   : 506 W OCEAN FRONT
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92661
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,456.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,564.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.10200
    ----------------------------------------------------------------
0   0031201189     MORTGAGORS: SIMONI               JOHN
                               SIMONI               PATRICIA
    REGION CODE    ADDRESS   : 19918 LEMARSH STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,485.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,317.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 38.46100
    ----------------------------------------------------------------
0   0031201197     MORTGAGORS: HEREDIA              THOMAS
                               HEREDIA              PATRICIA
    REGION CODE    ADDRESS   : 18360 SHADOWBROOK WAY
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,970.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,989.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.64700
    ----------------------------------------------------------------
0   0031201205     MORTGAGORS: PARMENTER            ALLEN
                               PARMENTER            MARY
    REGION CODE    ADDRESS   : 1110 ESPLANDE #8
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,009.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,989.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 61.90400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,804,000.00
                                P & I AMT:     16,559.65
                                UPB AMT:   1,795,503.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          101
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031201239     MORTGAGORS: BORDIGIONI           DEAN

    REGION CODE    ADDRESS   : 112 BUENA VISTA TERRACE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94117
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,228.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,753.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.15300
    ----------------------------------------------------------------
0   0031201288     MORTGAGORS: STAGER               REED
                               STAGER               JO ANNE
    REGION CODE    ADDRESS   : 3955 SOUTHWEST MT ADAMS DRIVE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97201
    MORTGAGE AMOUNT :   289,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,609.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,622.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 52.63600
    ----------------------------------------------------------------
0   0031201296     MORTGAGORS: JOHANNSEN            ROBERT
                               JOHANNSEN            GERALDINE
    REGION CODE    ADDRESS   : 427 LODGEPOLE
        01         CITY      :    TRUCKEE
                   STATE/ZIP : CA  96161
    MORTGAGE AMOUNT :   327,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,515.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,035.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.60800
    ----------------------------------------------------------------
0   0031201338     MORTGAGORS: CHENG                DANNY
                               CHENG                CHRISTINE
    REGION CODE    ADDRESS   : 918 CHEHALIS DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,339.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,540.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.88800
    ----------------------------------------------------------------
0   0031201346     MORTGAGORS: KELLETT              CYRIL
                               KELLETT              JOANNE
    REGION CODE    ADDRESS   : 2645 HIGHLAND DR
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   322,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,636.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,013.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.90500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,510,600.00
                                P & I AMT:     13,965.12
                                UPB AMT:   1,501,330.07

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          102
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031201361     MORTGAGORS: GALASKY              STEVEN
                               GALASKY              PAULA
    REGION CODE    ADDRESS   : 9010 N FOOTHILLS MANOR DRIVE
        01         CITY      :    PARADISE VALLEY
                   STATE/ZIP : AZ  85253
    MORTGAGE AMOUNT :   608,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    604,316.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,636.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.60100
    ----------------------------------------------------------------
0   0031201387     MORTGAGORS: COLLEARY             MICHAEL

    REGION CODE    ADDRESS   : 10468 ILONA AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,923.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,125.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 63.30200
    ----------------------------------------------------------------
0   0031201429     MORTGAGORS: JOHNSON              DENNIS
                               JOHNSON              KATHRYN
    REGION CODE    ADDRESS   : 4888 RIVERVISTA PLACE
        01         CITY      :    BOISE
                   STATE/ZIP : ID  83703
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,306.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,902.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 73.88300
    ----------------------------------------------------------------
0   0031201478     MORTGAGORS: TATUM                WAYNE
                               TATUM                JILL
    REGION CODE    ADDRESS   : 600 14TH STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,333.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,549.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 48.24500
    ----------------------------------------------------------------
0   0031201502     MORTGAGORS: LEON                 ANDREW
                               LEON                 GAY
    REGION CODE    ADDRESS   : 105 CHIPPINDALE COURT
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,849.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,596.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 41.62100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,828,000.00
                                P & I AMT:     16,809.62
                                UPB AMT:   1,819,729.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          103
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031201544     MORTGAGORS: THRASHER             KENNETH
                               THRASHER             MARTA
    REGION CODE    ADDRESS   : 11910 SOUTHEAST SOLOMON COURT
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97266
    MORTGAGE AMOUNT :   524,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    522,364.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,746.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.27500
    ----------------------------------------------------------------
0   0031201577     MORTGAGORS: KLEPINGER            LEE
                               KLEPINGER            KATHRYN
    REGION CODE    ADDRESS   : 22618 NE 143RD CT.
        01         CITY      :    WOODINVILLE
                   STATE/ZIP : WA  98072
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,070.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,007.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 60.75400
    ----------------------------------------------------------------
0   0031201585     MORTGAGORS: LAMBROSE             JOHN
                               FITZSIMMONS          LAURA
    REGION CODE    ADDRESS   : 217 ROSEMARY LANE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89107
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,321.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,615.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 88.88800
    ----------------------------------------------------------------
0   0031201593     MORTGAGORS: BORGS                CHRISTIAN
                               CHAYES               JENNIFER
    REGION CODE    ADDRESS   : 3863 EAST OLIVE STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98122
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,376.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,344.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.94736
    ----------------------------------------------------------------
0   0031201601     MORTGAGORS: IGUIDBASHIAN         JOHN
                               IGUIDBASHIAN         CYNTHIA
    REGION CODE    ADDRESS   : 8383 NORTHWEST COPELAND STREET
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97229
    MORTGAGE AMOUNT :   336,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,068.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,095.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.17600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,837,500.00
                                P & I AMT:     16,810.04
                                UPB AMT:   1,771,201.66

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          104
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031201619     MORTGAGORS: TAGMYER              ROBERT
                               TAGMYER              SUSAN
    REGION CODE    ADDRESS   : 7853 SOUTH ARGONNE COURT
        01         CITY      :    AURORA
                   STATE/ZIP : CO  80016
    MORTGAGE AMOUNT :   285,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,552.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,624.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 51.87200
    ----------------------------------------------------------------
0   0031201627     MORTGAGORS: WEIL                 JOHN
                               WEIL                 JANE
    REGION CODE    ADDRESS   : 177 HILLCREST ROAD
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94705
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,129.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,621.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 37.01200
    ----------------------------------------------------------------
0   0031201635     MORTGAGORS: KAREMPUDI            GOVINDA
                               KAREMPUDI            APARNA
    REGION CODE    ADDRESS   : 2167 INCLINE COURT
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   289,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,225.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,685.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.35400
    ----------------------------------------------------------------
0   0031201643     MORTGAGORS: OGDEN                WILLIAM
                               GIBSON               LAURA
    REGION CODE    ADDRESS   : 11211 LACEWOOD RD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77024
    MORTGAGE AMOUNT :   490,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    488,454.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,404.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.40000
    ----------------------------------------------------------------
0   0031201692     MORTGAGORS: ROSE                 JERRY
                               ROSE                 CAROL
    REGION CODE    ADDRESS   : 5261 SUSSEX PLACE
        01         CITY      :    NEWARK
                   STATE/ZIP : CA  94560
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,266.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,556.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,630,000.00
                                P & I AMT:     14,892.18
                                UPB AMT:   1,621,628.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          105
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031201718     MORTGAGORS: BROOKS               ROBERT
                               BROOKS               DIANE
    REGION CODE    ADDRESS   : 2735 HAY LOFT WAY
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,172.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,540.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 87.26100
    ----------------------------------------------------------------
0   0031201734     MORTGAGORS: JUNG                 FRIEDRICH
                               JUNG                 MARGRET
    REGION CODE    ADDRESS   : 61 DOMINICAN DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   331,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,498.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,073.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.34000
    ----------------------------------------------------------------
0   0031201742     MORTGAGORS: GRIMSLEY             WILLIAM

    REGION CODE    ADDRESS   : 100 SAN CARLOS AVENUE
        01         CITY      :    SAUSALITOL
                   STATE/ZIP : CA  94965
    MORTGAGE AMOUNT :   504,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,912.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,636.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 45.81800
    ----------------------------------------------------------------
0   0031201759     MORTGAGORS: SOBHANI              SHARAM
                               SAMADANI             RAMESH
    REGION CODE    ADDRESS   : 13228 PARAMOUNT DRIVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,549.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,679.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.69100
    ----------------------------------------------------------------
0   0031201767     MORTGAGORS: BREUNLING            RANDY
                               BREUNLING            CARLA
    REGION CODE    ADDRESS   : 4004 FREED AVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95117
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,251.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,174.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,749,500.00
                                P & I AMT:     16,103.19
                                UPB AMT:   1,741,384.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          106
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031201783     MORTGAGORS: CHIAPPETTA           MICHAEL
                               CHIAPPETTA           GAY
    REGION CODE    ADDRESS   : 834 MANDANA BOULEVARD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94610
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,278.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,729.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.33300
    ----------------------------------------------------------------
0   0031201791     MORTGAGORS: FERNANDEZ            JEFFREY
                               WINCHELL FERNANDEZ   NANCIE
    REGION CODE    ADDRESS   : 11 SELBORNE DRIVE
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   560,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    556,643.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,231.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.25800
    ----------------------------------------------------------------
0   0031201809     MORTGAGORS: COCKER               RICHARD
                               COCKER               PAM
    REGION CODE    ADDRESS   : 5380 COL DE VARS PLACE NW
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98027
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,346.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,437.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 62.82400
    ----------------------------------------------------------------
0   0031201841     MORTGAGORS: DOWDING              CHARLES
                               CHENG                TERI
    REGION CODE    ADDRESS   : 407 O'KEEFE STREET MENLO PARK AREA
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94025
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,333.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,596.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.08900
    ----------------------------------------------------------------
0   0031201858     MORTGAGORS: ALBEN                LAURALEE
                               FARIS                JAMES
    REGION CODE    ADDRESS   : 317 ARROYO SECO
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,162.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,127.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.71400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,735,000.00
                                P & I AMT:     16,122.81
                                UPB AMT:   1,723,765.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          107
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031202153     MORTGAGORS: COSTA                ANTONIO
                               COSTA                LYNDA
    REGION CODE    ADDRESS   : 1176 PARTRICK ROAD
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,179.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,200.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.55500
    ----------------------------------------------------------------
0   0031202195     MORTGAGORS: MARIHART             LEO
                               MARIHART             MARY
    REGION CODE    ADDRESS   : 22200 LACEY BOULEVARD
        01         CITY      :    LEMOORE
                   STATE/ZIP : CA  93245
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,303.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,595.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031202211     MORTGAGORS: VU                   HAU
                               VU                   THU-VAN
    REGION CODE    ADDRESS   : 344 ORANGE AVENUE #303
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,467.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,345.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.66600
    ----------------------------------------------------------------
0   0031202229     MORTGAGORS: SMITH                RANDALL
                               SLAVITT              DENISE
    REGION CODE    ADDRESS   : 330 WINTERWIND CIRCLE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,515.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,271.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.38400
    ----------------------------------------------------------------
0   0031202237     MORTGAGORS: GIANNOLA             FRANK

    REGION CODE    ADDRESS   : 10895 FURLONG AVENUE
        01         CITY      :    HANFORD
                   STATE/ZIP : CA  93230
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,242.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,688.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.33300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,408,000.00
                                P & I AMT:     13,100.86
                                UPB AMT:   1,398,708.49

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          108
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031202252     MORTGAGORS: HINDI                SAAD
                               HINDI                SAMIA
    REGION CODE    ADDRESS   : 48463 SPOKANE PLACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   226,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,630.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,095.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.66800
    ----------------------------------------------------------------
0   0031202260     MORTGAGORS: HEKMAT               KAMYAR
                               HEKMAT               SHILLA
    REGION CODE    ADDRESS   : 11837 KEARSARGE STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    472,058.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,336.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.06800
    ----------------------------------------------------------------
0   0031202278     MORTGAGORS: VARED                RICHARD
                               VARED                JUDY
    REGION CODE    ADDRESS   : 5 MAGEE COURT
        01         CITY      :    MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   570,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    568,259.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,243.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031202286     MORTGAGORS: GILLEY               JAMES
                               GILLEY               MICHELLE
    REGION CODE    ADDRESS   : 1220 3RD STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,434.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 59.52300
    ----------------------------------------------------------------
0   0031202294     MORTGAGORS: HIRST                CHRISTOPHER
                               HIRST                CHERYL
    REGION CODE    ADDRESS   : 11000 WACHUSETT ROAD
        01         CITY      :    EDMONDS
                   STATE/ZIP : WA  98020
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,420.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,327.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 29.65100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,776,000.00
                                P & I AMT:     16,267.11
                                UPB AMT:   1,766,804.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          109
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031202310     MORTGAGORS: GEAR                 JONATHAN

    REGION CODE    ADDRESS   : 3910 DENSMORE AVE N
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98103
    MORTGAGE AMOUNT :   254,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,023.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,324.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031202328     MORTGAGORS: NEDICK               MITCHELL

    REGION CODE    ADDRESS   : 17201 OAK VIEW DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91316
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,048.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,030.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 60.18600
    ----------------------------------------------------------------
0   0031202336     MORTGAGORS: PYNCHON              DEBRA
                               SANCHEZ              CHRISTOPHER
    REGION CODE    ADDRESS   : 2837 WAVERLEY STREET
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,114.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,667.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 61.70200
    ----------------------------------------------------------------
0   0031202344     MORTGAGORS: MOISAN               MONICA

    REGION CODE    ADDRESS   : 67 OAKMONT AVENUE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,625.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,139.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.17000
    ----------------------------------------------------------------
0   0031202385     MORTGAGORS: MILLAR               DANIEL

    REGION CODE    ADDRESS   : 8454 ISLAND DR S
        01         CITY      :    SEATLLE
                   STATE/ZIP : WA  98118
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,867.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,164.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,660,600.00
                                P & I AMT:     15,327.04
                                UPB AMT:   1,651,680.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          110
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031202393     MORTGAGORS: RUIZ                 MANUEL
                               RUIZ                 VICTORIA
    REGION CODE    ADDRESS   : 19136 OAHU LANE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   510,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    506,943.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,764.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.83300
    ----------------------------------------------------------------
0   0031202419     MORTGAGORS: ANDERSON             STEVEN
                               ANDERSON             ANNA
    REGION CODE    ADDRESS   : 809 RAINTREE COURT WESTLAKE VILLAGE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   272,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,866.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,545.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 85.96200
    ----------------------------------------------------------------
0   0031202443     MORTGAGORS: BOWMAN               DONALD
                               BOWMAN               KANDICE
    REGION CODE    ADDRESS   : 4412 SOUTHWEST COUNCIL CREST DRIVE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97201
    MORTGAGE AMOUNT :   303,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,868.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,772.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031202450     MORTGAGORS: BANTZ                DAVID
                               BANTZ                MARION
    REGION CODE    ADDRESS   : 656 DUNHILL DRIVE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   392,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,519.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,642.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.69500
    ----------------------------------------------------------------
0   0031202476     MORTGAGORS: WINNICK              JEROLD
                               WINNICK              ANDREA
    REGION CODE    ADDRESS   : 24160 PARK CASINO
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    444,186.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,312.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/07
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 61.22400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,929,150.00
                                P & I AMT:     19,036.92
                                UPB AMT:   1,914,385.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          111
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031202500     MORTGAGORS: SAMPLE               FRANK
                               SAMPLE               MICHELLE
    REGION CODE    ADDRESS   : 3535 207TH AVENUE SOUTHEAST
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   472,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    469,699.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,447.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 52.50000
    ----------------------------------------------------------------
0   0031202534     MORTGAGORS: RODMAN               JOHN
                               RODMAN               KELLY
    REGION CODE    ADDRESS   : 3205 STIMSON WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,291.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,289.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.64700
    ----------------------------------------------------------------
0   0031202542     MORTGAGORS: RAGUSE               GORDON
                               RAGUSE               LYNDA
    REGION CODE    ADDRESS   : 8337 EAST LA SENDA DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,792.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,423.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.81500
    ----------------------------------------------------------------
0   0031202567     MORTGAGORS: FRANZEN              MARK
                               FRANZEN              DEBRA
    REGION CODE    ADDRESS   : 34 SUNSET COVE
        01         CITY      :    NEWPORT COAST AREA
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   639,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    635,253.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,060.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.70242
    ----------------------------------------------------------------
0   0031202583     MORTGAGORS: MAHAFFEY             STEPHEN
                               MAHAFFEY             SHERRY
    REGION CODE    ADDRESS   : 4005 BRYN MAWR DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75225
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,135.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,462.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.82100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   2,007,500.00
                                P & I AMT:     18,683.89
                                UPB AMT:   1,994,172.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          112
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031202591     MORTGAGORS: GEORGAKIS            PETER
                               GEORGAKIS            HEATHER
    REGION CODE    ADDRESS   : 5347 UNIVERSITY DRIVE
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93111
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,085.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,858.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.06900
    ----------------------------------------------------------------
0   0031202658     MORTGAGORS: KOKKA                SAM
                               KOKKA                JOANNE
    REGION CODE    ADDRESS   : 2697 BIRCHTREE LANE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,602.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,736.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.96500
    ----------------------------------------------------------------
0   0031202708     MORTGAGORS: CHOW                 JOHN
                               CHOW                 SUSAN
    REGION CODE    ADDRESS   : 2506 22ND AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94116
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,943.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,470.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031202716     MORTGAGORS: FALAMAKI             MOHSEN
                               FALAMAKI             MITRA
    REGION CODE    ADDRESS   : 344 NORTH BUNDY DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,656.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,047.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.77400
    ----------------------------------------------------------------
0   0031202781     MORTGAGORS: CAMPBELL             RICHARD
                               CAMPBELL             KELLI
    REGION CODE    ADDRESS   : 4465 STARWOOD COURT
        01         CITY      :    RENO
                   STATE/ZIP : NV  89509
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,932.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,222.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,753,500.00
                                P & I AMT:     16,336.23
                                UPB AMT:   1,745,221.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          113
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031202799     MORTGAGORS: YOOK                 RICHARD
                               YOOK                 ROBERTA
    REGION CODE    ADDRESS   : 19756 FALCON CREST WAY
        01         CITY      :    NORTHRIDGE AREA, LOS ANGE
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   403,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    401,001.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,683.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.90000
    ----------------------------------------------------------------
0   0031202823     MORTGAGORS: LIMANTZAKIS          JOHN
                               LIMANTZAKIS          POLETTE
    REGION CODE    ADDRESS   : 2828 MAGNOLIA BLVD W
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98199
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    422,368.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,879.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.64900
    ----------------------------------------------------------------
0   0031202831     MORTGAGORS: CORBETT              THOMAS
                               CORBETT              LINDA
    REGION CODE    ADDRESS   : 1243 B STREET
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94952
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,609.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,167.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031202856     MORTGAGORS: WU                   FRANK
                               WU                   CHING-KUEI
    REGION CODE    ADDRESS   : 3736 FAIRLANDS DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,715.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,452.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031202864     MORTGAGORS: FEDER                LARRY
                               FEDER                KAREN
    REGION CODE    ADDRESS   : 5120 VALJEAN AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,172.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,645.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 61.47300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,615,000.00
                                P & I AMT:     14,827.39
                                UPB AMT:   1,605,866.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          114
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031202872     MORTGAGORS: HSIH                 RUN-MAI
                               HSIH                 TEHNING
    REGION CODE    ADDRESS   : 25617 ELENA ROAD
        01         CITY      :    LOS ALTOS HILLS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,970.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,635.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 50.50500
    ----------------------------------------------------------------
0   0031202898     MORTGAGORS: MYERS                GLENFORD
                               HALL                 SHELLEY
    REGION CODE    ADDRESS   : 188 MAHER STREET
        01         CITY      :    CANNON BEACH
                   STATE/ZIP : OR  97110
    MORTGAGE AMOUNT :   325,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,506.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,994.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031202906     MORTGAGORS: RODDEN               JAMES
                               RODDEN               JANIS
    REGION CODE    ADDRESS   : 2114 MANOA ROAD
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96822
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    521,641.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,682.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 52.50000
    ----------------------------------------------------------------
0   0031202914     MORTGAGORS: STAINER              MICHAEL
                               STAINER              JUDITH
    REGION CODE    ADDRESS   : 276 CANDICE COURT
        01         CITY      :    ARROYO GRANDE
                   STATE/ZIP : CA  93420
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,746.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,448.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031202948     MORTGAGORS: MCCLELLEN            JESSE
                               MCCLELLEN            TERRI
    REGION CODE    ADDRESS   : 3013 ST. REGAS DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,351.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,521.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,994,500.00
                                P & I AMT:     18,281.64
                                UPB AMT:   1,982,215.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          115
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031202955     MORTGAGORS: BALAN                RODELIO
                               BALAN                OLIVIA
    REGION CODE    ADDRESS   : 3424 BAGGINS COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95121
    MORTGAGE AMOUNT :   227,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,503.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,096.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.96600
    ----------------------------------------------------------------
0   0031203342     MORTGAGORS: SCHRANK              GORDON
                               SCHRANK              CAROL
    REGION CODE    ADDRESS   : 12 LAKES DRIVE
        01         CITY      :    MIDLAND
                   STATE/ZIP : TX  79705
    MORTGAGE AMOUNT :   242,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,113.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,231.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.31884
    ----------------------------------------------------------------
0   0031203359     MORTGAGORS: NGUYEN               THOMAS
                               VU                   HOA
    REGION CODE    ADDRESS   : 43955 ROSEMERE DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    208,755.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 46.87500
    ----------------------------------------------------------------
0   0031203367     MORTGAGORS: DENNY                PAUL
                               DENNY                PATRICIA
    REGION CODE    ADDRESS   : 2921 SAINT ALBANS DRIVE
        01         CITY      :    ROSSMOOR
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,018.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,795.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.66355
    ----------------------------------------------------------------
0   0031203375     MORTGAGORS: TAYLOR               MICHAEL
                               TAYLOR               CINDY
    REGION CODE    ADDRESS   : 6942 CHURCH CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   357,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,956.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,385.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.32038
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,348,500.00
                                P & I AMT:     12,486.25
                                UPB AMT:   1,342,348.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          116
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031203383     MORTGAGORS: PAI                  SUHAS
                               PAI                  APARNA
    REGION CODE    ADDRESS   : 12187 OAKVIEW WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   302,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,097.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,714.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99756
    ----------------------------------------------------------------
0   0031203409     MORTGAGORS: MOON                 DANIEL
                               MOON                 GRACE
    REGION CODE    ADDRESS   : 19232 MOORSHIRE PLACE
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,093.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,781.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031203417     MORTGAGORS: SMITH                JERRY
                               SMITH                PEGGY
    REGION CODE    ADDRESS   : 5012 HUMMINGBIRD LANE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   282,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,036.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,621.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------
0   0031203425     MORTGAGORS: HIPP                 WILLIAM
                               HIPP                 ANNE
    REGION CODE    ADDRESS   : 40 OLD VERMONT PLACE
        01         CITY      :    ATALNTA
                   STATE/ZIP : GA  30328
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,399.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,529.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 57.14285
    ----------------------------------------------------------------
0   0031203441     MORTGAGORS: GYGAX                MAX
                               GYGAX                MELISSA
    REGION CODE    ADDRESS   : 22 TRUMBULL COURT
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,120.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,649.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 48.81356
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,672,800.00
                                P & I AMT:     15,295.62
                                UPB AMT:   1,664,747.49

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          117
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031203466     MORTGAGORS: WARREN               DAVID
                               WARREN               JACI
    REGION CODE    ADDRESS   : 434 TREMONT AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90814
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,290.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,519.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 81.17647
    ----------------------------------------------------------------
0   0031203482     MORTGAGORS: KRANZBERG            SCOTT
                               KRANZBERG            NANCY
    REGION CODE    ADDRESS   : 350 N. BRENTWOOD BLVD.
        01         CITY      :    ST. LOUIS
                   STATE/ZIP : MO  63105
    MORTGAGE AMOUNT :   321,860.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,888.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,960.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 51.49760
    ----------------------------------------------------------------
0   0031203490     MORTGAGORS: KELLY                ROBERT
                               KELLY                MAUREEN
    REGION CODE    ADDRESS   : 4 PILGRIM ROAD
        01         CITY      :    MARSHFIELD
                   STATE/ZIP : MA  02050
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,221.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,345.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.91891
    ----------------------------------------------------------------
0   0031203540     MORTGAGORS: BRATSCHIE            STEVEN

    REGION CODE    ADDRESS   : 250 PIONEER CLUB RD.
        01         CITY      :    GRAND RAPIDS
                   STATE/ZIP : MI  49506
    MORTGAGE AMOUNT :   333,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,492.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,091.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.52514
    ----------------------------------------------------------------
0   0031203599     MORTGAGORS: HENDERSON            JAMES
                               HENDERSON            STEPHANIE
    REGION CODE    ADDRESS   : 720 HIDEWAY BAY DRIVE
        01         CITY      :    LONGBOAT  KEY
                   STATE/ZIP : FL  34228
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,842.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,423.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,561,360.00
                                P & I AMT:     14,341.01
                                UPB AMT:   1,554,735.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          118
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031204092     MORTGAGORS: KARASEK              DAVID
                               KARASEK              LISA
    REGION CODE    ADDRESS   : 2516 ARBOR CHASE
        01         CITY      :    EDMOND
                   STATE/ZIP : OK  73013
    MORTGAGE AMOUNT :   423,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    422,406.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,897.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.99100
    ----------------------------------------------------------------
0   0031204159     MORTGAGORS: YATZIV               MICHAEL
                               YATZIV               RIVKA
    REGION CODE    ADDRESS   : 12474 WOODSIDE DRIVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,124.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,688.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 48.33333
    ----------------------------------------------------------------
0   0031207558     MORTGAGORS: RANDOLPH             MICHAEL
                               RANDOLPH             MONIQUE
    REGION CODE    ADDRESS   : 1104 VALEWOOD ROAD
        01         CITY      :    TOWSON
                   STATE/ZIP : MD  21286
    MORTGAGE AMOUNT :   254,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,831.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,360.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031207590     MORTGAGORS: LLOYD                STEVEN
                               LLOYD                LINDA
    REGION CODE    ADDRESS   : 7900 WINDSOR KNOLL LANE
        01         CITY      :    LAYTONSVILLE
                   STATE/ZIP : MD  20882
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,228.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,282.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.29049
    ----------------------------------------------------------------
0   0031208168     MORTGAGORS: WIETSTOCK            DIRK
                               WIETSTOCK            CATHLEEN
    REGION CODE    ADDRESS   : 26495 MARSALA WAY
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   299,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,729.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.68400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,517,300.00
                                P & I AMT:     13,957.86
                                UPB AMT:   1,513,589.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          119
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031208507     MORTGAGORS: HUTCHINSON           CHRISTOPHER
                               HUTCHINSON           KATHLEEN
    REGION CODE    ADDRESS   : 339 KINSBERRY DRIVE
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21401
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,250.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.36100
    ----------------------------------------------------------------
0   0031210867     MORTGAGORS: GEARING              PHILIP
                               GEARING              BEVERLY
    REGION CODE    ADDRESS   : 1207 H STREET
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22307
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,242.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,281.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031210917     MORTGAGORS: MEIERHOFER           BECKY
                               MEIERHOFER           ROBIN
    REGION CODE    ADDRESS   : 14036 PIERCE STREET NORTHEAST
        01         CITY      :    HAM LAKE
                   STATE/ZIP : MN  55304
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,148.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,472.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.83300
    ----------------------------------------------------------------
0   0031214240     MORTGAGORS: DEBERRY              JAMES
                               DEBERRY              COLLEEN
    REGION CODE    ADDRESS   : 4165 OLD SCOTCHMAN WAY
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80904
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,974.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,090.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.05800
    ----------------------------------------------------------------
0   0031215114     MORTGAGORS: TOMLIN               ROGER
                               TOMLIN               VALERIE
    REGION CODE    ADDRESS   : 5909 RISING STAR
        01         CITY      :    ELKRIDGE
                   STATE/ZIP : MD  21075
    MORTGAGE AMOUNT :   247,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.82500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,452,750.00
                                P & I AMT:     13,340.27
                                UPB AMT:   1,450,114.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          120
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031219561     MORTGAGORS: HERCEG               GARRY
                               HERCEG               DOROTHY
    REGION CODE    ADDRESS   : 337 WILLOW DRIVE
        01         CITY      :    FELTON
                   STATE/ZIP : CA  95018
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,282.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.93500
    ----------------------------------------------------------------
0   0031219645     MORTGAGORS: TROSPER              ROBERT
                               TROSPER              MARY SUE
    REGION CODE    ADDRESS   : 817 BROWN STREET
        01         CITY      :    HEALDSBURG
                   STATE/ZIP : CA  95448
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,827.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.22000
    ----------------------------------------------------------------
0   0031219710     MORTGAGORS: NG                   YUM
                               CHAN                 NUI
    REGION CODE    ADDRESS   : 230 17TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94121
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,053.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,696.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 40.00000
    ----------------------------------------------------------------
0   0031219736     MORTGAGORS: DOSSEN               EDWARD
                               DOSSEN               PAULA
    REGION CODE    ADDRESS   : 1124 KAITLIN PLACE
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94518
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,400.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031220668     MORTGAGORS: EDGAR                TERENCE
                               EDGAR                ELISA
    REGION CODE    ADDRESS   : 11044 100TH AVENUE NE
        01         CITY      :    KIRKLAND
                   STATE/ZIP : WA  98034
    MORTGAGE AMOUNT :   330,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,944.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 66.04000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,440,200.00
                                P & I AMT:     13,151.19
                                UPB AMT:   1,439,253.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          121
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031220734     MORTGAGORS: BEJAN                LINCOLN
                               BEJAN                JACKLIN
    REGION CODE    ADDRESS   : 1136 JALAND COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    520,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,783.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 54.73600
    ----------------------------------------------------------------
0   0031220767     MORTGAGORS: BOYD                 MICHAEL
                               BOYD                 PAMELA
    REGION CODE    ADDRESS   : 7917 ZANGLE ROAD NE
        01         CITY      :    OLYMPIA
                   STATE/ZIP : WA  98506
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,842.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.74400
    ----------------------------------------------------------------
0   0031222359     MORTGAGORS: GROSFIELD            LARRY
                               GROSFIELD            RUTH
    REGION CODE    ADDRESS   : 15533 WEST 73RD AVENUE
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80007
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,989.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 59.45900
    ----------------------------------------------------------------
0   0031223241     MORTGAGORS: CALCAGNI             ROBERT
                               CALCAGNI             DEBRA
    REGION CODE    ADDRESS   : 6130 PASADENA POINT BOULEVARD
        01         CITY      :    ST PETERSBURG
                   STATE/ZIP : FL  33707
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,215.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,318.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031227028     MORTGAGORS: MONROE               MARK
                               MONROE               HOLLY
    REGION CODE    ADDRESS   : 2926 CAMILLE DRIVE
        01         CITY      :    COLLEGE STATION
                   STATE/ZIP : TX  77845
    MORTGAGE AMOUNT :   290,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,921.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,695.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,703,800.00
                                P & I AMT:     15,629.84
                                UPB AMT:   1,702,137.66

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          122
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031229982     MORTGAGORS: PLOTNICK             BARRY
                               PLOTNICK             VIRGINIA
    REGION CODE    ADDRESS   : 1561 DAIRY ROAD
        01         CITY      :    CHARLOTTESVILLE
                   STATE/ZIP : VA  22903
    MORTGAGE AMOUNT :   125,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    125,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,123.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 56.81800
    ----------------------------------------------------------------
0   0031230659     MORTGAGORS: YAN                  STEPHEN
                               HUI                  JULIE
    REGION CODE    ADDRESS   : 18440 DELENKA LANE
        01         CITY      :    LAKE OSWEGO
                   STATE/ZIP : OR  97034
    MORTGAGE AMOUNT :   341,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,115.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.78500
    ----------------------------------------------------------------
0   0031231756     MORTGAGORS: KEMMERER             DOUGLAS
                               KEMMERER             DEBORAH
    REGION CODE    ADDRESS   : 1738 CREEK VIEW DRIVE
        01         CITY      :    FOGELSVILLE
                   STATE/ZIP : PA  18051
    MORTGAGE AMOUNT :   272,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,427.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,523.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031248354     MORTGAGORS: PHILLIPS             S
                               PHILLIPS             DEAN
    REGION CODE    ADDRESS   : 313 MARYLAND AVENUE
        01         CITY      :    BETHANY BEACH
                   STATE/ZIP : DE  19930
    MORTGAGE AMOUNT :   254,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,380.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 63.71200
    ----------------------------------------------------------------
0   0031248438     MORTGAGORS: BALDINO              VINCENT

    REGION CODE    ADDRESS   : 3501 VENTNOR AVENUE
        01         CITY      :    BOROUGH OF LONGPORT
                   STATE/ZIP : NJ  08403
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,336.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/13
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    5
                                LOAN AMT:   1,245,350.00
                                P & I AMT:     11,479.18
                                UPB AMT:   1,244,527.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/98
    P.O. BOX 5260              TMS AG0004980115  00 01 03
                                PAGE:          123
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0893131847     MORTGAGORS: SKIPP                ROBERT

    REGION CODE    ADDRESS   : 7664    HUNTER LANE
        03         CITY      :    PINELLAS PA
                   STATE/ZIP : FL  34666
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,857.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,466.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/08
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****      NUM OF LOANS:    1
                                LOAN AMT:     376,000.00
                                P & I AMT:      3,466.84
                                UPB AMT:     295,857.42
0                   TOTAL       NUM OF LOANS:  611
                                LOAN AMT: 201,674,789.93
                                P & I AMT:  1,872,897.86
                                UPB AMT: 200,191,449.78

                            EXHIBIT D

                  FORM OF SERVICER'S CERTIFICATE


                     ----------------,  ------
                           (month)        (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                          Series 1998-1


           Pursuant to the Pooling and Servicing Agreement dated as of January 1, 1998 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

      A.  Mortgage Loan Information:

           (1) Aggregate Scheduled Monthly
                 Payments:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (2) Aggregate Monthly Payments
                  received and Monthly Advances
                         made this Month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (3) Aggregate Principal Prepayments in part received and applied in the applicable Prepayment Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (4) Aggregate Principal Prepayments
                 in full received in
                 the applicable Prepayment
                 Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (5) Aggregate Insurance Proceeds
                 (including purchases of
                 Mortgage Loans by primary
                 mortgage insurers) for
                 prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (6) Aggregate Liquidation
                 Proceeds for prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (7) Aggregate Purchase Prices for
                 Defaulted and Modified
                 Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (8) Aggregate Purchase Prices
                 (and substitution adjustments)
                 for Defective Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (9) Pool Scheduled Principal
                 Balance:                                $________

          (10) Available Funds:                          $________

          (11) Realized Losses for
                 prior month:                            $________

          (12) Aggregate Realized
                 Losses and Debt
                 Service Reductions:
                     (a) Deficient Valuations            $________
                     (b) Special Hazard
                           Losses                        $________
                     (c) Fraud Losses                    $________
                     (d) Excess Bankruptcy
                           Losses                        $________
                     (e) Excess Special
                           Hazard Losses                 $________
                     (f) Excess Fraud
                           Losses                        $________
                     (g) Debt Service
                           Reductions                    $________

          (13) Compensating Interest Payment:            $________

          (14) Accrued Certificate Interest,
                 Unpaid Class Interest Shortfalls
                  and Pay-out Rate:

                Class A1      $__________      $__________    ____%
                Class A2      $__________      $__________    ____%
                Class A3      $__________      $__________    ____%
                Class M       $__________      $__________    ____%
                Class B1      $__________      $__________    ____%
                Class B2      $__________      $__________    ____%
                Class B3      $__________      $__________    ____%
                Class B4      $__________      $__________    ____%
                Class B5      $__________      $__________    ____%
                Class R       $__________      $__________    ____%

          (15) Principal distributable:

                Class A1       $__________
                Class A2       $__________
                Class A3       $__________
                Class PO       $__________
                Class M        $__________
                Class B1       $__________
                Class B2       $__________
                Class B3       $__________
                Class B4       $__________
                Class B5       $__________
                Class R        $__________

          (16) Additional distributions to
                 the Class R Certificate
                 pursuant to Section 4.01(b):  $_____________

          (17) Distributions Allocable to
                  Unanticipated Recoveries:

                Class A1     $__________
                Class A2     $__________
                Class A3     $__________
                Class PO     $__________
                Class M      $__________
                Class B1     $__________
                Class B2     $__________
                Class B3     $__________
                Class B4     $__________
                Class B5     $__________
                Class R      $__________


      B.  Other Amounts:

           1. Senior Percentage for such
                Distribution Date:             _____________%

           2. Senior Prepayment Percentage
                for such Distribution Date:    _____________%


           3. Junior Percentage
                for such Distribution Date:    _____________%

           4. Junior Prepayment Percentage
                for such Distribution Date:    _____________%

           5. Class A3 Percentage:             _____________%

           6. Class A3 Prepayment
                Distribution Percentage:       _____________%

           7. Subordinate Certificate
                Writedown Amount for
                such Distribution Date:         $_____________

           8. Prepayment Distribution
                Triggers satisfied:            Yes        No

                Class B1
                Class B2
                Class B3
                Class B4
                Class B5

           9. Base Servicing Fee:              $___________
          10. Supplemental Servicing Fee:      $____________

Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                            EXHIBIT E

       FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
             DEFINITIVE ERISA-RESTRICTED CERTIFICATES



State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
Boston, Massachusetts   02110


      [NAME OF OFFICER] ______________________ hereby certifies that:

      1. That he [she] is [title of officer] _________________ of [name of Investor] _______________________________________ (the
"Investor"), a ________________________ [description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

      2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

      3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee and GE Capital Mortgage Services, Inc., dated as of January 1, 1998, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that (x) such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the

Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

      [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.]

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.



                               _____________________________
                               [name of Investor]


                               By:__________________________
                                  Name:
                                  Title:


      The undersigned hereby
acknowledges that it is holding
and will hold the ERISA-Restricted
Certificates at the exclusive
direction of and as nominee of the
Investor named above.


_______________________________
[name of nominee]


By:____________________________
   Name:
   Title:

                            EXHIBIT F

         FORM OF RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT



STATE OF             )
                     ) ss.:
COUNTY OF            )

           [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

           1. That he [she] is [title of officer] ___________ _____________ of [name of Purchaser] ________________________
_________________ (the "Purchaser"), a _______________________
[description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

           2.   That the Purchaser's Taxpayer Identification
Number is [           ].

           3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Multi-Class Pass-Through Certificates, Series 1998-1.

           4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

           5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc., dated as of January 1, 1998, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

           6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

           7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

           8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

           9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

           10. That the Purchaser (i) is not a Non-U.S. Person or
(ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

           11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

           12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Trust Fund, as applicable, pursuant to the Pooling and Servicing
Agreement.

           IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.



                          _________________________________
                          [name of Purchaser]


                          By:______________________________
                             Name:
                              Title:


           Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


           Subscribed and sworn before me this _____ day of __________, 19__.


NOTARY PUBLIC


______________________________


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.

                            EXHIBIT G

         [LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE]

                        _________________
                               Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

           Re:  GE Capital Mortgage Services, Inc.
                REMIC Multi-Class Pass-Through
                Certificates, Series 1998-1
                __________________________________

Ladies and Gentlemen:
           _______________________ (the "Transferor") has
reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.
                               Very truly yours,


                               ______________________________
                               Name:
                               Title:

                            EXHIBIT H

                 ADDITIONAL SERVICER COMPENSATION



QUALIFIED ADMINISTRATIVE EXPENSES
(Conventional, Non-Conforming Loans)


Assumption Fees                           $550 - $800

Late Charges                              Per Loan Documents

Appraisal/Inspection Fees                 Reasonable and Customary
                                          Charges

Partial Release Fees                      $300

Easements                                 $150

Insufficient Funds Charges                $15

Document Requests (copies of loan
file documents, additional pay-off
quotations, amortization
schedules, payment histories)             $0

Modification Fees                         Reasonable and Customary
                                          Charges

                            EXHIBIT I

                  FORM OF INVESTMENT LETTER FOR
                DEFINITIVE RESTRICTED CERTIFICATES



                                                   ____________________
                                                             Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

                Re:  GE Capital Mortgage Services, Inc.
                  REMIC Multi-Class Pass Through
                   Certificates, Series 1998-1

Ladies and Gentlemen:

      1. The undersigned, a [title of officer] _______________ of [name of Investor] _________________________________________ (the
"Investor"), a ____________________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

      2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. (the "Company"), dated as of January 1, 1998 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

      3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

      4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

      5. The investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) promulgated pursuant to the Securities Act.

      6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

      7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

      8. The Investor hereby indemnifies the Trustee and the Company against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

      [9. The Restricted Certificates shall be registered in the name of _____________________________ as nominee for the
Investor.]

           IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, 19__.


                          __________________________________
                          [name of Investor]


                          By:______________________________
                             Name:
                             Title:


      The undersigned hereby
acknowledges that it is holding
and will hold the Restricted
Certificates at the exclusive
direction of and as nominee of the
Investor named above.

_____________________________
[name of nominee]


By:__________________________
   Name:
   Title:

                            EXHIBIT J

                FORM OF DISTRIBUTION DATE STATEMENT


                     ______________,   ______
                          (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                          Series 1998-1

           Pursuant to the Pooling and Servicing Agreement dated as of January 1, 1998 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

           The amounts below are for a Single Certificate of $1,000:

           (1) Amount of distribution
                 allocable to principal:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________

           (2) Aggregate principal prepayments
                 included in distribution:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________

                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________

           (3) Amount of distribution
                allocable to interest;
                Pay-out Rate:

                     Class A1      $__________      ____%
                     Class A2      $__________      ____%
                     Class A3      $__________      ____%
                     Class M       $__________      ____%
                     Class B1      $__________      ____%
                     Class B2      $__________      ____%
                     Class B3      $__________      ____%
                     Class B4      $__________      ____%
                     Class B5      $__________      ____%
                     Class R       $__________      ____%

           (4) Amount of distribution
               allocable to
               Unanticipated Recoveries:

                     Class A1     $__________  ____%
                     Class A2     $__________  ____%
                     Class A3     $__________  ____%
                     Class PO     $__________  ____%
                     Class M      $__________  ____%
                     Class B1     $__________  ____%
                     Class B2     $__________  ____%
                     Class B3     $__________  ____%
                     Class B4     $__________  ____%
                     Class B5     $__________  ____%
                     Class R      $__________  ____%

           (5) Servicing Compensation:                   $__________

           The amounts below are for the aggregate of all
Certificates:

           (6) Pool Scheduled Principal
                 Balance; number of
                 Mortgage Loans:          $__________     __________

           (7) Class Certificate Principal
                 Balance (or Notional Principal
                 Balance) of each Class;
                 Certificate Principal Balance
                 (or Notional Principal Balance)
                 of Single Certificate of each

                 Class:
                                                       Single
                                                     Certificate
                  Class           Balance             Balance

                Class A1       $__________          $__________
                Class A2       $__________          $__________
                Class A3       $__________          $__________
                Class PO       $__________          $__________
                Class M        $__________          $__________
                Class B1       $__________          $__________
                Class B2       $__________          $__________
                Class B3       $__________          $__________
                Class B4       $__________          $__________
                Class B5       $__________          $__________
                Class R        $__________          $__________

           (8) Book value of real estate acquired on behalf of Certificate- holders; number of related
                  Mortgage Loans:

                                          $___________    _________

          (9) Aggregate Scheduled Principal
                 Balance and number of
                 delinquent Mortgage Loans:

           30-59 days delinquent          $__________    __________
           60-89 days delinquent          $__________    __________
           90 or more days delinquent     $__________    __________
           In foreclosure                 $__________    __________

          (10) Aggregate Scheduled
                 Principal Balance and
                 number of replaced
                 Mortgage Loans:          $__________    __________

          (11) Aggregate Scheduled
                Principal Balance and
                 number of modified
                 Mortgage Loans:          $__________    __________

          (12) Senior Percentage for such
                 Distribution Date:                      __________%

          (13) Senior Prepayment Percentage
                 for such Distribution Date:             __________%

          (14) Class A3 Percentage
                 for such Distribution Date:             __________%

          (15) Class A3 Prepayment Distribution
                 Percentage for such Distribution
                 Date:                                   __________%

          (16) Junior Percentage for
                 such Distribution Date:                 __________%

          (17) Junior Prepayment Percentage
                 for such Distribution Date:             __________%


Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                            EXHIBIT K

                    FORM OF SPECIAL SERVICING
                  AND COLLATERAL FUND AGREEMENT


      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the
"Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Company") and _____________________________ (the "Purchaser").

                      PRELIMINARY STATEMENT

      ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B_ (the "Class B_ Certificates"). The Class B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, 199_ between the Company (in its capacity as servicer thereunder, the "Servicer") and State Street Bank and Trust Company as Trustee.

      ____________________________ or an affiliate thereof
intends to resell all of the Class B_ Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B5 (the "Class B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class B_ Certificates.

                            ARTICLE I

                           DEFINITIONS

      Section 1.01.  Defined Terms.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of
(A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02. Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing
Agreement.

                            ARTICLE II

                   SPECIAL SERVICING PROCEDURES

      Section 2.01.  Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Servicer shall provide to the Purchaser the following notices and reports:

           (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are
      (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

      (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or
(a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

      (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

      Section 2.02.  Purchaser's Election to Delay Foreclosure
Proceedings.

      (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

      (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

      (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Company shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Company) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      Section 2.03.  Purchaser's Election to Commence Foreclosure
Proceedings.

      (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

      (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the

Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04.  Termination.

      (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class B_ Certificates, or
(iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B_ Certificates [or in the Class B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

      (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section
2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

      Section 2.05. Notification. The Purchaser shall promptly notify the Trustee and the Company if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

                           ARTICLE III

                COLLATERAL FUND; SECURITY INTEREST

      Section 3.01. Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Multi-Class Pass-Through Certificates 199_-__ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company on behalf of Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the Section 2.02 or 2.03 hereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

      The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser
(i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or (ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

      Section 3.02. Collateral Fund Permitted Investments. The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Company shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

      Section 3.03. Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

      Section 3.04. Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                            ARTICLE IV

                     MISCELLANEOUS PROVISIONS

      Section 4.01. Amendment. This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

      Section 4.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.03.  Governing Law. This Agreement shall be
construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 4.04. Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

      (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

           GE Capital Mortgage Services, Inc.
           2000 West Loop South
           Suite 1917
           Houston, Texas 77027
           Attention: Mark Pendergrass
           Telephone: (713) 964-4207
           Facsimile: (713) 964-4100

with respect to all other notices pursuant to this Agreement,

           GE Capital Mortgage Services, Inc.
           Three Executive Campus
           Cherry Hill, New Jersey  08002

           Attention:  General Counsel
           Telephone:  (609) 661-6515
           Facsimile:  (609) 661-6875

or such other address as may hereafter be furnished in writing by the Company, or

      (b) in the case of the Purchaser, with respect to notices pursuant to Section 2.01,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

           with respect to all other notices pursuant to this Agreement,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

or such other address as may hereafter be furnished in writing by the Purchaser, or

      (c)  in the case of the Trustee,

           State Street Bank and Trust Company
           Corporate Trust Department
           Two International Place, Fifth Floor
           Boston, Massachusetts  02110
           Attention:  Karen Beard
           Telephone:  (617) 664-5465
           Facsimile:  (617) 664-5367

      Section 4.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 4.06. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

      Section 4.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 4.08. Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

      Section 4.09. Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

      Section 4.10. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

      [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Company and the Purchaser relating to such Class B5 Certificates has been terminated.]

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:________________________________
                                  Name:
                                  Title:


                               [PURCHASER]



                               By:________________________________
                                  Name:
                                  Title:

Acknowledged and agreed to:

STATE STREET BANK AND TRUST COMPANY



By:________________________________
   Name:
   Title:

                            EXHIBIT L


             FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT

           I, _________________________________________, being
duly sworn, do hereby state under oath that:

           1.   I am a duly elected ______________________ of GE
      Capital Mortgage Services, Inc. (the "Company") and am duly authorized to make this affidavit.

           2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Pooling and Servicing Agreement dated as of [date] between the Company, Seller and Servicer, and State Street Bank and Trust Company, Trustee, relating to the Company's REMIC Multi-Class Pass-Through Certificates, Series [____] ("Agreement"). Such Mortgage Loan constitutes a Designated Loan.

           3. The Company is the payee under the following described Mortgage Note ("Mortgage Note") which evidences the obligation of the borrower(s) to repay the Mortgage
      Loan:

                Loan Number: __________________________________

                Mortgage Note Date:_____________________________

                Borrower(s): ___________________________________

                Original Payee (if not the Company): ___________

                Original Amount:________________________________

                Mortgage Rate: _________________________________

                Address of Mortgaged Property: _________________

                ________________________________________________


           4.   The Company is the lawful owner of the Mortgage
Note and has not cancelled, altered, assigned or hypothecated the Mortgage Note.

           5. A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

           6. Attached hereto is a true and correct copy of the Mortgage Note.

           7. The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Agreement.

           8. Without limiting the generality of the rights and remedies of the Trustee contained in the Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations and warranties appearing in Agreement subsections 2.03(a)(ii) (the validity and enforceability of the lien created by the Mortgage Loan) or (x) (no valid offset, defense or counterclaim to any Mortgage Note or Mortgage), the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section 2.03(b) of the Agreement. In addition, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered the Mortgage Note to the Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

           9. In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage
Note to the Trustee.

           10. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

Date: _______________________

                                    ________________________________
                                    (signature)

                                    ________________________________
                                    (print name)

                                    ________________________________
                                    (print title)

State of New Jersey  )
                     )    ss:
                     )

           On this ____________________day of
___________________, 199__, before me appeared
____________________________, to me personally known, who
acknowledged the execution of the foregoing and who, having been duly sworn states that he/she is a/the ______________________________of GE Capital Mortgage Services,
Inc., that any representations therein contained are true, that this Lost Note Affidavit was signed and sealed on behalf of GE Capital Mortgage Services, Inc. and that this Lost Note Affidavit is the free act and deed of GE Capital Mortgage Services, Inc.


                          _____________________________________
                          (Notary Public)


[Notarial Seal]

                            EXHIBIT M


                   SCHEDULE OF DESIGNATED LOANS

                            EXHIBIT N

             SCHEDULE OF PLEDGED ASSET MORTGAGE LOANS